                                                                    EXHIBIT 10.1

                                REVOLVING CREDIT
                                       AND
                               TERM LOAN AGREEMENT

                         Dated as of September 30, 2002

                                      among

                                   BUCA, INC.

                           THE GUARANTORS NAMED HEREIN

                     THE LENDERS LISTED ON SCHEDULE 1 HERETO

                                       and

                  FLEET NATIONAL BANK, as Administrative Agent

                                      with

                  FLEET SECURITIES, INC. as Sole Lead Arranger

                                       and

                       SUNTRUST BANK, as Syndication Agent

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                                TABLE OF CONTENTS

@@

1.   DEFINITIONS AND RULES OF INTERPRETATION.........................................................   1
         1.1.   Definitions..........................................................................   1
         1.2.   Rules of Interpretation..............................................................  24

2.   THE REVOLVING CREDIT FACILITY...................................................................  25
         2.1.   Commitment to Lend...................................................................  25
         2.2.   Commitment Fee.......................................................................  25
         2.3.   Reduction of Total Commitment........................................................  25
         2.4.   The Revolving Credit Notes...........................................................  26
         2.5.   Interest on Revolving Credit Loans...................................................  26
         2.6.   Requests for Revolving Credit Loans..................................................  26
         2.7.   Conversion Options...................................................................  27
                  2.7.1.   Conversion to Different Type of Revolving Credit Loan.....................  27
                  2.7.2.   Continuation of Type of Revolving Credit Loan.............................  27
                  2.7.3.   Eurodollar Rate Loans.....................................................  27
         2.8.   Funds for Revolving Credit Loans.....................................................  28
                  2.8.1.   Funding Procedures........................................................  28
                  2.8.2.   Advances by Administrative Agent..........................................  28

3.   REPAYMENT OF THE REVOLVING CREDIT LOANS.........................................................  29
         3.1.   Maturity.............................................................................  29
         3.2.   Mandatory Repayments of Revolving Credit Loans.......................................  29
         3.3.   Optional Repayments of Revolving Credit Loans........................................  29

4.   THE TERM LOAN...................................................................................  29
         4.1.   Commitment to Lend...................................................................  29
         4.2.   The Term Notes.......................................................................  30
         4.3.   Mandatory Prepayment of Term Loans...................................................  30
                  4.3.1.   Schedule of Installment Payments of Principal of Term Loan................  30
                  4.3.2.   Excess Operating Cash Flow Recapture......................................  30
                  4.3.3.   Proceeds of Certain Events................................................  30
                  4.3.4.   Application of Payments...................................................  31
         4.4.   Optional Prepayment of Term Loan.....................................................  32
         4.5.   Interest on Term Loan................................................................  32
                  4.5.1.   Interest Rates............................................................  32
                  4.5.2.   Notification by Borrower..................................................  32
                  4.5.3.   Amounts, etc..............................................................  33

5.   LETTERS OF CREDIT...............................................................................  33
         5.1.   Letter of Credit Commitments.........................................................  33
                  5.1.1.   Commitment to Issue Letters of Credit.....................................  33
                  5.1.2.   Letter of Credit Applications.............................................  33
                  5.1.3.   Terms of Letters of Credit................................................  33
                  5.1.4.   Reimbursement Obligations of Lenders......................................  34

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                                      -ii-

                  5.1.5.   Participations of Lenders.................................................  34
         5.2.   Reimbursement Obligation of the Borrower.............................................  34
         5.3.   Letter of Credit Payments............................................................  35
         5.4.   Obligations Absolute.................................................................  36
         5.5.   Reliance by Issuer...................................................................  36
         5.6.   Letter of Credit Fee.................................................................  37

6.   CERTAIN GENERAL PROVISIONS......................................................................  37
         6.1.   Fees.................................................................................  37
         6.2.   Funds for Payments...................................................................  37
                  6.2.1.   Payments to Administrative Agent..........................................  37
                  6.2.2.   No Offset, etc............................................................  37
                  6.2.3.   Non-U.S. Lenders..........................................................  38
         6.3.   Computations.........................................................................  39
         6.4.   Inability to Determine Eurodollar Rate...............................................  39
         6.5.   Illegality...........................................................................  40
         6.6.   Additional Costs, etc................................................................  40
         6.7.   Capital Adequacy.....................................................................  41
         6.8.   Certificate..........................................................................  42
         6.9.   Indemnity............................................................................  42
         6.10.  Interest After Default...............................................................  42
                  6.10.1.  Overdue Amounts...........................................................  42
                  6.10.2.  Amounts Not Overdue.......................................................  42
         6.11.  Replacement Lender...................................................................  43

7.   COLLATERAL SECURITY AND GUARANTIES..............................................................  43
         7.1.   Collateral Security..................................................................  43
                  7.1.1.   Security of Borrower......................................................  43
                  7.1.2.   Guaranties and Security of Guarantors.....................................  44
         7.2.   Guaranty.............................................................................  44
                  7.2.1.   Guaranty of Payment and Performance.......................................  44
                  7.2.2.   Guarantors' Agreement to Pay Enforcement Costs, etc.......................  45
                  7.2.3.   Waivers by Guarantors; Lender's Freedom to Act............................  45
                  7.2.4.   Unenforceability of Obligations Against Borrower..........................  46
                  7.2.5.   Subrogation; Subordination................................................  46
                  7.2.6.   Setoff....................................................................  47
                  7.2.7.   No Reliance...............................................................  47
                  7.2.8.   Termination; Reinstatement................................................  47
                  7.2.9.   Successors and Assigns....................................................  48

8.   REPRESENTATIONS AND WARRANTIES..................................................................  48
         8.1.   Corporate Authority..................................................................  48
                  8.1.1.   Incorporation; Good Standing..............................................  48
                  8.1.2.   Authorization.............................................................  48
                  8.1.3.   Enforceability............................................................  48
         8.2.   Governmental Approvals...............................................................  49
         8.3.   Title to Properties; Leases..........................................................  49
         8.4.   Financial Statements and Projections.................................................  49

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                                      -iii-

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
                  8.4.1.   Fiscal Year...............................................................  49
                  8.4.2.   Financial Statements......................................................  49
                  8.4.3.   Projections...............................................................  49
         8.5.   No Material Adverse Changes, etc.....................................................  50
         8.6.   Franchises, Patents, Copyrights, etc.................................................  50
         8.7.   Litigation...........................................................................  50
         8.8.   No Materially Adverse Contracts, etc.................................................  50
         8.9.   Compliance with Other Instruments, Laws, etc.........................................  50
         8.10.  Tax Status...........................................................................  51
         8.11.  No Event of Default..................................................................  51
         8.12.  Holding Company and Investment Company Acts..........................................  51
         8.13.  Absence of Financing Statements, etc.................................................  51
         8.14.  Perfection of Security Interest......................................................  51
         8.15.  Certain Transactions.................................................................  51
         8.16.  Employee Benefit Plans...............................................................  52
                  8.16.1.  In General................................................................  52
                  8.16.2.  Terminability of Welfare Plans............................................  52
                  8.16.3.  Guaranteed Pension Plans..................................................  52
                  8.16.4.  Multiemployer Plans.......................................................  53
         8.17.  Use of Proceeds......................................................................  53
                  8.17.1.  General...................................................................  53
                  8.17.2.  Regulations U and X.......................................................  53
                  8.17.3.  Ineligible Securities.....................................................  53
         8.18.  Environmental Compliance.............................................................  53
         8.19.  Subsidiaries, etc....................................................................  55
         8.20.  Bank Accounts........................................................................  55
         8.21.  Stores...............................................................................  55
         8.22.  Liquor License Entities..............................................................  55
         8.23.  Disclosure...........................................................................  56

9.   AFFIRMATIVE COVENANTS...........................................................................  56
         9.1.   Punctual Payment.....................................................................  56
         9.2.   Maintenance of Office................................................................  56
         9.3.   Records and Accounts.................................................................  56
         9.4.   Financial Statements, Certificates and Information...................................  56
         9.5.   Notices..............................................................................  58
                  9.5.1.   Defaults..................................................................  58
                  9.5.2.   Environmental Events......................................................  59
                  9.5.3.   Notification of Claim against Collateral..................................  59
                  9.5.4.   Notice of Litigation and Judgments........................................  59
                  9.5.5.   Notice of Bank Accounts...................................................  59
                  9.5.6.   Notice of Real Estate.....................................................  60
         9.6.   Legal Existence; Maintenance of Properties...........................................  60
         9.7.   Insurance............................................................................  60
         9.8.   Taxes................................................................................  61
         9.9.   Inspection of Properties and Books, etc..............................................  61
                  9.9.1.   General...................................................................  61

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                                      -iv-

                  9.9.2.   Appraisals................................................................  61
                  9.9.3.   Environmental Assessments.................................................  61
                  9.9.4.   Communications with Accountants...........................................  62
         9.10.  Compliance with Laws, Contracts, Licenses, and Permits...............................  62
         9.11.  Employee Benefit Plans...............................................................  62
         9.12.  Use of Proceeds......................................................................  62
         9.13.  Mortgaged Property; Notice of Leases.................................................  63
         9.14.  Cash Management......................................................................  64
         9.15.  Additional Subsidiaries..............................................................  65
         9.16.  Liquor License Entities..............................................................  65
         9.17.  Environmental Report.................................................................  65
         9.18.  Further Assurances...................................................................  65

10.  CERTAIN NEGATIVE COVENANTS......................................................................  66
         10.1.  Restrictions on Indebtedness.........................................................  66
         10.2.  Restrictions on Liens................................................................. 67
                  10.2.1.  Permitted Liens...........................................................  67
                  10.2.2.  Restrictions on Negative Pledges and Upstream Limitations.................  69
         10.3.  Restrictions on Investments..........................................................  69
         10.4.  Restricted Payments..................................................................  70
         10.5.  Merger, Consolidation and Disposition of Assets......................................  71
                  10.5.1.  Mergers and Acquisitions..................................................  71
                  10.5.2.  Disposition of Assets and Release of Liens................................  72
         10.6.  Sale and Leaseback...................................................................  73
         10.7.  Compliance with Environmental Laws...................................................  73
         10.8.  Employee Benefit Plans...............................................................  74
         10.9.  Fiscal Year..........................................................................  74
         10.10. Transactions with Affiliates.........................................................  74
         10.11. Bank Accounts........................................................................  75
         10.12. Creation or Acquisition of Subsidiaries..............................................  75

11.  FINANCIAL COVENANTS.............................................................................  75
         11.1.  Leverage Ratio.......................................................................  76
         11.2.  Interest Coverage Ratio..............................................................  76
         11.3.  Fixed Charge Ratio...................................................................  76
         11.4.  Consolidated Net Worth...............................................................  76
         11.5.  Capital Expenditures.................................................................  76
                  11.5.1.  Capital Expenditures......................................................  76
                  11.5.2.  Growth Capital Expenditures...............................................  77

12.  CLOSING CONDITIONS............................................................................... 77
         12.1.  Loan Documents.......................................................................  77
         12.2.  Certified Copies of Governing Documents..............................................  77
         12.3.  Corporate or Other Action............................................................  77
         12.4.  Incumbency Certificate...............................................................  77
         12.5.  Validity of Liens....................................................................  78
         12.6.  Perfection Certificates and UCC Search Results.......................................  78
         12.7.  Taxes................................................................................  78

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                                       -v-

         12.8.  Title Insurance......................................................................  78
         12.9.  Landlord Consents....................................................................  78
         12.10. Certificates of Insurance............................................................  78
         12.11. Environmental Due Diligence..........................................................  78
         12.12. Solvency Certificate.................................................................  79
         12.13. Opinion of Counsel...................................................................  79
         12.14. No Material Adverse Change...........................................................  79
         12.15. No Litigation........................................................................  79
         12.16. Consents and Approvals...............................................................  79
         12.17. Financial Statements and Projections.................................................  79
         12.18. Pro Forma Balance Sheet; Sources and Uses............................................  79
         12.19. Closing Date Balances; Availability; Closing Date Consolidated EBITDA................  80
         12.20. Payment of Fees......................................................................  80
         12.21. Payoff Letter........................................................................  80
         12.22. Disbursement Instructions............................................................  80
         12.23. Proceedings and Documents............................................................  80

13.  CONDITIONS TO ALL BORROWINGS....................................................................  80
         13.1.  Representations True; No Event of Default............................................  81
         13.2.  No Legal Impediment..................................................................  81

14.  EVENTS OF DEFAULT; ACCELERATION; ETC............................................................  81
         14.1.  Events of Default and Acceleration...................................................  81
         14.2.  Termination of Commitments...........................................................  84
         14.3.  Remedies.............................................................................  84
         14.4.  Distribution of Collateral Proceeds..................................................  85

15.  THE ADMINISTRATIVE AGENT........................................................................  85
         15.1.  Authorization........................................................................  85
         15.2.  Employees and Agents.................................................................  86
         15.3.  No Liability.........................................................................  86
         15.4.  No Representations...................................................................  86
                  15.4.1.  General...................................................................  86
                  15.4.2.  Closing Documentation, etc................................................  87
         15.5.  Payments.............................................................................  87
                  15.5.1.  Payments to Administrative Agent..........................................  87
                  15.5.2.  Distribution by Administrative Agent......................................  87
                  15.5.3.  Delinquent Lenders........................................................  88
         15.6.  Holders of Notes.....................................................................  88
         15.7.  Indemnity............................................................................  88
         15.8.  Administrative Agent as Lender.......................................................  89
         15.9.  Resignation..........................................................................  89
         15.10. Notification of Defaults and Events of Default.......................................  89
         15.11. Duties in the Case of Enforcement....................................................  89

16.  SUCCESSORS AND ASSIGNS..........................................................................  90
         16.1.  General Conditions...................................................................  90
         16.2.  Assignment and Accessions............................................................  90

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                                      -vi-

                  16.2.1.  Assignments...............................................................  90
                  16.2.2.  Accession by Lenders......................................................  91
         16.3.  Register.............................................................................  92
         16.4.  Participations.......................................................................  92
         16.5.  Payments to Participants.............................................................  92
         16.6.  Miscellaneous Assignment Provisions..................................................  93
         16.7.  Assignee or Participant Affiliated with the Borrower.................................  93
         16.8.  New Notes............................................................................  94

17.   PROVISIONS OF GENERAL APPLICATIONS.............................................................  94
         17.1.  Setoff...............................................................................  94
         17.2.  Expenses.............................................................................  95
         17.3.  Indemnification......................................................................  95
         17.4.  Treatment of Certain Confidential Information........................................  96
                  17.4.1.  Confidentiality...........................................................  96
                  17.4.2.  Prior Notification........................................................  97
                  17.4.3.  Other.....................................................................  97
         17.5.  Survival of Covenants, Etc...........................................................  97
         17.6.  Notices..............................................................................  98
         17.7.  Governing Law........................................................................  98
         17.8.  Headings.............................................................................  99
         17.9.  Counterparts.........................................................................  99
         17.10. Entire Agreement, Etc................................................................  99
         17.11. Waiver of Jury Trial.................................................................  99
         17.12. Consents, Amendments, Waivers, Etc................................................... 100
         17.13. Severability......................................................................... 101

                                    Exhibits

Exhibit A                  Form of Revolving Credit Note
Exhibit B                  Form of Loan Request
Exhibit C                  Form of Term Note
Exhibit D                  Form of Compliance Certificate
Exhibit E                  Form of Assignment and Acceptance
Exhibit F                  Form of Instrument of Accession
Exhibit G                  Form of Security Agreement
Exhibit H                  Form of Pledge Agreement
Exhibit I                  Form of Trademark Assignment

                                    Schedules

Schedule 1                 Lenders and Commitments
Schedule 1A                Existing Letters of Credit
Schedule 1B                Mortgages
Schedule 8.1.2             Authorization
Schedule 8.3               Title to Properties; Leases
Schedule 8.4.1             Fiscal Year
Schedule 8.6               Franchises, Patents, Copyrights, etc.
Schedule 8.7               Litigation
Schedule 8.9               Compliance with Other Instruments, Laws, etc.
Schedule 8.10              Tax Status
Schedule 8.15              Certain Transactions
Schedule 8.18              Environmental Compliance
Schedule 8.19              Subsidiaries Etc.
Schedule 8.20              Bank Accounts
Schedule 8.21              Stores
Schedule 8.22              Liquor License Entities
Schedule 9.13(a)           Owned Real Estate
Schedule 9.13(b)           Real Estate with Ground Leases
Schedule 9.13(c)           Leased Real Estate
Schedule 10.1              Existing Indebtedness
Schedule 10.2              Existing Liens
Schedule 10.3              Existing Investments
Schedule 12.16             Consents and Approvals

                                REVOLVING CREDIT
                                       AND
                               TERM LOAN AGREEMENT

     This REVOLVING CREDIT AND TERM LOAN AGREEMENT is made as of September 30, 2002, by and among (a) BUCA, INC. (the "Borrower"), a Minnesota corporation having its principal place of business at 1300 Nicollet Mall, Suite 5003, Minneapolis, Minnesota 55403, (b) BUCA RESTAURANTS, INC., a Minnesota corporation, BUCA RESTAURANTS 2, INC., a Minnesota corporation, BUCA RESTAURANTS 3, INC., a Minnesota corporation, BUCA INVESTMENTS, INC., a Minnesota corporation, BUCA (NEVADA), INC., a Nevada corporation, BUCA (KANSAS), INC., a Kansas corporation, BUCA TEXAS RESTAURANTS, L.P., a Texas limited partnership, and BUCA TEXAS BEVERAGE, INC., a Texas corporation (each a "Guarantor", and collectively, the "Guarantors"), (c) FLEET NATIONAL BANK, a national banking association, and the other lending institutions listed on Schedule 1, (d) FLEET NATIONAL BANK as administrative agent for itself and such other lending institutions, and (e) SUNTRUST BANK, as syndication agent.

1.  DEFINITIONS AND RULES OF INTERPRETATION.

     1.1. DEFINITIONS. The following terms shall have the meanings set forth in this Section 1 or elsewhere in the provisions of this Credit Agreement referred to below:

     Acceding Bank. See Section 16.2.2.

     Adjustment Date. The first day of the month immediately following the month in which a Compliance Certificate is to be delivered by the Borrower pursuant to
Section 9.4(d).

     Administrative Agent. Fleet National Bank, acting as administrative agent for the Lenders, and each other Person appointed as the successor Administrative Agent in accordance with Section 15.9.

     Administrative Agent's Office. The Administrative Agent's office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Administrative Agent may designate from time to time.

     Administrative Agent's Special Counsel. Bingham McCutchen LLP or such other counsel as may be approved by the Administrative Agent.

     Administrative Questionnaire. An Administrative Questionnaire in a form supplied by the Administrative Agent.

     Affected Lender. See Section 6.11.

     Affiliate. Any Person that would be considered to be an affiliate of the Borrower under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if the Borrower were issuing securities.

     Agency Account Agreements. See Section 9.14.

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                                       -2-

     Agency Accounts. See Section 9.14.

     Applicable Excess Cash Flow Percentage. With respect to any mandatory prepayment in respect of Consolidated Excess Operating Cash Flow required under
Section 4.3.2, if the Leverage Ratio of the Borrower and its Subsidiaries as of the last day of the fiscal year with respect to which such prepayment is to be calculated is (a) less than 1.00:1.00, 0%, (b) less than 1.50:1.00 but greater than or equal to 1.00:1.00, 25%, and (c) greater than or equal to 1.50:1.00, 50%.

     Applicable Margin. For each period commencing on an Adjustment Date through the date immediately preceding the next Adjustment Date (each a "Rate Adjustment Period"), the Applicable Margin shall be the applicable margin set forth below with respect to the Leverage Ratio, as determined for the Reference Period ending on the last day of the fiscal quarter of the Borrower and its Subsidiaries ended immediately prior to the applicable Rate Adjustment Period.

                               LEVERAGE                BASE RATE   EURODOLLAR
       LEVEL                    RATIO                    LOANS     RATE LOANS
     ------------------------------------------------------------------------
         I      Greater than or equal to 1.25:1.00        1.50%       3.00%
     ------------------------------------------------------------------------
        II      Less than 1.25:1.00 but greater
                than or equal to 1.00:1.00                1.25%       2.75%
     ------------------------------------------------------------------------
        III     Less than 1.00:1.00 but greater
                than or equal to 0.75:1.00                1.00%       2.50%
     ------------------------------------------------------------------------
        IV      Less than 0.75:1.00                       0.75%       2.25%
     ------------------------------------------------------------------------

     Notwithstanding the foregoing, (a) for the Loans outstanding and the Letter of Credit Fees payable during the period commencing on the Closing Date through the date immediately preceding the first Adjustment Date to occur after the fiscal quarter ending March 31, 2003, the Applicable Margin shall not be less than the Applicable Margin set forth in Level II, above, and (b) if the Borrower fails to deliver any Compliance Certificate pursuant to Section 9.4(d) hereof by the date due then, for the period commencing on the next Adjustment Date to occur subsequent to such failure through the date immediately following the date on which such Compliance Certificate is delivered, the Applicable Margin shall be the highest Applicable Margin set forth above.

     Approved Fund. Any Fund that is administered or managed solely by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

     Arranger. Fleet Securities, Inc., as sole lead arranger.

     Asset Sale. Any one or series of related transactions in which the Borrower or any of its Subsidiaries conveys, sells, leases, licenses or otherwise disposes of, directly or indirectly, any of its properties, businesses or assets (including the sale or issuance of capital stock of any

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                                       -3-

Subsidiary other than to the Borrower or any Subsidiary of the Borrower or as directors qualifying shares) whether owned on the Closing Date or thereafter acquired.

     Assignment and Acceptance. An assignment and acceptance entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 16.2), and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form approved by the Administrative Agent and the Borrower (such approval not to be unreasonably withheld).

     Assignment and Agency Account Agreement. The Assignment and Agency Account Agreement to be entered into in accordance with Section 9.14, among the Administrative Agent, the Borrower and each of its Subsidiaries, or any other substantially similar agreement, in each case in all respects reasonably satisfactory to the Administrative Agent.

     Back-Up Letter of Credit. The Letter of Credit issued on the Closing Date in favor of Bank of America, N.A. in the amount of [$1,129,494.17].

     Balance Sheet Date. December 30, 2001.

     Base Rate. The higher of (a) the variable annual rate of interest so designated from time to time by Fleet as its "prime rate", such rate being a reference rate and not necessarily representing the lowest or best rate being charged to any customer, and (b) one-half of one percent (1/2%) above the Federal Funds Effective Rate. For the purposes of this definition, "Federal Funds Effective Rate" shall mean for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three funds brokers of recognized standing selected by the Administrative Agent. Changes in the Base Rate resulting from any changes in Fleet's "prime rate" shall take place immediately without notice or demand of any kind.

     Base Rate Loans. Revolving Credit Loans and all or any portion of the Term Loan bearing interest calculated by reference to the Base Rate.

     Borrower. As defined in the preamble hereto.

     Business Day. Any day on which banking institutions in Boston, Massachusetts, are open for the transaction of banking business and, in the case of Eurodollar Rate Loans, also a day which is a Eurodollar Business Day.

     Capital Assets. Fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will); provided that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with GAAP.

     Capital Expenditures. Amounts paid or Indebtedness incurred by the Borrower or any of its Subsidiaries in connection with (i) the purchase or lease by the Borrower or any of its Subsidiaries of Capital Assets, to the extent such amounts paid or Indebtedness incurred would be required to be capitalized and shown on the balance sheet of such Person in accordance with GAAP or (ii) the lease of any assets by the Borrower or any of its Subsidiaries as lessee under any Synthetic Lease to the extent that, had the Synthetic Lease been treated for accounting purposes as a Capitalized Lease, such assets would have been Capital Assets and such amounts or Indebtedness would have been required to be capitalized and shown of the balance sheet of such Person in accordance with GAAP; but in each case excluding any such amounts paid to restore, replace or rebuild property to the condition of such property immediately prior to any damage, loss, destruction or condemnation of such property, to the extent such payment is made with insurance proceeds, condemnation awards or indemnification or damage recovery proceeds relating to any such damage, loss, destruction or condemnation.

     Capital Stock. Any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing (other than Indebtedness convertible into any of the foregoing).

     Capitalized Leases. Leases under which the Borrower or any of its Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.

     Cash Equivalents. As to the Borrower and its Subsidiaries, (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency thereof and having a maturity of not more than one (1) year from the date of acquisition; (b) certificates of deposit, time deposits and eurodollar time deposits with maturities of one (1) year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one (1) year and overnight bank deposits, in each case, (i) with any Lenders or (ii) with any domestic commercial bank organized under the laws of the United States of America or any state thereof, in each case having a rating of not less than "A" or its equivalent by S&P or any successor and having capital and surplus (or controlled by a holding company having capital and surplus) in excess of $1,000,000,000; (c) repurchase obligations with a term of not more than seven
(7) days for underlying securities of the types described in clauses (a) and (b) above; (d) any commercial paper or finance company paper issued by (i) any Lender or any holding company controlling any Lender or (ii) any other Person that is rated not less than "P-1" or "A-1" or their equivalents by Moody's or S&P or their successors; and (e) money market funds at least ninety-five percent (95%) of which are continually invested in securities of the type described in clauses (a) through (d) above, in each case that can be liquidated without material financial penalty.

     Cash Flow Adjustment. As of any date of determination, an amount equal to the number of new Stores which the Borrower or any Subsidiary has committed to lease, but which have not yet opened, multiplied by an amount equal to (a) during the period commencing on the Closing Date through the date the summary of Restaurant Cash Flow for the 2002 fiscal year has been delivered pursuant to
Section 9.4(d)(ii), $300,000, and (b) thereafter, to the lesser of (i) $300,000, and (ii) the average Restaurant Cash Flow for the most recently completed Fiscal Year prior to such date in respect of which the Borrower has delivered audited financial statements pursuant to Section 9.4(a) for the twenty (20) most recently opened Stores open for the entirety of such Fiscal Year, provided, however, that the Cash Flow Adjustment as of any date of determination shall not exceed $6,000,000.

     Casualty Event. With respect to any property (including any interest in property) of the Borrower or any of its Subsidiaries, any loss of, damage to, or condemnation or other taking of, such property for which the Borrower or such Subsidiary receives insurance proceeds, proceeds of a condemnation award or other compensation.

     CERCLA. See Section 8.18(a).

     Change of Control. The occurrence of any of the following events: (a) the sale or other disposition of all or substantially all of the assets of the Borrower; (b) an event or series of events by which any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act), directly or indirectly, of twenty-five percent (25%) or more of the outstanding shares of Voting Stock of the Borrower; or, (c) during any period of twelve (12) consecutive calendar months, Continuing Directors shall cease to constitute a majority of the board of directors of the Borrower.

     Closing Date. The first date on which the conditions set forth in Section 12 have been satisfied and any Revolving Credit Loans and the Term Loan are to be made or any Letter of Credit is to be issued hereunder.

     Code. The Internal Revenue Code of 1986.

     Collateral. All of the property, rights and interests of the Borrower and its Subsidiaries that are or are intended to be subject to the Liens created by the Security Documents.

     Commitment. With respect to each Lender, the amount set forth on Schedule 1 hereto as the amount of such Lender's commitment to make Revolving Credit Loans to, and to participate in the issuance, extension and renewal of Letters of Credit for the account of, the Borrower, as the same may be reduced from time to time; or if such commitment is terminated pursuant to the provisions hereof, zero.

     Commitment Fee. See Section 2.2.

     Commitment Percentage. With respect to each Lender, the percentage set forth on Schedule 1 hereto as such Lender's percentage of the aggregate Commitments of all of the Lenders, and with respect to the Term Loan, the percentage amount set forth on Schedule 1 reflecting such Lender's commitment to make the Term Loan.

     Compliance Certificate. See Section 9.4(d).

     Concentration Accounts. Any depository account that is (a) in the name of the Borrower or any of its Subsidiaries, and (b) either (i) under the control of the Administrative Agent for the benefit of the Lenders and the Administrative Agent, or (ii) with a financial institution reasonably acceptable to the Administrative Agent that has entered into an Agency Account Agreement with the Administrative Agent, the Borrower or such Subsidiary.

     Consolidated or consolidated. With reference to any term defined herein, shall mean that term as applied to the accounts of the Borrower and its Subsidiaries, consolidated in accordance with GAAP.

     Consolidated Cash Flow. For any period, an amount equal to (a) Consolidated EBITDA for such period, minus (b) cash payments for all income taxes paid by the Borrower and its Subsidiaries during such period, minus (c) an amount equal to
(i) the average number of Stores in operation during such period, multiplied by
(ii) $50,000.

     Consolidated Current Assets. All assets of the Borrower and its Subsidiaries on a consolidated basis that, in accordance with GAAP, are properly classified as current assets, provided that (i) notes and accounts receivable shall be included only if good and collectible as determined by the Borrower in accordance with established practice consistently applied and, with respect to such notes, only if payable on demand or within one (1) year from the date as of which Consolidated Current Assets are to be determined and if not directly or indirectly renewable or extendible at the option of the debtors, by their terms, or by the terms of any instrument or agreement relating thereto, beyond such year, and, with respect to such accounts receivable, only if payable and outstanding not more than ninety (90) days after the date of the shipment of goods or other transaction out of which any such account receivable arose; and such notes and accounts receivable shall be taken at their face value less reserves determined to be sufficient in accordance with GAAP; and (ii) inventory shall be included only if and to the extent that the same shall be marketable or useable in the ordinary course of business.

     Consolidated Current Liabilities. All liabilities and other Indebtedness of the Borrower and its Subsidiaries on a consolidated basis maturing on demand or within one (1) year from the date as of which Consolidated Current Liabilities are to be determined, and such other liabilities as may properly be classified as current liabilities in accordance with GAAP.

     Consolidated EBIT. With respect to the Borrower and its Subsidiaries and any period, an amount equal to the sum of (a) Consolidated Net Income of the Borrower and its Subsidiaries for such fiscal period, plus (b) in each case to the extent deducted in the calculation of such Consolidated Net Income and without duplication, (i) income tax expense for such period, plus (ii) Consolidated Total Interest Expense for such period, all as determined in accordance with GAAP.

     Consolidated EBITDA. With respect to the Borrower and its Subsidiaries and any period, (a) Consolidated EBIT for such period, plus (b) in each case to the extent deducted in calculating such Consolidated EBIT and without duplication,
(i) depreciation and amortization for such period and (ii) other noncash charges for such period (other than those resulting in cash payments in a future period), all as determined in accordance with GAAP.

     Consolidated Excess Operating Cash Flow. With respect to the Borrower and its Subsidiaries and any particular period, an amount equal to (a) Consolidated EBITDA for such period; minus (b) without duplication, the sum of (i) cash payments for all taxes paid (net of any tax refunds received and not repaid pursuant to Section 4.3.3(e)), during such period, plus (ii) Consolidated Total Interest Expense paid in cash for such period, plus (iii) Capital Expenditures made during such period in excess of the amount financed by indebtedness permitted by
Section 10.1 hereof or in connection with Sale/Leaseback Transactions permitted by Section 10.6, plus (iv) any mandatory repayments (whether scheduled or otherwise) of principal on any Indebtedness of the Borrower or any of its Subsidiaries paid or due and payable during such period, plus (v) any voluntary prepayments of the Term Loans or any other Indebtedness (other than prepayments pursuant to a revolving credit facility that can be reborrowed) during such period, plus (vi) cash amounts paid in respect of acquisitions permitted hereunder, plus (vii) increases in Consolidated Working Capital from the beginning to the end of such period, plus (viii) cash distributions and other payments in respect of its Capital Stock made by the Borrower or any of its Subsidiaries (other than to the Borrower or another Subsidiary of the Borrower) during such period, to the extent permitted by Section 10.4 hereof, plus (ix) all noncash income for such period; plus (c) decreases in Consolidated Working Capital from the beginning to the end of such period.

     Consolidated Net Income (or Deficit). The consolidated net income (or deficit) of the Borrower and its Subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in accordance with GAAP, after eliminating therefrom all extraordinary nonrecurring items of income.

     Consolidated Net Worth. The stockholders' equity of the Borrower and its Subsidiaries on a consolidated basis, determined in accordance with GAAP.

     Consolidated Pro Forma EBITDA. For any Reference Period, the sum of (a) Consolidated EBITDA for such Reference Period, plus (b) the Cash Flow Adjustment as at the end of such Reference Period.

     Consolidated Pro Forma Total Funded Debt. At any time, the sum of (a) Consolidated Total Funded Debt, plus (b) for each new Store which the Borrower or any Subsidiary has committed to lease but which has not yet opened (the same number of new Stores as is included in the first clause of the definition of Cash Flow Adjustment), the unpaid amount of Capital Expenditures scheduled for the buildout of such new Store.

     Consolidated Rental Expense. For any period, the rental expense associated with real property leases which are not Capitalized Leases or Synthetic Leases, which shall be the minimum base rent plus the percentage rent determined by reference to the operating performance applicable to the leased unit.

     Consolidated Total Debt Service. With respect to the Borrower and its Subsidiaries and for any period, the sum, without duplication, of (a) Consolidated Total Interest Expense for such period plus (b) any and all scheduled repayments of principal (not including mandatory prepayments under Sections 4.3.2 and 4.3.3) in respect of Indebtedness that becomes due and payable or that are to become due and payable during such period pursuant to any agreement or instrument to which the Borrower or any of its Subsidiaries is a party relating to (i) the borrowing of money or the obtaining of credit, including the issuance of notes or bonds, (ii) the deferred purchase price of assets (other than trade payables or accrued liabilities incurred in the ordinary course of business), (iii) any Capitalized Leases, (iv) any reimbursement obligations in respect of letters of credit, and
(v) Indebtedness of the type referred to above of another Person guaranteed by the Borrower or any of its Subsidiaries. Demand obligations shall be deemed to be due and payable during any fiscal period during which such obligations are outstanding.

     Consolidated Total Funded Debt. With respect to the Borrower and its Subsidiaries, the sum, without duplication, of (a) the aggregate principal amount of Indebtedness of the Borrower and its Subsidiaries, on a consolidated basis, relating to (i) the borrowing of money or the obtaining of credit, including the issuance of notes or bonds, (ii) the deferred purchase price of assets (other than trade payables or accrued liabilities incurred in the ordinary course of business), (iii) any Capitalized Leases and Synthetic Leases, and (iv) any letters of credit plus (b) Indebtedness of the type referred to in clause (a) of another Person guaranteed by the Borrower or any of its Subsidiaries.

     Consolidated Total Interest Expense. For any period, the aggregate amount of interest required to be paid or accrued by the Borrower and its Subsidiaries during such period on all Indebtedness of the Borrower and its Subsidiaries outstanding during all or any part of such period (excluding amounts paid during such period which were accrued in a prior period), whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of any Capitalized Lease or any Synthetic Lease, and including commitment fees, agency fees, facility fees, letter of credit fees and similar fees or expenses in connection with the borrowing of money.

     Consolidated Working Capital. As of any date of determination, the excess of (a) Consolidated Current Assets less the sum of cash and Cash Equivalents over (b) Consolidated Current Liabilities less current maturities of long term Indebtedness in each case as of such date.

     Continuing Directors. With respect to any period of twelve (12) consecutive calendar months, any member of the board of directors of the Borrower who (a) was a member of such board of directors on the first day of such period or (b) was nominated for election or elected or appointed to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination, election or appointment.

     Convenience Accounts. All accounts in the name of the Borrower or any of its Subsidiaries which are designated as such on Schedule 8.20 (as the same may be updated from time to time pursuant to Section 9.5.5), which Convenience Accounts shall at no time contain individual deposits in excess of $200,000 or deposits in the aggregate in excess of $500,000.

     Conversion Request. A notice given by the Borrower to the Administrative Agent of the Borrower's election to convert or continue a Loan in accordance with Section 2.7.

     Covered Taxes. All taxes, levies, imposts, duties, charges or fees of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein, excluding net income taxes or other taxes of whatever nature generally assessed on the overall net income of a Lender or the Administrative Agent that are imposed on such Lender or the Administrative Agent by the government or other authority of the country, state or other jurisdiction under the laws of which such Lender or Administrative Agent is organized or in which it is otherwise doing business or any political subdivision or taxing authority thereof.

     Credit Agreement. This Revolving Credit and Term Loan Agreement, including the Schedules and Exhibits hereto.

     Debt Issuance. Any sale, issuance or other incurrence by the Borrower or any of its Subsidiaries of any Indebtedness, other than those permitted pursuant to Section 10.1.

     Default. See Section 14.1.

     Delinquent Lender. See Section 15.5.3.

     Distribution. The declaration or payment of any dividend on or in respect of any shares of any class of Capital Stock of the Borrower, other than dividends payable solely in shares of common stock of the Borrower; the purchase, redemption, defeasance, retirement or other acquisition of any shares of any class of Capital Stock of the Borrower, directly or indirectly through a Subsidiary of the Borrower or otherwise (including the setting apart of assets for a sinking or other analogous fund to be used for such purpose); the return of capital by the Borrower to its shareholders as such; or any other distribution on or in respect of any shares of any class of Capital Stock of the Borrower.

     Dollars or $. Dollars in lawful currency of the United States of America.

     Domestic Lending Office. Initially, the office of each Lender designated as such in Schedule 1 hereto; thereafter, such other office of such Lender, if any, located within the United States that will be making or maintaining Base Rate Loans.

     Drawdown Date. The date on which any Revolving Credit Loan or the Term Loan is made or is to be made, and the date on which any Revolving Credit Loan is converted or continued in accordance with Section 2.7 or all or any portion of the Term Loan is converted or continued in accordance with Section 4.5.2.

     EBITDA. With respect to any Store for any fiscal period, an amount equal to the net income of such Store for such period, after deduction of all proper expenses, taxes and other charges, determined in accordance with accounting principles consistent with those followed by the Borrower on the Interim Balance Sheet Date, after eliminating therefrom all extraordinary noncash nonrecurring items of income or loss, plus, to the extent deducted and without duplication,
(a) depreciation and amortization for such period, (b) other noncash charges for such period (other than those resulting in cash payments in a future period),
(c) income tax expense for such period, and (d) interest expense for such period.

     Eligible Assignee. Any of (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person (other than a natural person) approved by (i) the Administrative

Agent and (ii) unless a Default or an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed).

     Employee Benefit Plan. Any employee benefit plan within the meaning of
Section 3(3) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate, other than a Guaranteed Pension Plan or a Multiemployer Plan.

     Environmental Laws. See Section 8.18(a).

     EPA. See Section 8.18(b).

     Equity Issuance. The sale or issuance by the Borrower of any of its Capital Stock other than (a) any issuance of common stock of the Borrower under, or upon the exercise of options granted under, any Stock-Based Incentive Plan, (b) the issuance of common stock of the Borrower upon the exercise of that certain Non-Statutory Stock Option Agreement dated as of June 1, 1998 by and between the Borrower and 1204 Harmon Partnership (c) any issuance of Capital Stock of any Subsidiary of the Borrower to the Borrower or a Guarantor, and (d) any issuance of common stock of the Borrower under the BUCA, Inc. Employee Stock Purchase Plan, as amended.

     ERISA. The Employee Retirement Income Security Act of 1974.

     ERISA Affiliate. Any Person which is treated as a single employer with the Borrower under Section 414 of the Code.

     ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder.

     Eurocurrency Reserve Rate. For any day with respect to a Eurodollar Rate Loan, the maximum rate (expressed as a decimal) at which any bank subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

     Eurodollar Business Day. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Administrative Agent in its sole discretion acting in good faith.

     Eurodollar Lending Office. Initially, the office of each Lender designated as such in Schedule 1 hereto; thereafter, such other office of such Lender, if any, that shall be making or maintaining Eurodollar Rate Loans.

     Eurodollar Rate. For any Interest Period with respect to a Eurodollar Rate Loan, the rate of interest equal to (a) the rate at which the Reference Lender's Eurodollar Lending Office is offered Dollar deposits two (2) Eurodollar Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations of such Eurodollar Lending Office are customarily conducted, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Rate Loan of the Reference Lender to which such Interest Period applies, divided by (b) a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable.

     Eurodollar Rate Loans. Revolving Credit Loans and all or any portion of the Term Loan bearing interest calculated by reference to the Eurodollar Rate.

     Event of Default. See Section 14.1.

     Excluded Collateral. Collectively, (a) tangible property subject to purchase money liens permitted under Section 10.2 hereof, to the extent that the purchase money documents prohibit the grant of junior liens, (b) thirty-five percent (35%) of the Voting Stock of any foreign Subsidiary, (c) all of the Capital Stock of any domestic Subsidiary to the extent that the grant or perfection of the pledge of such Capital Stock would be prohibited by liquor licensing laws or would require the consent of a liquor licensing authority that has not been obtained, (d) other property (including liquor licenses) to the extent that the grant or perfection of a Lien thereon in favor of the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, under the Loan Documents would be prohibited by law or would require the consent of any Governmental Authority that has not been obtained, (e) ground leases, to the extent that any required landlord's consent has not been obtained, (f) all other real property leases, (g) the equipment located at the Wheeling, Illinois restaurant, (h) any Mortgaged Property or any real property acquired after the Closing Date pursuant to Section 10.1(c)(ii), in each case to the extent that such Mortgaged Property or Real Property is refinanced in accordance with Section 10.1(c) (provided, that any inventory or general intangibles associated with such Mortgaged Property or Real Property shall not constitute Excluded Collateral), and (i) Investments in respect of deferred compensation or options under the Key Employee Stock Ownership Plan which have vested.

     Existing Credit Agreement. The Credit Agreement dated as of August 28, 2001, and as amended and in effect on the Closing Date, among the Borrower, Bank of America, N.A., Fleet National Bank, Branch Banking and Trust Company and the other banks which are parties thereto, and Bank of America, N.A., as Agent for such banks.

     Existing Letters of Credit. The letters of credit set forth on Schedule 1A attached hereto.

     Fee Letter. The fee letter dated as of September 3, 2002 among the Borrower, the Administrative Agent and the Arranger.

     Fees. Collectively, the Commitment Fee, the Letter of Credit Fees and any fees payable pursuant to the Fee Letter.

     Financial Affiliate. A Subsidiary of the bank holding company controlling any Lender, which Subsidiary is engaging in any of the activities permitted by
Section 4(e) of the Bank Holding Company Act of 1956 (12 U.S.C. Section 1843).

     Fixed Charge Ratio. As at any date of determination, the ratio of (a) Consolidated Cash Flow for the Reference Period ended on such date, plus Consolidated Rental Expense for such Reference Period, to (b) Consolidated Total Debt Service for such Reference Period plus Consolidated Rental Expense for such Reference Period.

     Fleet. Fleet National Bank, a national banking association, in its individual capacity.

     FQ1, FQ2, FQ3, FQ4. The first, second, third and fourth fiscal quarters, respectively, of a specified fiscal year of the Borrower.

     Fund. Any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

     GAAP or generally accepted accounting principles. (a) When used in
Section 11, whether directly or indirectly through reference to a capitalized term used therein, means (i) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal quarter ended on the Interim Balance Sheet Date, and (ii) to the extent consistent with such principles, the accounting practice of the Borrower reflected in its financial statements for the fiscal quarter ended on the Interim Balance Sheet Date, and (b) when used in general, other than as provided above, means principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors (or any successor thereto), as in effect from time to time, and (ii) consistently applied with past financial statements of the Borrower adopting the same principles, provided that in each case referred to in this definition of "GAAP" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in GAAP) as to financial statements in which such principles have been properly applied.

     Governing Documents. With respect to any Person, its certificate or articles of incorporation and its by-laws or other similar organizational documents.

     Governmental Authority. Any foreign, federal, state, regional, local, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof, or any court or arbitrator.

     Growth Capital Expenditures. Capital Expenditures relating to the construction and/or acquisition of new Stores, whether by purchase, lease or otherwise.

     Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

     Guarantor. On the Closing Date, as defined in the preamble hereto, and from and after the Closing Date such Guarantors and any other Subsidiaries which have guarantied the Obligations pursuant to Section 10.12 hereof.

     Guaranty. Collectively, (a) the Guaranty made by the Guarantors in favor of the Lenders and the Administrative Agent pursuant to Section 7.2 hereof, pursuant to which the Guarantors guaranty to the Lenders and the Administrative Agent the payment and performance of the Obligations, and (b) each Guaranty required to be delivered pursuant to Section 10.12 hereof, made by any Subsidiary of the Borrower created or acquired following the Closing Date pursuant to which such Subsidiary agrees to be bound by the guaranty provisions set forth in Section 7.2 hereof.

     Hazardous Substances. See Section 8.18(b).

     Indebtedness. As to any Person and whether recourse is secured by or is otherwise available against all or only a portion of the assets of such Person and whether or not contingent, but without duplication:

          (a)  every obligation of such Person for money borrowed,

          (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses,

          (c) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person,

          (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not more than ninety
     (90) days overdue or which are being contested in good faith),

          (e)  every obligation of such Person under any Capitalized Lease,

          (f)  every obligation of such Person under any Synthetic Lease,

          (g) all sales by such Person of (i) accounts or general intangibles for money due or to become due, (ii) chattel paper, instruments or documents creating or evidencing a right to payment of money or (iii) other receivables (collectively "receivables"), whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations of such Person relating thereto or a disposition of defaulted receivables for collection and not as a financing arrangement, and together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith,

          (h) every obligation of such Person (an "equity related purchase obligation") to purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock issued by such Person or any rights measured by the value of such Capital Stock,

          (i) every obligation of such Person under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices (a "derivative contract"),

          (j) every obligation in respect of Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor and such terms are enforceable under applicable law, and

          (k) every obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guarantying or otherwise acting as surety for, any obligation of a type described in any of clauses
     (a) through (j) (the "primary obligation") of another Person (the "primary obligor"), in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase of) any security for the payment of such primary obligation, (ii) to purchase property, securities or services for the purpose of assuring the payment of such primary obligation, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such primary obligation.

     The "amount" or "principal amount" of any Indebtedness at any time of determination represented by (s) any letter of credit shall be the maximum drawing amount thereof, (t) any Indebtedness, issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with GAAP, (u) any Capitalized Lease shall be the principal component of the aggregate of the rentals obligation under such Capitalized Lease payable over the term thereof that is not subject to termination by the lessee, (v) any sale of receivables shall be the amount of unrecovered capital or principal investment of the purchaser (other than the Borrower or any of its wholly-owned Subsidiaries) thereof, excluding amounts representative of yield or interest earned on such investment, (w) any Synthetic Lease shall be the stipulated loss value, termination value or other equivalent amount, (x) any derivative contract shall be the maximum amount of any termination or loss payment required to be paid by such Person if such derivative contract were, at the time of determination, to be terminated by reason of any event of default or early termination event thereunder, whether or not such event of default or early termination event has in fact occurred, (y) any equity related purchase obligation shall be the fixed redemption or purchase price thereof inclusive of any accrued and unpaid dividends to be comprised in such redemption or purchase price or, if the redemption or purchase price thereof is not fixed, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith, and (z) any guaranty or other contingent liability referred to in clause
(k) shall be an amount
equal to the stated or determinable amount of the primary obligation in respect of which such guaranty or other contingent obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

     Ineligible Securities. Securities which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

     Instrument of Accession. See Section 16.2.2.

     Interest Coverage Ratio. As at any date of determination, the ratio of (a) Consolidated EBIT for the Reference Period ended on such date, to (b) Consolidated Total Interest Expense for such Reference Period.

     Interest Payment Date. (a) As to any Base Rate Loan, the last day of the calendar quarter with respect to interest accrued during such calendar quarter, including, without limitation, the calendar quarter which includes the Drawdown Date of such Base Rate Loan; and (b) as to any Eurodollar Rate Loan in respect of which the Interest Period is (i) three (3) months or less, the last day of such Interest Period and (ii) more than three (3) months, the date that is three
(3) months from the first day of such Interest Period and, in addition, the last day of such Interest Period.

     Interest Period. With respect to each Revolving Credit Loan or all or any relevant portion of the Term Loan, (a) initially, the period commencing on the Drawdown Date of such Loan and ending on the last day of one of the periods set forth below, as selected by the Borrower in a Loan Request or as otherwise required by the terms of this Credit Agreement (i) for any Base Rate Loan, the last day of the calendar quarter; and (ii) for any Eurodollar Rate Loan, 1, 2 or 3 months; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Revolving Credit Loan or all or such portion of the Term Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

          (A) if any Interest Period with respect to a Eurodollar Rate Loan would otherwise end on a day that is not a Eurodollar Business Day, that Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day;

          (B) if any Interest Period with respect to a Base Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

          (C)  if the Borrower shall fail to give notice as provided in
     Section 2.7, the Borrower shall be deemed to have requested a conversion of the affected Eurodollar Rate Loan to a

     Base Rate Loan and the continuance of all Base Rate Loans as Base Rate Loans on the last day of the then current Interest Period with respect thereto;

          (D) any Interest Period relating to any Eurodollar Rate Loan that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

          (E) any Interest Period that would otherwise extend beyond the Revolving Credit Loan Maturity Date (if comprising a Revolving Credit Loan) or the Term Loan Maturity Date (if comprising the Term Loan or a portion thereof) shall end on the Revolving Credit Loan Maturity Date or (as the case may be) the Term Loan Maturity Date.

     Interest Rate Agreement. Any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate futures contract, interest rate option agreement or other similar agreement or arrangement to which the Borrower and any Lender is a party, designed to protect the Borrower against fluctuations in interest rates.

     Interim Balance Sheet Date. August 25, 2002.

     Investments. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith ; (b) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (c) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise; and (d) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

     Key Employee Stock Ownership Plan. A plan pursuant to which a participant would be granted, as or in lieu of salary or bonuses or in exchange for account balances in nonqualified deferred compensation plans, an option to purchase from the Borrower certain shares of or interests in mutual funds, public corporations or other offered Investments.

     Lender Affiliate. With respect to any Lender, (a) an Affiliate of such Lender or (b) any Approved Fund.

     Lenders. Fleet and the other lending institutions listed on Schedule 1 hereto and any other Person who becomes an assignee of any rights and obligations of a Lender pursuant to Section 16.

     Letter of Credit. See Section 5.1.1.

     Letter of Credit Application. See Section 5.1.1.

     Letter of Credit Fee. See Section 5.6.

     Letter of Credit Participation. See Section 5.1.4.

     Leverage Ratio. As at any date of determination, the ratio of (a) Consolidated Total Funded Debt outstanding on such date, to (b) Consolidated EBITDA for the Reference Period ended on such date.

     Lien. Any mortgage, deed of trust, security interest, pledge, hypothecation, assignment, attachment, deposit arrangement, encumbrance, lien (statutory, judgment or otherwise), or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any Capitalized Lease, any Synthetic Lease, any financing lease involving substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC or comparable law of any jurisdiction).

     Liquor Checkbook Accounts. All accounts in the name of the Borrower or any of its Subsidiaries maintained with the Administrative Agent or other financial institutions that have entered into Agency Account Agreements and which are designated as such on Schedule 8.20 (as the same may be updated from time to time pursuant to Section 9.5.5) which Liquor Checkbook Accounts shall at no time contain individual deposits in excess of $20,000 or deposits in the aggregate in excess of $500,000.

     Liquor License Entities. Each non-profit entity, the equity interests of which are not owned directly or indirectly by the Borrower or any Subsidiary, which is formed solely to hold the liquor license for a Store and operate the bar at such Store solely to the extent necessary to comply with the liquor laws of the state, county or municipality in which such Store is located.

     Loan Documents. This Credit Agreement, the Notes, the Letter of Credit Applications, the Letters of Credit, the Fee Letter, the Security Documents and the Interest Rate Agreements.

     Loan Request. See Section 2.6.

     Loans. The Revolving Credit Loans and the Term Loan.

     Material Adverse Effect. With respect to any event or occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding):

     (a) a material adverse effect on the business, properties, condition (financial or otherwise), assets, operations or income of the Borrower and its Subsidiaries, taken as a whole;

     (b) a material adverse effect on the ability of the Borrower and its Subsidiaries, taken as a whole, to perform any of their respective Obligations under any of the Loan Documents to which any of them is a party; or

     (c) any material impairment of the validity, binding effect or enforceability against the Borrower or any of its Subsidiaries of this Credit Agreement or any of the other Loan Documents to which such Person is a party, any material impairment of the rights, remedies or benefits available to the Administrative Agent or any Lender under any Loan Document or any material impairment of the attachment, perfection or priority of any Lien of the Administrative Agent under the Security Documents on any material part of the Collateral.

     Maximum Drawing Amount. The maximum aggregate amount that the beneficiaries may at any time draw under outstanding Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit.

     Moody's. Moody's Investors Services, Inc.

     Mortgaged Property. Any Real Estate which is subject to any Mortgage.

     Mortgages. Collectively, (a) the several mortgages and deeds of trust, dated or to be dated on or prior to the Closing Date, and set forth on Schedule 1B hereto, and (b) each mortgage or deed of trust required to be entered into after the Closing Date by the Borrower or any Subsidiary pursuant to Section
9.13 hereof, with respect to the fee and leasehold interests of the Borrower and its Subsidiaries in the Real Estate and in form and substance reasonably satisfactory to the Lenders and the Administrative Agent.

     Multiemployer Plan. Any multiemployer plan within the meaning of
Section 3(37) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate.

     Net Cash Debt Issuance Proceeds. With respect to any Debt Issuances, the excess of the gross cash proceeds received by the Borrower or any of its Subsidiaries for such Debt Issuance after deduction of all transaction expenses (including, without limitation, underwriting discounts and commissions) actually incurred in connection with such Debt Issuance.

     Net Cash Equity Issuance Proceeds. With respect to any Equity Issuance, the excess of the gross cash proceeds received by the Borrower or any of its Subsidiaries for such Equity Issuance after deduction of all reasonable and customary transaction expenses (including, without limitation, underwriting discounts and commissions) actually incurred in connection with such Equity Issuance.

     Net Cash Sale Proceeds. The net cash proceeds received by a Person in respect of any Asset Sale, less the sum of (a) all reasonable out-of-pocket fees, commissions, taxes and other reasonably and customary direct expenses actually incurred in connection with such Asset Sale, including the amount of any transfer or documentary taxes required to be paid by such Person in connection with such Asset Sale and any income, sales or other taxes paid or payable as a result of such Asset Sale, and (b) the aggregate amount of cash so received by such Person which is required to be used to retire (in whole or in part) any Indebtedness (other than under the Loan Documents) of such Person permitted by this Credit Agreement that was secured by a lien or security interest permitted by this Credit Agreement having priority over the liens and security interests (if any) of the Administrative Agent (for the benefit of the Administrative Agent and the Lenders) with respect to such assets transferred and which is required to be repaid in whole or in part (which repayment, in the case of any other revolving credit arrangement or multiple advance arrangement, reduces the commitment thereunder) in connection with such Asset Sale.

     Non-Affected Lender(s). As at any date of determination, those Lenders which are not Affected Lenders.

     Non-U.S. Lender. See Section 6.2.3.

     Notes. The Term Notes and the Revolving Credit Notes.

     Obligations. All indebtedness, obligations and liabilities of any of the Borrower and its Subsidiaries to any of the Lenders and the Administrative Agent, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred (a) under this Credit Agreement or any of the other Loan Documents or any Interest Rate Agreement or in respect of any of the Loans made or Reimbursement Obligations incurred or any of the Notes, Letter of Credit Applications, Letters of Credit or other instruments at any time evidencing any thereof, or (b) in connection with cash management services provided by Fleet.

     outstanding. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.

     Paisano Partner Program. Program under which the Borrower extends loans to restaurant managers, the proceeds of which are used to purchase stock in the Borrower under a Stock-Based Incentive Plan, which loans are evidenced by promissory notes each substantially in the form delivered to the Administrative Agent prior to the Closing Date.

     Paisano Partner Program Stock Purchase Agreements. Stock purchase agreements between individual restaurant managers and the Borrower under the Paisano Partner Program, each substantially in the form delivered to the Administrative Agent prior to the Closing Date.

     Participant. See Section 16.4.

     PBGC. The Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

     Perfection Certificates. The Perfection Certificates as defined in the Security Agreements.

     Permitted Acquisition. See Section 10.5.1(c).

     Permitted Liens. Liens permitted by Section 10.2.

     Person. Any individual, corporation, limited liability company, partnership, limited liability partnership, trust, other unincorporated association, business, or other legal entity, and any Governmental Authority.

     Pledge Agreement. Collectively, (a) the Pledge Agreement, dated or to be dated on or prior to the Closing Date, among the Borrower, certain of the Guarantors and the Administrative Agent, and (b) each Pledge Agreement required to be entered into after the Closing Date pursuant to Section 10.12 hereof, in each case substantially in the form of Exhibit H hereto.

     Pro Forma Leverage Ratio. As at any date of determination, the ratio of (a) Consolidated Pro Forma Total Funded Debt outstanding on such date, to (b) Consolidated Pro Forma EBITDA for the Reference Period in respect of such date.

     Rate Adjustment Period. See the definition of Applicable Margin.

     RCRA. See Section 8.18(a).

     Real Estate. All real property at any time owned or leased (as lessee or sublessee) by the Borrower or any of its Subsidiaries.

     Record. The grid attached to a Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Lender with respect to any Loan referred to in such Note.

     Reference Lender. Fleet.

     Reference Period. As of any date of determination, the period of four (4) consecutive fiscal quarters of the Borrower and its Subsidiaries ending on such date, or if such date is not a fiscal quarter end date, the period of four (4) consecutive fiscal quarters most recently ended (in each case treated as a single accounting period).

     Register. See Section 16.3.

     Reimbursement Obligation. The Borrower's obligation to reimburse the Administrative Agent and the Lenders on account of any drawing under any Letter of Credit as provided in Section 5.2.

     Related Parties. With respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

     Required Lenders. As of any date, the Lenders holding at least sixty-six and two-thirds percent (66 2/3%) of the sum of (a) the outstanding principal amount of the Term Notes and (b) the aggregate Commitments on such date; and if the Commitments have been terminated, the Lenders holding at least sixty-six and two-thirds percent (66 2/3%) of the outstanding principal amount of the Notes.

     Restaurant Cash Flow. For each Store and for any period, the EBITDA of such Store for such period, plus, in each case to the extent deducted in calculating EBITDA, the aggregate amount of (a) general and administrative expenses not directly associated with such Store during such period, and (b) pre-opening expenses.

     Restricted Payment. In relation to the Borrower and its Subsidiaries, any
(a) Distribution, or (b) derivatives or other transactions with any financial institution, commodities or stock exchange or clearinghouse (a "Derivatives Counterparty") obligating the Borrower or any Subsidiary to make payments to such Derivatives Counterparty as a result of any change in market value of any Capital Stock of the Borrower or such Subsidiary.

     Revolving Credit Loan Maturity Date. October 11, 2007.

     Revolving Credit Loans. Revolving credit loans made or to be made by the Lenders to the Borrower pursuant to Section 2.

     Revolving Credit Note Record. A Record with respect to a Revolving Credit Note.

     Revolving Credit Notes. See Section 2.4.

     Sale/Leaseback Transactions. Any sale/leaseback transactions entered into by the Borrower or any of its Subsidiaries following the Closing Date in connection with (a) the acquisition and subsequent sale/leaseback of Real Estate, buildings and/or equipment located at a particular Store which are currently leased by the Borrower or such Subsidiary, and (b) the sale/leaseback of Real Estate, buildings and/or equipment located at a particular Store owned by the Borrower or such Subsidiary.

     SARA. See Section 8.18(a).

     Security Agreements. Collectively, (a) the Security Agreement, dated or to be dated on or prior to the Closing Date, between the Borrower and its Subsidiaries and the Administrative Agent, and (b) each Security Agreement required to be entered into after the Closing Date by any Subsidiary pursuant to
Section 10.12 hereof, in each case substantially in the form of Exhibit G attached hereto.

     Security Documents. The Guaranty, the Security Agreements, the Mortgages, the Trademark Assignments, the Pledge Agreement, the Assignment and Agency Account Agreement and all other instruments and documents, including without limitation Uniform Commercial Code financing statements, required to be executed or delivered pursuant to any Security Document.

     Solvent. Collectively, (a) the sum of such Person's known debts (including known contingent liabilities) is less than all of such Person's property, at a fair valuation, determined in accordance with the principals which would be applied in such determination under the United States Bankruptcy Code, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature, and
(c)
such Person is not engaged, and is not about to engage, in business or a transaction for which its property would constitute an unreasonably small capital.

     S&P. Standard & Poor's Ratings Group.

     Stock-Based Incentive Plan. Collectively, (a) the 1996 Stock Incentive Plan, as amended, (b) the Stock Option Plan for Nonemployee Directors, as amended, (c) the 2000 Stock Incentive Plan, as amended, and (d) with the prior written consent of the Required Lenders (which consent shall not be unreasonably withheld), any other stock-based incentive plan or arrangement for directors, officers, employees or consultants of the Borrower or any of its Subsidiaries.

     Store. A particular restaurant at a particular location that is operated by the Borrower or one of its Subsidiaries.

     Subsidiary. Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

     Survey. In relation to each fee Mortgaged Property, an instrument survey of such Mortgaged Property of recent date and made in accordance with the "Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys" established in 1999 and meeting the highest accuracy standard. Each survey shall show the location of all buildings, structures, easements and utility lines on such fee Mortgaged Property; shall be sufficient to remove the survey exception from the Title Policy; shall show that all buildings and structures are within the lot lines of such fee Mortgaged Property; shall not show any encroachments by others; shall show the zoning district or districts in which such Mortgaged Property is located; shall show any flood hazard district as established by the Federal Emergency Management Agency or any successor agency or equivalent of any other Governmental Authority; and shall show whether such fee Mortgaged Property is located in any flood plain, flood hazard or wetland protection district established by any Governmental Authority.

     Surveyor Certificate. In relation to each parcel of Real Estate for which a Survey has been conducted, a certificate executed by the surveyor who prepared such Survey dated as of a recent date and containing such information relating to such Mortgaged Property as the Administrative Agent or the Title Insurance Company may require, such certificate to be satisfactory to the Administrative Agent in form and substance.

     Syndication Agent. SunTrust Bank.

     Synthetic Lease. Any lease of goods or other property, whether real or personal, which is treated as an operating lease under GAAP and as a loan or financing for U.S. income tax purposes.

     Term Loan. The term loan made or to be made by the Lenders to the Borrower on the Closing Date in the aggregate principal amount of $25,000,000.00 pursuant to Section 4.1.

     Term Loan Maturity Date. October 11, 2007.

     Term Note Record. A Record with respect to a Term Note.

     Term Notes. See Section 4.2.

     Title Insurance Company. First American Title Insurance Company.

     Title Policy. In relation to each Mortgaged Property, an ALTA standard form title insurance policy issued by the Title Insurance Company (with such reinsurance or co-insurance as the Administrative Agent may reasonably require, any such reinsurance to be with direct access endorsements) in such amount as may be reasonably determined by the Administrative Agent insuring the priority of the Mortgage of such Mortgaged Property and that the Borrower or one of its Subsidiaries holds marketable fee simple or leasehold title to such Mortgaged Property, subject only to the encumbrances permitted herein or in such Mortgage and which (i) shall not contain exceptions for mechanics liens, persons in occupancy or, with respect to fee Mortgaged Properties only, matters which would be shown by a survey (except as may be permitted by such Mortgage), (ii) shall not insure over any matter except to the extent that any such affirmative insurance is reasonably acceptable to the Administrative Agent in its sole discretion, and (iii) shall contain such endorsements and affirmative insurance as is available from the Title Company and as the Administrative Agent in its reasonable discretion may require, including but not limited to (a) comprehensive endorsement (with respect to fee Mortgaged Properties only), (b) variable rate of interest endorsement, (c) usury endorsement, (d) revolving credit endorsement, (e) tie-in endorsement, (f) doing business endorsement, (g) anti-taint endorsement, (h) last dollar endorsement, (i) same as survey endorsement (with respect to fee Mortgaged Properties only), and (j) access endorsement.

     Total Commitment. The sum of the Commitments of the Lenders, as in effect from time to time.

     Trademark Assignments. Collectively, (a) the Trademark Collateral Security and Pledge Agreements, dated or to be dated on or prior to the Closing Date, made by the Borrower and its Subsidiaries in favor of the Administrative Agent and the Assignments of Trademarks and Service Marks executed in connection therewith, and (b) each Trademark Collateral Security and Pledge Agreement required to be entered into after the Closing Date by any Subsidiary of the Borrower pursuant to Section 10.12 hereof, in each case substantially in the form of Exhibit I attached hereto.

     Type. As to any Revolving Credit Loan or all or any portion of the Term Loan, its nature as a Base Rate Loan or a Eurodollar Rate Loan.

     Unpaid Reimbursement Obligation. Any Reimbursement Obligation for which the Borrower does not reimburse the Administrative Agent and the Lenders on the date specified in, and in accordance with, Section 5.2.

     Voting Stock. Stock or similar interests, of any class or classes (however designated), the holders of which are ordinarily entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved.

     1.2. RULES OF INTERPRETATION.

            (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

            (b) The singular includes the plural and the plural includes the singular.

            (c) A reference to any law includes any amendment or modification to such law.

            (d) A reference to any Person includes its permitted successors and permitted assigns.

            (e) Accounting terms not otherwise defined herein have the meanings assigned to them by GAAP applied on a consistent basis by the accounting entity to which they refer.

            (f) The words "include", "includes" and "including" are not limiting.

            (g) All terms not specifically defined herein or by GAAP, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, have the meanings assigned to them therein, with the term "instrument" being that defined under Article 9 of the Uniform Commercial Code.

            (h) Reference to a particular "Section" refers to that section of this Credit Agreement unless otherwise indicated.

            (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.

            (j) Unless otherwise expressly indicated, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including."

            (k) This Credit Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are, however, cumulative and are to be performed in accordance with the terms thereof.

            (l) This Credit Agreement and the other Loan Documents are the result of negotiation among, and have been reviewed by counsel to, among others, the Administrative Agent and the Borrower and are the product of discussions and negotiations among all parties. Accordingly, this Credit Agreement and the other Loan Documents are not intended to be construed against the Administrative Agent or any of the Lenders merely on account of the Administrative Agent's or any Lender's involvement in the preparation of such documents.

                        2. THE REVOLVING CREDIT FACILITY.

     2.1. COMMITMENT TO LEND. Subject to the terms and conditions set forth in this Credit Agreement, each of the Lenders severally agrees to lend to the Borrower and the Borrower may borrow, repay, and reborrow from time to time from the Closing Date up to but not including the Revolving Credit Loan Maturity Date upon notice by the Borrower to the Administrative Agent given in accordance with
Section 2.6, such sums as are requested by the Borrower up to a maximum aggregate amount outstanding (after giving effect to all amounts requested) at any one time equal to such Lender's Commitment minus such Lender's Commitment Percentage of the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations, provided that the sum of the outstanding amount of the Revolving Credit Loans (after giving effect to all amounts requested) plus the Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not at any time exceed the Total Commitment at such time. The Revolving Credit Loans shall be made pro rata in accordance with each Lender's Commitment Percentage in respect of Revolving Credit Loans. Each request for a Revolving Credit Loan hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in Section 12 and Section 13, in the case of the initial Revolving Credit Loans to be made on the Closing Date, and Section 13, in the case of all other Revolving Credit Loans, have been satisfied on the date of such request.

     2.2. COMMITMENT FEE. The Borrower agrees to pay to the Administrative Agent for the accounts of the Lenders in accordance with their respective Commitment Percentages a commitment fee (the "Commitment Fee") calculated at the rate of one-half of one percent (0.50%) per annum on the average daily amount during each calendar quarter or portion thereof from the Closing Date to the Revolving Credit Loan Maturity Date or any earlier date on which the Commitments shall terminate by which the Total Commitment minus the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the outstanding amount of Revolving Credit Loans. The Commitment Fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the date hereof, with a final payment on the Revolving Credit Loan Maturity Date or any earlier date on which the Commitments shall terminate.

     2.3. REDUCTION OF TOTAL COMMITMENT. The Borrower shall have the right at any time and from time to time upon five (5) Business Days prior written notice to the Administrative Agent to reduce by $1,000,000 or an integral multiple thereof or to terminate entirely the Total Commitment, whereupon the Commitments of the Lenders shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the Borrower delivered pursuant to this Section 2.3, the Administrative Agent will notify the Lenders of the substance thereof. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Administrative Agent for the respective accounts of the Lenders the full amount of any Commitment Fee then accrued on the amount of the reduction. No reduction or termination of the Commitments may be reinstated.

     2.4. THE REVOLVING CREDIT NOTES. The Revolving Credit Loans shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit A hereto (each a "Revolving Credit Note"), dated as of the Closing Date (or such other date on which a Lender may become a party hereto in accordance with Section 16 hereof) and completed with appropriate insertions. One Revolving Credit Note shall be payable to the order of each Lender in a principal amount equal to such Lender's Commitment or, if less, the outstanding amount of all Revolving Credit Loans made by such Lender, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes each Lender to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal on such Lender's Revolving Credit Note, an appropriate notation on such Lender's Revolving Credit Note Record reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Revolving Credit Loans set forth on such Lender's Revolving Credit Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount on such Lender's Revolving Credit Note Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Revolving Credit Note to make payments of principal of or interest on any Revolving Credit Note when due.

     2.5. INTEREST ON REVOLVING CREDIT LOANS. Except as otherwise provided in
Section 6.10,

            (a) Each Revolving Credit Loan which is a Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the Base Rate plus the Applicable Margin with respect to Base Rate Loans as in effect from time to time.

            (b) Each Revolving Credit Loan which is a Eurodollar Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the Eurodollar Rate determined for such Interest Period plus the Applicable Margin with respect to Eurodollar Rate Loans as in effect from time to time.

            (c) The Borrower promises to pay interest on each Revolving Credit Loan in arrears on each Interest Payment Date with respect thereto.

     2.6. REQUESTS FOR REVOLVING CREDIT LOANS. The Borrower shall give to the Administrative Agent written notice in the form of Exhibit B hereto (or telephonic notice confirmed in a writing in the form of Exhibit B hereto) of each Revolving Credit Loan requested hereunder (a "Loan Request") no later than
(a) 12:00 p.m. (Boston time) on the proposed Drawdown Date of any Base Rate Loan, and (b) three (3) Eurodollar Business Days prior to the proposed Drawdown Date of any Eurodollar Rate Loan. Each such notice shall specify (i) the principal amount of the Revolving Credit Loan requested, (ii) the proposed Drawdown Date of such Revolving Credit Loan, (iii) the Interest Period for such Revolving Credit Loan (if such

Revolving Credit Loan is a Eurodollar Rate Loan) and (iv) the Type of such Revolving Credit Loan. Promptly upon receipt of any such notice, the Administrative Agent shall notify each of the Lenders thereof. Each Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Revolving Credit Loan requested from the Lenders on the proposed Drawdown Date. Each Loan Request shall be in a minimum aggregate amount of $500,000 or an integral multiple thereof.

     2.7. CONVERSION OPTIONS.

            2.7.1. CONVERSION TO DIFFERENT TYPE OF REVOLVING CREDIT LOAN. The Borrower may elect from time to time to convert any outstanding Revolving Credit Loan to a Revolving Credit Loan of another Type, provided that (a) with respect to any such conversion of a Eurodollar Rate Loan to a Base Rate Loan, the Borrower shall give the Administrative Agent prior written notice of such election no later than 12:00 p.m. (Boston time) on the proposed date of such conversion; (b) with respect to any such conversion of a Base Rate Loan to a Eurodollar Rate Loan, the Borrower shall give the Administrative Agent at least three (3) Eurodollar Business Days prior written notice of such election; (c) with respect to any such conversion of a Eurodollar Rate Loan into a Base Rate Loan, such conversion shall only be made on the last day of the Interest Period with respect thereto and (d) no Revolving Credit Loan may be converted into a Eurodollar Rate Loan when any Default or Event of Default has occurred and is continuing. On the date on which such conversion is being made each Lender shall take such action as is necessary to transfer its Commitment Percentage of such Revolving Credit Loans to its Domestic Lending Office or its Eurodollar Lending Office, as the case may be. All or any part of outstanding Revolving Credit Loans of any Type may be converted into a Revolving Credit Loan of another Type as provided herein, provided that any partial conversion shall be in an aggregate principal amount of $500,000 or a whole multiple thereof. Each Conversion Request relating to the conversion of a Revolving Credit Loan to a Eurodollar Rate Loan shall be irrevocable by the Borrower.

            2.7.2. CONTINUATION OF TYPE OF REVOLVING CREDIT LOAN. Any Revolving Credit Loan of any Type may be continued as a Revolving Credit Loan of the same Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in
     Section 2.7.1; provided that no Eurodollar Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing of which officers of the Administrative Agent active upon the Borrower's account have actual knowledge, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any such Default or Event of Default. In the event that the Borrower fails to provide any such notice with respect to the continuation of any Eurodollar Rate Loan as such, then such Eurodollar Rate Loan shall be automatically converted to a Base Rate Loan on the last day of the Interest Period relating thereto. The Administrative Agent shall notify the Lenders promptly when any such automatic conversion contemplated by this Section 2.7 is scheduled to occur.

            2.7.3. EURODOLLAR RATE LOANS. Any conversion to or from Eurodollar Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Eurodollar Rate Loans having the same Interest Period shall not be less than $500,000 or a whole multiple of $100,000 in excess thereof. No more than ten (10) Eurodollar Rate Loans having different Interest Periods may be outstanding at any time.

     2.8.  FUNDS FOR REVOLVING CREDIT LOANS.

            2.8.1. FUNDING PROCEDURES. Not later than 2:00 p.m. (Boston time) on the proposed Drawdown Date of any Revolving Credit Loans, each of the Lenders will make available to the Administrative Agent, at the Administrative Agent's Office, in immediately available funds, the amount of such Lender's Commitment Percentage of the amount of the requested Revolving Credit Loans. Upon receipt from each Lender of such amount, and upon receipt of the documents required by Sections 12 and 13 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Administrative Agent will make available to the Borrower the aggregate amount of such Revolving Credit Loans made available to the Administrative Agent by the Lenders. The failure or refusal of any Lender to make available to the Administrative Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Revolving Credit Loans shall not relieve any other Lender from its several obligation hereunder to make available to the Administrative Agent the amount of such other Lender's Commitment Percentage of any requested Revolving Credit Loans.

            2.8.2. ADVANCES BY ADMINISTRATIVE AGENT. The Administrative Agent may, unless notified to the contrary by any Lender prior to a Drawdown Date, assume that such Lender has made available to the Administrative Agent on such Drawdown Date the amount of such Lender's Commitment Percentage of the Revolving Credit Loans to be made on such Drawdown Date, and the Administrative Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Lender makes available to the Administrative Agent such amount on a date after such Drawdown Date, such Lender shall pay to the Administrative Agent on demand an amount equal to the product of (a) the average computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Administrative Agent for federal funds acquired by the Administrative Agent during each day included in such period, times (b) the amount of such Lender's Commitment Percentage of such Revolving Credit Loans, times (c) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Lender's Commitment Percentage of such Revolving Credit Loans shall become immediately available to the Administrative Agent, and the denominator of which is 360. A statement of the Administrative Agent submitted to such Lender with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Administrative Agent by such Lender. If the amount of such Lender's Commitment Percentage of such Revolving Credit Loans is not made available to the Administrative Agent by such Lender within three (3) Business Days following such Drawdown Date, the Administrative Agent shall be entitled to recover such amount from the Borrower on demand, with interest thereon at the rate per annum applicable to the Revolving Credit Loans made on such Drawdown Date.

                   3. REPAYMENT OF THE REVOLVING CREDIT LOANS.

     3.1. MATURITY. The Borrower promises to pay on the Revolving Credit Loan Maturity Date, and there shall become absolutely due and payable on the Revolving Credit Loan Maturity Date, all of the Revolving Credit Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

     3.2. MANDATORY REPAYMENTS OF REVOLVING CREDIT LOANS. If at any time the sum of the outstanding amount of the Revolving Credit Loans, the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the Total Commitment at such time, then the Borrower shall immediately pay the amount of such excess to the Administrative Agent for the respective accounts of the Lenders for application: first, to any Unpaid Reimbursement Obligations; second, to the Revolving Credit Loans; and third, to provide to the Administrative Agent cash collateral for Reimbursement Obligations as contemplated by Section 5.2(b) and
(c). Each payment of any Unpaid Reimbursement Obligations or prepayment of Revolving Credit Loans shall be allocated among the Lenders, in proportion, as nearly as practicable, to each Reimbursement Obligation or (as the case may be) the respective unpaid principal amount of each Lender's Revolving Credit Note, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion. In addition, the Borrower shall repay the Revolving Credit Loans in accordance with Section 4.3.

     3.3. OPTIONAL REPAYMENTS OF REVOLVING CREDIT LOANS. The Borrower shall have the right, at its election, to repay the outstanding amount of the Revolving Credit Loans, as a whole or in part, at any time without penalty or premium (but subject to Section 6.9), provided that any full or partial prepayment of the outstanding amount of any Eurodollar Rate Loans pursuant to this Section 3.3 that is not made on the last day of the Interest Period relating thereto shall be accompanied by any amounts due under Section 6.9. The Borrower shall give the Administrative Agent prior written notice of any proposed prepayment pursuant to this Section 3.3 of Base Rate Loans, and three (3) Eurodollar Business Days notice of any proposed prepayment pursuant to this Section 3.3 of Eurodollar Rate Loans, in each case specifying the proposed date of prepayment of Revolving Credit Loans and the principal amount to be prepaid. Each such partial prepayment of the Revolving Credit Loans shall be in an integral multiple of $100,000, shall be accompanied by the payment of accrued and unpaid interest on the principal prepaid to the date of prepayment and shall be applied, in the absence of instruction by the Borrower, first to the principal of Base Rate Loans and then to the principal of Eurodollar Rate Loans. Each partial prepayment shall be allocated among the Lenders, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Lender's Revolving Credit Note, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

                                4. THE TERM LOAN.

     4.1. COMMITMENT TO LEND. Subject to the terms and conditions set forth in this Credit Agreement, each Lender agrees to lend to the Borrower on the Closing Date an amount equal to its Commitment Percentage in respect of the Term Loan of the principal amount of $25,000,000.

     4.2. THE TERM NOTES. The Term Loan shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit C hereto (each a "Term Note"), dated the Closing Date (or such other date on which a Lender may become a party hereto in accordance with Section 16 hereof) and completed with appropriate insertions. One Term Note shall be payable to the order of each Lender in a principal amount equal to such Lender's Commitment Percentage of the Term Loan and representing the obligation of the Borrower to pay to such Lender such principal amount or, if less, the outstanding amount of such Lender's Commitment Percentage of the Term Loan, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes each Lender to make or cause to be made a notation on such Lender's Term Note Record reflecting the original principal amount of such Lender's Commitment Percentage of the Term Loan and, at or about the time of such Lender's receipt of any principal payment on such Lender's Term Note, an appropriate notation on such Lender's Term Note Record reflecting such payment. The aggregate unpaid amount set forth on such Lender's Term Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount on such Lender's Term Note Record shall not affect the obligations of the Borrower hereunder or under any Term Note to make payments of principal of and interest on any Term Note when due.

     4.3. MANDATORY PREPAYMENT OF TERM LOANS.

            4.3.1. SCHEDULE OF INSTALLMENT PAYMENTS OF PRINCIPAL OF TERM LOAN. The Borrower promises to pay to the Administrative Agent for the account of the Lenders the principal amount of the Term Loan in nineteen (19) consecutive equal quarterly payments of $1,250,000, such payments to be due and payable on the last day of each fiscal quarter of the Borrower, commencing on March 30, 2003, with a final payment on the Term Loan Maturity Date in an amount equal to the unpaid balance of the Term Loan.

            4.3.2. EXCESS OPERATING CASH FLOW RECAPTURE. For each fiscal year of the Borrower ending during or after December 2003, the Borrower shall make a prepayment of the Loans in an aggregate amount equal to the Applicable Excess Cash Flow Percentage of the amount of Consolidated Excess Operating Cash Flow for such fiscal year, such mandatory prepayment to be due one hundred five (105) days after the end of each applicable fiscal year and to be applied in the manner set forth in Section 4.3.4.

            4.3.3. PROCEEDS OF CERTAIN EVENTS. Within five (5) Business Days after the receipt by the Borrower or any Subsidiary of:

                    (a) Net Cash Sale Proceeds from Asset Sales consummated after the Closing Date (other than any sale, lease, license or other disposition of assets permitted by Section 10.5.2.1(a), (b) or (c) and any Sale/Leaseback Transactions permitted by Section 10.6 ) in excess of $1,000,000 in the aggregate in any fiscal year;

                    (b) Net Cash Equity Issuance Proceeds from Equity Issuances consummated after the Closing Date in excess of $5,000,000 in the aggregate in any fiscal year (provided, however, that Net Cash Equity Issuance Proceeds raised by the Borrower and used to finance a Permitted Acquisition within fifteen (15) Business Days of receipt of such Net Cash Equity Issuance Proceeds shall not be required to be repaid pursuant to this Section 4.3.3(b) (nor shall such Net Cash Equity Issuance Proceeds be considered to be such for the purposes of counting against any dollar baskets set forth in this Section 4.3.3(b)), and provided, further, that from and after the date Net Cash Equity Issuance Proceeds for any fiscal year have exceeded $5,000,000, additional Net Cash Equity Issuance Proceeds shall not be required to be repaid pursuant this Section 4.3.3(b), until the aggregate amount of such additional Net Cash Equity Issuance Proceeds is greater than $1,000,000);

                    (c) Net Cash Debt Issuance Proceeds from Debt Issuances consummated after the Closing Date in excess of $2,000,000 in the aggregate in any fiscal year;

                    (d) cash proceeds, net of costs of collection, in excess of $100,000 in the aggregate in any fiscal year received from Casualty Events by the Borrower or any of its Subsidiaries which have not been reinvested by the Borrower or such Subsidiary within 365 days of receipt of such proceeds in the repair or replacement of the property so damaged, destroyed or taken (provided, however, if a Default or Event of Default has occurred and is continuing, such proceeds shall be immediately paid to the Administrative Agent); or

                    (e) cash proceeds, net of costs of collection, in excess of $1,000,000 in the aggregate in any fiscal year received from income tax refunds of the Borrower or any of its Subsidiaries.

     the Borrower shall pay to the Administrative Agent for the respective accounts of the Lenders an amount equal to one hundred percent (100%) of such net cash proceeds, to be applied in the manner set forth in
     Section 4.3.4.

          4.3.4. APPLICATION OF PAYMENTS. All payments made pursuant to
     Section 4.3.2 or Section 4.3.3 shall be applied first against the remaining scheduled installments of principal of the Term Loan in the inverse order of maturity and, if there are no outstanding amounts owed on the Term Loan, then to reduce the outstanding amount of the Revolving Credit Loan, provided, however, that, if, at the time of receipt of any Net Cash Equity Issuance Proceeds, the Leverage Ratio as at the end of the then most recently ended fiscal quarter of the Borrower is less than or equal to 1.00:1.00, then such proceeds shall be applied to reduce the outstanding amount of the Revolving Credit Loans and not the Term Loan; and provided, further, that if, at the time of receipt of any Net Cash Equity Issuance Proceeds, the Leverage Ratio as at the end of the most recent fiscal quarter of the Borrower is greater than 1.00:1.00, such proceeds shall be applied to the remaining installments of principal of the Term Loan in the inverse order of maturity, but each holder of the Term Loan may elect not to receive such prepayment of Net Cash Equity Issuance Proceeds pursuant to
     Section 4.3.3 by notifying the Administrative Agent in writing of such election prior to the time such payment is due, and the portion of such prepayment so declined shall instead be applied to reduce the outstanding amount of Revolving Credit Loans pro rata among the Lenders, but not to reduce the Total Commitment in connection therewith. If the Administrative Agent does not receive the required notice from a holder of the Term Loan of an election not to receive such prepayment prior to the date such payment is due, such holder will be deemed not to have made such an election. The Administrative Agent shall promptly notify the Borrower in writing of such elections. Such mandatory prepayments shall be allocated among the Lenders in proportion, as nearly as practicable, to the respective outstanding amounts of each Lender's Notes, with adjustments to the extent practicable to equalize any prior prepayments not exactly in proportion. No amounts repaid with respect to the Term Loan pursuant to this Section 4.3 may be reborrowed.

     4.4. OPTIONAL PREPAYMENT OF TERM LOAN. The Borrower shall have the right at any time to prepay the Term Notes on or before the Term Loan Maturity Date, as a whole, or in part, upon not less than five (5) Business Days prior written notice to the Administrative Agent, without premium or penalty (but subject to Section 6.9), provided that (a) each partial prepayment shall be in the principal amount of $100,000 or an integral multiple thereof, and (b) each partial prepayment shall be allocated among the Lenders, in proportion, as nearly as practicable, to the respective outstanding principal amount of each Lender's Term Note, with adjustments to the extent practicable to equalize any prior prepayments not exactly in proportion. Any prepayment of principal of the Term Loan shall include all unpaid interest accrued to the date of prepayment and shall be applied against the scheduled installments of principal due on the Term Loan in the order of maturity. No amount repaid with respect to the Term Loan may be reborrowed.

     4.5. INTEREST ON TERM LOAN.

            4.5.1. INTEREST RATES. Except as otherwise provided in Section 6.10, the Term Loan shall bear interest during each Interest Period relating to all or any portion of the Term Loan at the following rates:

                    (a) To the extent that all or any portion of the Term Loan bears interest during such Interest Period at the Base Rate, the Term Loan or such portion shall bear interest during such Interest Period at the rate per annum equal to the Base Rate plus the Applicable Margin with respect to Base Rate Loans as in effect from time to time.

                    (b) To the extent that all or any portion of the Term Loan bears interest during such Interest Period at the Eurodollar Rate, the Term Loan or such portion shall bear interest during such Interest Period at the rate per annum equal to the Eurodollar Rate determined for such Interest Period plus the Applicable Margin with respect to Eurodollar Rate Loans as in effect from time to time.

                    (c) The Borrower promises to pay interest on the Term Loan or any portion thereof outstanding during each Interest Period in arrears on each Interest Payment Date applicable to such Interest Period.

            4.5.2. NOTIFICATION BY BORROWER. The Borrower shall notify the Administrative Agent, such notice to be irrevocable, at least three (3) Eurodollar Business Days prior to the Drawdown Date of the Term Loan if all or any portion of the Term Loan is to bear interest at the Eurodollar Rate. After the Term Loan has been made, the provisions of Section 2.7 shall apply mutatis mutandis with respect to all or any portion of the Term Loan so that the Borrower may have the same interest rate options with respect to all or any portion of the Term Loan as it would be entitled to with respect to the Revolving Credit Loans.

          4.5.3. AMOUNTS, ETC. Any portion of the Term Loan bearing interest at the Eurodollar Rate relating to any Interest Period shall be in the amount of $500,000 or an integral multiple thereof. No Interest Period relating to the Term Loan or any portion thereof bearing interest at the Eurodollar Rate shall extend beyond the date on which a regularly scheduled installment payment of the principal of the Term Loan is to be made unless a portion of the Term Loan at least equal to such installment payment has an Interest Period ending on or prior to such date or is then bearing interest at the Base Rate.

                              5. LETTERS OF CREDIT.

     5.1. LETTER OF CREDIT COMMITMENTS.

            5.1.1. COMMITMENT TO ISSUE LETTERS OF CREDIT. Subject to the terms and conditions hereof and the execution and delivery by the Borrower of a letter of credit application on the Administrative Agent's customary form (a "Letter of Credit Application"), the Administrative Agent on behalf of the Lenders and in reliance upon the agreement of the Lenders set forth in
     Section 5.1.4 and upon the representations and warranties of the Borrower contained herein, agrees, in its individual capacity, to issue, extend and renew for the account of the Borrower or any of its Subsidiaries one or more standby or documentary letters of credit (individually, a "Letter of Credit"), in such form as may be requested from time to time by the Borrower and agreed to by the Administrative Agent (in a manner consistent with the Administrative Agent's customary practice); provided, however, that, after giving effect to such request, (a) the sum of the aggregate Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not exceed $10,000,000 at any one time and (b) the sum of (i) the Maximum Drawing Amount on all Letters of Credit, (ii) all Unpaid Reimbursement Obligations, and (iii) the amount of all Revolving Credit Loans outstanding shall not exceed the Total Commitment at such time.

            5.1.2. LETTER OF CREDIT APPLICATIONS. Each Letter of Credit Application shall be completed to the reasonable satisfaction of the Administrative Agent. In the event that any provision of any Letter of Credit Application shall be inconsistent with any provision of this Credit Agreement, then the provisions of this Credit Agreement shall, to the extent of any such inconsistency, govern.

            5.1.3. TERMS OF LETTERS OF CREDIT. Each Letter of Credit issued, extended or renewed hereunder shall, among other things, (a) provide for the payment of sight drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein, and (b) have an expiry date no later than one year after its date of issuance unless renewed (for a successive period(s) not to exceed one year) in accordance with the terms of such Letter of Credit; provided that in no event shall any Letter of Credit issued hereunder expire after the date which is fourteen (14) days (or, if the Letter of Credit is confirmed by a confirmer or otherwise provides for one or more nominated persons, forty-five (45) days) prior to the Revolving Credit Loan Maturity Date unless, no less than fourteen (14) days prior to the Revolving Credit Loan Maturity Date, the Borrower either
     (i) deposits with the Administrative Agent an amount equal to 105% of the aggregate Maximum Drawing Amount of such Letter of Credit, such amount to be held by the Administrative Agent as cash collateral for any drawing under such Letter of Credit or, (ii) provides a backup letter of credit for such Letter of Credit from an issuer and on such terms as are reasonably acceptable to the Administrative Agent. Each Letter of Credit so issued, extended or renewed shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or any successor version thereto adopted by the Administrative Agent in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit (the "Uniform Customs") or, in the case of a standby Letter of Credit, either the Uniform Customs or the International Standby Practices (ISP98), International Chamber of Commerce Publication No. 590, or any successor code of standby letter of credit practices among banks adopted by the Administrative Agent in the ordinary course of its business as a standby letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

            5.1.4. REIMBURSEMENT OBLIGATIONS OF LENDERS. Each Lender severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Lender's Commitment Percentage, to reimburse the Administrative Agent on demand for the amount of each draft paid by the Administrative Agent under each Letter of Credit to the extent that such amount is not reimbursed by the Borrower pursuant to Section 5.2 (such agreement for a Lender being called herein the "Letter of Credit Participation" of such Lender).

            5.1.5. PARTICIPATIONS OF LENDERS. Each such payment made by a Lender shall be treated as the purchase by such Lender of a participating interest in the Borrower's Reimbursement Obligation under Section 5.2 in an amount equal to such payment. Each Lender shall share in accordance with its participating interest in any interest which accrues pursuant to
     Section 5.2.

     5.2. REIMBURSEMENT OBLIGATION OF THE BORROWER. In order to induce the Administrative Agent to issue, extend and renew each Letter of Credit and the Lenders to participate therein, the Borrower hereby agrees to reimburse or pay to the Administrative Agent, for the account of the Administrative Agent or (as the case may be) the Lenders, with respect to each Letter of Credit issued, extended or renewed by the Administrative Agent hereunder,

            (a)   except as otherwise expressly provided in Section 5.2(b) and
     (c), on each date that any draft presented under such Letter of Credit is honored by the Administrative

     Agent, or the Administrative Agent otherwise makes a payment with respect thereto, (i) the amount paid by the Administrative Agent under or with respect to such Letter of Credit, and (ii) the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by the Administrative Agent or any Lender in connection with any payment made by the Administrative Agent or any Lender under, or with respect to, such Letter of Credit,

            (b) upon the reduction (but not termination) of the Total Commitment to an amount less than the Maximum Drawing Amount, an amount equal to such difference, which amount shall be held by the Administrative Agent for the benefit of the Lenders and the Administrative Agent as cash collateral for all Reimbursement Obligations, and

            (c) upon the termination of the Total Commitment, or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with Section 14, an amount equal to the then Maximum Drawing Amount on all Letters of Credit, which amount shall be held by the Administrative Agent for the benefit of the Lenders and the Administrative Agent as cash collateral for all Reimbursement Obligations.

Each such payment shall be made to the Administrative Agent at the Administrative Agent's Office in immediately available funds. Interest on any and all amounts remaining unpaid by the Borrower under this Section 5.2 at any time from the date such amounts become due and payable (whether as stated in this Section 5.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Administrative Agent on demand at the rate specified in Section 6.10 for overdue principal on the Revolving Credit Loans.

     5.3. LETTER OF CREDIT PAYMENTS. If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Administrative Agent shall notify the Borrower by telephone (confirmed by facsimile) as promptly as possible of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. If the Borrower fails to reimburse the Administrative Agent as provided in Section 5.2 on or before the date that such draft is paid or other payment is made by the Administrative Agent, the Administrative Agent may at any time thereafter notify the Lenders of the amount of any such Unpaid Reimbursement Obligation. No later than 2:00 p.m. (Boston time) on the Business Day next following the receipt of such notice, each Lender shall make available to the Administrative Agent, at the Administrative Agent's Office, in immediately available funds, such Lender's Commitment Percentage of such Unpaid Reimbursement Obligation, together with an amount equal to the product of (a) the average, computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Administrative Agent for federal funds acquired by the Administrative Agent during each day included in such period, times (b) the amount equal to such Lender's Commitment Percentage of such Unpaid Reimbursement Obligation, times (c) a fraction, the numerator of which is the number of days that elapse from and including the date the Administrative Agent paid the draft presented for honor or otherwise made payment to the date on which such Lender's Commitment Percentage of such Unpaid Reimbursement Obligation shall become immediately available to the Administrative Agent, and the denominator of which is 360. The responsibility of the Administrative Agent to the Borrower and the Lenders shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit.

     5.4. OBLIGATIONS ABSOLUTE. The Borrower's obligations under this Section 5 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Administrative Agent, any Lender or any beneficiary of a Letter of Credit. The Borrower further agrees with the Administrative Agent and the Lenders that the Administrative Agent and the Lenders shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 5.2 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrower against the beneficiary of any Letter of Credit or any such transferee. The Administrative Agent and the Lenders shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Borrower agrees that any action taken or omitted by the Administrative Agent or any Lender under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith, shall be binding upon the Borrower and shall not result in any liability on the part of the Administrative Agent or any Lender to the Borrower. Notwithstanding the foregoing provisions of this Section 5.4 or any other provision of this
Section 5, including any provision of Section 5.5 hereof, the Borrower shall have a claim against the Administrative Agent, and the Administrative Agent shall be liable to the Borrower, for any losses, liabilities and reasonably out-of-pocket costs an expenses to the extent suffered or incurred by the Borrower or any of its Subsidiaries in connection with any Letter of Credit as a result of the Administrative Agent's willful misconduct or gross negligence or the Administrative Agent's failure to comply with its express obligations under this Agreement.

     5.5. RELIANCE BY ISSUER. To the extent not inconsistent with Section 5.4, the Administrative Agent shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. To the extent not inconsistent with Section 5.4, the Administrative Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and reasonable out-of-pocket expense which may be incurred by it by reason of taking or continuing to take any such action. Except to the extent limited by Section 5.4, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Credit Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and all future holders of the Revolving Credit Notes or of a Letter of Credit Participation.

     5.6. LETTER OF CREDIT FEE. With respect to each Letter of Credit issued hereunder, the Borrower shall pay to the Administrative Agent a fee (in each case, a "Letter of Credit Fee") for each Letter of Credit issued or renewed by the Administrative Agent pursuant to the Credit Agreement at a rate per annum equal to the Applicable Margin with respect to Eurodollar Rate Loans in effect from time to time, on the Maximum Drawing Amount of such Letter of Credit for the period such Letter of Credit is outstanding. In addition, the Borrower will pay the Administrative Agent, for its own account, a fronting fee equal to one-eighth of one percent (0.125%) per annum on the Maximum Drawing Amount of such Letter of Credit for the period such Letter of Credit is outstanding. The Letter of Credit Fee for each Letter of Credit shall be payable quarterly in arrears on the last day of each calendar quarter. In respect of each Letter of Credit, the Borrower shall also pay to the Administrative Agent for the Administrative Agent's own account, at such other time or times as such charges are customarily made by the Administrative Agent, the Administrative Agent's customary issuance, amendment, negotiation or document examination and other administrative fees as in effect from time to time.

                         6. CERTAIN GENERAL PROVISIONS.

     6.1. FEES. The Borrower agrees to pay to the Administrative Agent and the Arranger, as applicable, the fees set forth in the Fee Letter.

     6.2. FUNDS FOR PAYMENTS.

            6.2.1. PAYMENTS TO ADMINISTRATIVE AGENT. All payments of principal, interest, Reimbursement Obligations, Fees and any other amounts due hereunder or under any of the other Loan Documents shall be made on the due date thereof to the Administrative Agent in Dollars, for the respective accounts of the Lenders and/or the Administrative Agent, as the case may be, at the Administrative Agent's Office or at such other place that the Administrative Agent may from time to time designate, in each case at or about (or prior to) 11:00 a.m. (Boston, Massachusetts, time or other local time at the place of payment) and in immediately available funds.

            6.2.2. NO OFFSET, ETC. All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without recoupment, setoff or counterclaim and free and clear of and without deduction for or withholding of Covered Taxes, unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Administrative Agent, for the account of the Lenders or (as the case may be) the Administrative Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Lenders or the Administrative Agent to receive the same net amount which the Lenders or the Administrative Agent would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Administrative Agent certificates or other valid vouchers for all

     Covered Taxes deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

            6.2.3. NON-U.S. LENDERS. Each Lender and the Administrative Agent represents and warrants that, as of the date of this Credit Agreement, the payments it is to receive under the Loan Documents are not subject to Covered Taxes. If any Lender or the Administrative Agent assigns or sells a participation in all or any portion of its rights and obligations under this Credit Agreement, such Person agrees to require a condition of such assignment or sale that the assignee or participant, on or before the date of such assignment or sale, deliver to the Borrower the representation and warranty stated in the immediately preceding sentence, together with duly completed and executed copies of the appropriate Internal Revenue Service forms described below. Each Lender and the Administrative Agent hereby further agrees that, if and to the extent it is legally able to do so, it shall, prior to the date of the first payment by the Borrower hereunder to be made to such Lender or the Administrative Agent or for such Lender's or the Administrative Agent's account, deliver to the Borrower and the Administrative Agent, as applicable, such certificates, documents or other evidence, as and when required by the Code or Treasury Regulations issued pursuant thereto, including (a) in the case of a Lender or the Administrative Agent that is not a U.S. Person as defined in Section 7701(a)(30) of the Code for federal income tax purposes (a "Non-U.S. Lender") and that is a "bank" for purposes of Section 881(c)(3)(A) of the Code, two (2) duly completed copies of Internal Revenue Service Form W-8BEN or Form W-8ECI and any other certificate or statement of exemption required by Treasury Regulations, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender establishing that with respect to payments of principal, interest or fees hereunder it is (i) not subject to United States federal withholding tax under the Code because such payment is effectively connected with the conduct by such Lender or Administrative Agent of a trade or business in the United States or (ii) totally exempt or partially exempt from United States federal withholding tax under a provision of an applicable tax treaty, (b) in the case of a Non-U.S. Lender that is not a "bank" for purposes of Section 881(c)(3)(A) of the Code, a certificate in form and substance reasonably satisfactory to the Administrative Agent and the Borrower and to the effect that (i) such Non-U.S. Lender is not a "bank" for purposes of Section 881(c)(3)(A) of the Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any governmental authority, any application made to a rating agency or qualification for any exemption from any tax, securities law or other legal requirements, (ii) is not a ten (10) percent shareholder for purposes of Section 881(c)(3)(B) of the Code and
     (iii) is not a controlled foreign corporation receiving interest from a related person for purposes of Section 881(c)(3)(C) of the Code, together with a properly completed Internal Revenue Service Form W-8 or W-9, as applicable (or successor forms) and (c) in the case of a Lender or Administrative Agent that is a U.S. Person as defined in Section 7701(a)(30) of the Code and is not a corporation, a properly completed Internal Revenue Service Form W-9 (or successor form) identifying such Lender or Administrative Agent as a U.S. Person. Each Lender or the Administrative Agent agrees that it shall, promptly upon a change of its lending office or the selection of any additional lending office, to the extent the forms previously delivered by it pursuant to this section are no longer effective, and promptly upon the Borrower's or the Administrative Agent's reasonable request after the occurrence of any other event (including the passage of time) requiring the delivery of a Form W-8BEN, Form W-8ECI, Form W-8 or W-9 in addition to or in replacement of the forms previously delivered, deliver to the Borrower and the Administrative Agent, as applicable, if and to the extent it is properly entitled to do so, a properly completed and executed Form W-8BEN, Form W-8ECI, Form W-8 or W-9, as applicable (or any successor forms thereto). The Borrower shall not be required to pay any additional amounts to any Lender or the Administrative Agent in respect of Covered Taxes pursuant to Section 6.2.2 above to the extent that the obligation to pay such additional amounts would not have arisen but for a failure by such Lender or the Administrative Agent to comply with the provisions of this Section 6.2.3; provided, however, that the foregoing shall not relieve the Borrower of its obligation to pay additional amounts pursuant to Section 6.2.2 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in interpretation, administration or application thereof, any Lender or the Administrative Agent that was previously entitled to receive all payments under this Credit Agreement and the Notes without deduction or withholding of any Covered Taxes is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding.

     6.3. COMPUTATIONS. All computations of interest on the Eurodollar Rate Loans and of Fees shall be based on a 360-day year and paid for the actual number of days elapsed. All computations of interest on the Base Rate Loans shall be based on a 365 (or 366, as the case may be)-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to Eurodollar Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. Absent manifest error, the outstanding amount of the Loans as reflected on the Revolving Credit Note Records and the Term Note Records from time to time shall be considered correct and binding on the Borrower unless within five (5) Business Days after receipt by the Borrower of any notice from the Administrative Agent or any of the Lenders of such outstanding amount, the Administrative Agent or such Lender shall notify the Borrower, or the Borrower shall notify the Administrative Agent or such Lender, to the contrary.

     6.4. INABILITY TO DETERMINE EURODOLLAR RATE. In the event, prior to the commencement of any Interest Period relating to any Eurodollar Rate Loan, the Administrative Agent shall determine or be notified by the Required Lenders that
(a) adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate that would otherwise determine the rate of interest to be applicable to any Eurodollar Rate Loan during any Interest Period or (b) the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to the Lenders of making or maintaining their Eurodollar Rate Loans during such period, the Administrative Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Lenders) to the Borrower and the Lenders. In such event (i) any Loan Request or Conversion Request with respect to

Eurodollar Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans, (ii) each Eurodollar Rate Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan, and (iii) the obligations of the Lenders to make Eurodollar Rate Loans shall be suspended until the Administrative Agent or the Required Lenders determine that the circumstances giving rise to such suspension no longer exist, whereupon the Administrative Agent or, as the case may be, the Administrative Agent upon the instruction of the Required Lenders, shall so notify the Borrower and the Lenders.

     6.5. ILLEGALITY. Notwithstanding any other provisions herein, if the future adoption of or change in any law, regulation, treaty or directive or the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Rate Loans, such Lender shall forthwith give notice of such circumstances to the Borrower and the other Lenders and thereupon (a) the commitment of such Lender to make Eurodollar Rate Loans or convert Base Rate Loans to Eurodollar Rate Loans shall forthwith be suspended and (b) such Lender's Revolving Credit Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Base Rate Loans on the last day of the Interest Period applicable to such Eurodollar Rate Loans or within such earlier period as may be required by law. The Borrower hereby agrees promptly to pay the Administrative Agent for the account of such Lender, upon demand by such Lender, any additional amounts necessary to compensate such Lender for any costs incurred by such Lender in making any conversion in accordance with this
Section 6.5, including any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans hereunder.

     6.6. ADDITIONAL COSTS, ETC. If the future adoption of or change in any applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Lender or the Administrative Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

            (a) subject any Lender or the Administrative Agent to any Covered Taxes with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, such Lender's Commitment or the Loans (other than taxes based upon or measured by the income or profits of such Lender or the Administrative Agent), or

            (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Lender of the principal of or the interest on any Loans or any other amounts payable to any Lender or the Administrative Agent under this Credit Agreement or any of the other Loan Documents, or

            (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of any Lender, or

            (d) impose on any Lender or the Administrative Agent any other conditions or requirements with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, the Loans, such Lender's Commitment, or any class of loans, letters of credit or commitments of which any of the Loans or such Lender's Commitment forms a part, and the result of any of the foregoing is

                 (i) to increase the cost to any Lender of making, funding, issuing, renewing, extending or maintaining any of the Loans or such Lender's Commitment or any Letter of Credit, or

                 (ii) to reduce the amount of principal, interest, Reimbursement Obligation or other amount payable to such Lender or the Administrative Agent hereunder on account of such Lender's Commitment, any Letter of Credit or any of the Loans, or

                 (iii) to require such Lender or the Administrative Agent to make any payment or to forego any interest or Reimbursement Obligation or other sum payable hereunder, the amount of which payment or foregone interest or Reimbursement Obligation or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Lender or the Administrative Agent from the Borrower hereunder, then, and in each such case, the Borrower will, within thirty (30) days following demand made by such Lender or (as the case may be) the Administrative Agent at any time and from time to time and as often as the occasion therefor may arise, and upon presentation by such Lender or (as the case may be) the Administrative Agent of a certificate in accordance with Section 6.8 hereof, pay to such Lender or the Administrative Agent such additional amounts as will be sufficient to compensate such Lender or the Administrative Agent for such additional cost, reduction, payment or foregone interest or Reimbursement Obligation or other sum.

Any Lender claiming any additional amounts payable pursuant to Section 6.2.2, this Section 6.6 or Section 6.7 shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its applicable lending office if the making of such change would avoid the need for or substantially reduce the amount of any such additional amounts which may thereafter accrue and would not, in the sole and absolute determination of such Lender be otherwise disadvantageous to such Lender, which determination by such Lender shall be conclusive.

     6.7. CAPITAL ADEQUACY. If after the date hereof any Lender or the Administrative Agent determines that (a) the future adoption of or change in any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by a Governmental Authority with appropriate jurisdiction, or (b) compliance by such Lender or the Administrative Agent or any corporation controlling such Lender or the Administrative Agent with any new or changed law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of any such entity regarding capital adequacy, has the effect of reducing the return on such Lender's or the Administrative Agent's commitment with respect to any Loans to a level below that which such

Lender or the Administrative Agent could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or the Administrative Agent's then existing policies with respect to capital adequacy and assuming full utilization of such entity's capital) by any amount deemed by such Lender or (as the case may be) the Administrative Agent to be material, then such Lender or the Administrative Agent may notify the Borrower of such fact. To the extent that the amount of such reduction in the return on capital is not reflected in the Base Rate, the Borrower agrees to pay such Lender or (as the case may be) the Administrative Agent for the amount of such reduction in the return on capital as and when such reduction is determined within thirty
(30) days following presentation by such Lender or (as the case may be) the Administrative Agent of a certificate in accordance with Section 6.8 hereof. Each Lender shall allocate such cost increases among its customers in good faith and on an equitable basis.

     6.8. CERTIFICATE. A certificate setting forth any additional amounts payable pursuant to Sections 6.6 or 6.7 and a brief explanation of such amounts which are due, submitted by any Lender or the Administrative Agent to the Borrower, shall be conclusive, absent manifest error, that such amounts are due and owing.

     6.9. INDEMNITY. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from and against any loss, or reasonable out-of-pocket cost or expense (including loss of anticipated profits) that such Lender may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or any interest on any Eurodollar Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain its Eurodollar Rate Loans, (b) default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a Loan Request, notice (in the case of all or any portion of the Term Loan pursuant to Section 4.5.2) or a Conversion Request relating thereto in accordance with
Section 2.6 or Section 2.7 or Section 4.5 or (c) the making of any payment of a Eurodollar Rate Loan or the making of any conversion of any such Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain any such Loans.

     6.10. INTEREST AFTER DEFAULT.

            6.10.1. OVERDUE AMOUNTS. Overdue principal and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded monthly and payable on demand at a rate per annum equal to three percent (3.00%) above the rate of interest then applicable thereto (or, if no rate of interest is then applicable thereto, the Base
     Rate) until such amount shall be paid in full (after as well as before judgment).

            6.10.2. AMOUNTS NOT OVERDUE. During the continuance of a Default or an Event of Default the principal of the Loans not overdue shall, until such Default or Event of Default has been cured or remedied or such Default or Event of Default has been waived by the Required Lenders pursuant to
     Section 17.12, at the election of the Administrative Agent or the Required Lenders by written notice to the Borrower, bear interest at a rate per annum equal to two percent (2.00%) above the rate of interest otherwise applicable to such Revolving Credit Loans pursuant to Section 2.5 and the Term Loan pursuant to Section 4.5, and if such Default or Event of Default results from failure to make a payment when due, then all principal of the Loans not overdue shall bear interest at the rate of interest applicable to overdue principal pursuant to Section 6.10.1 until such Default or Event of Default has been cured or remedied or such Default or Event of Default has been waived by the Required Lenders pursuant to Section 17.12.

     6.11. REPLACEMENT LENDER. Within thirty (30) days after (a) any Lender has demanded compensation from the Borrower pursuant to Sections 6.2.2, 6.6 or 6.7 hereof, or (b) there shall have occurred a change in law with respect to any Lender as a consequence of which it shall have become unlawful for such Lender to make a Eurodollar Rate Loan on any Drawdown Date, as described in Section 6.5 hereof (any such Lender described in the foregoing clauses (a) or (b) is hereinafter referred to as an "Affected Lender "), the Borrower may request that the Non-Affected Lenders acquire all, but not less than all, of the Affected Lender's outstanding Loans and assume all, but not less than all, of the Affected Lender's Commitment. If the Borrower so requests, the Non-Affected Lenders may elect to acquire all or any portion of the Affected Lender's outstanding Loans and to assume all or any portion of the Affected Lender's Commitment. If the Non-Affected Lenders do not elect to acquire and assume all of the Affected Lender's outstanding Loans and Commitment, the Borrower may designate a replacement bank or banks, which must be reasonably satisfactory to the Administrative Agent, to acquire and assume that portion of the outstanding Loans and Commitment of the Affected Lender not being acquired and assumed by the Non-Affected Lenders. The provisions of Section 16 hereof shall apply to all reallocations pursuant to this Section 6.11, and the Affected Lender and any Non-Affected Lenders and/or replacement banks which are to acquire the Loans and Commitment of the Affected Lender shall execute and deliver to the Administrative Agent, in accordance with the provisions of Section 16 hereof, such Assignments and Acceptances and other instruments as are required pursuant to Section 16 hereof to give effect to such reallocations. Any Non-Affected Lenders and/or replacement banks which are to acquire the Loans and Commitment of the Affected Lender shall be deemed to be Eligible Assignees for all purposes of Section 16 hereof. On the effective date of the applicable Assignments and Acceptances, the Borrower shall pay to the Affected Lender all interest accrued on its Loans up to but excluding such date, along with any fees payable to such Affected Lender hereunder up to but excluding such date.

                     7. COLLATERAL SECURITY AND GUARANTIES.

     7.1. COLLATERAL SECURITY.

            7.1.1. SECURITY OF BORROWER. The Obligations shall be secured by (a) a perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in substantially all of the assets of the Borrower (other than Excluded Collateral), whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which the Borrower is a party, and (b) a perfected first priority pledge (subject only to Permitted Liens entitled to priority under applicable law) by the Borrower of one hundred percent (100%) of the Capital Stock of each of its direct Subsidiaries, pursuant to the terms of the Pledge Agreement to which it is a party; provided, however, that the Borrower shall in no event be required to pledge more than sixty-five percent (65%) of the shares of Voting Stock of any Subsidiary organized under the laws of a jurisdiction other than the United States of America or a state or other subdivision of the United States of America.

            7.1.2. GUARANTIES AND SECURITY OF GUARANTORS. The Obligations shall also be guaranteed pursuant to the terms of the Guaranty by each Guarantor. The obligations of the Guarantors under the Guaranty shall be in turn secured by (a) a perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in substantially all of the assets of each such Guarantor (other than Excluded Collateral), whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which such Guarantor is a party and (b) a perfected first priority pledge (subject only to Permitted Liens entitled to priority under applicable law) by such Guarantor of one hundred percent (100%) of the Capital Stock of each of its direct Subsidiaries, pursuant to the terms of the Pledge Agreement to which it is a party; provided, however, that each such Guarantor shall in no event be required to pledge more than sixty five percent (65%) of the shares of Voting Stock of any Subsidiary organized under the laws of a jurisdiction other than the United States of America or a state or other subdivision of the United States of America.

     7.2. GUARANTY. Each Guarantor and the Borrower are members of a group of related corporations, the success of any one of which is dependent in part on the success of the other members of such group. Each Guarantor expects to receive substantial direct and indirect benefit from the Loans advanced and other credit extended to the Borrower by the Lenders pursuant to this Credit Agreement (which benefits are hereby acknowledged). It is a condition precedent to the Lenders' advancing Loans and Letters of Credit to the Borrower hereunder that each Guarantor execute and deliver this Credit Agreement and guaranty the Borrower's Obligations hereunder. Each Guarantor wishes to guaranty the Borrower's obligations to the Administrative Agent and the Lenders under or in respect of the Credit Agreement and accordingly, each Guarantor hereby agrees with the Administrative Agent and the Lenders as set forth in this Section 7.2.

            7.2.1. GUARANTY OF PAYMENT AND PERFORMANCE.

            Each Guarantor hereby jointly and severally guarantees to the Lenders and the Administrative Agent the full and punctual payment when due (whether at stated maturity, by required pre-payment, by acceleration or otherwise), as well as the performance, of all of the Obligations of the Borrower (referred to in this Section 7.2 as the "Borrower's Obligations"), including all such which would become due but for the operation of the automatic stay pursuant to Section 362(a) of the Bankruptcy Code and the operation of Sections 502(b) and 506(b) of the Bankruptcy Code. This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance of all of the Borrower's Obligations and not of their collectibility only and is in no way conditioned upon any requirement that the Administrative Agent or any Lender first attempt to collect any of the Borrower's Obligations from the Borrower or any other Guarantor or resort to any collateral security or other means of obtaining payment. Should the Borrower default in the payment or performance of any of the Borrower's Obligations, the obligations of each Guarantor hereunder with respect to such Borrower's Obligations in default shall, upon demand by the Administrative

     Agent, become immediately due and payable to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, without any other demand or notice of any nature, all of which are expressly waived by each Guarantor. Payments by each Guarantor hereunder may be required by the Administrative Agent on any number of occasions. All payments by each Guarantor hereunder shall be made to the Administrative Agent, in the manner and at the place of payment specified therefor in this Credit Agreement, for the account of the Lenders and the Administrative Agent.

            7.2.2. GUARANTORS' AGREEMENT TO PAY ENFORCEMENT COSTS, ETC. Each Guarantor further agrees, as the principal obligor and not as a guarantor only, to pay to the Administrative Agent, on demand, all costs and expenses (including court costs and legal expenses) incurred or expended by the Administrative Agent or any Lender in connection with the enforcement of this Guaranty, together with interest on amounts recoverable under this
     Section 7.2.2 from the time when such amounts become due until payment, whether before or after judgment, at the rate of interest for overdue principal set forth in this Credit Agreement, provided that if such interest exceeds the maximum amount permitted to be paid under applicable law, then such interest shall be reduced to such maximum permitted amount.

            7.2.3. WAIVERS BY GUARANTORS; LENDER'S FREEDOM TO ACT. Each Guarantor agrees that the Obligations will be paid and performed strictly in accordance with their respective terms, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or any Lender with respect thereto. Each Guarantor waives promptness, diligence, presentment, demand, protest, notice of acceptance, notice of any Obligations incurred and all other notices of any kind (except as specifically required by Section 7.2.2), all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of the Borrower or any other entity or other person primarily or secondarily liable with respect to any of the Obligations, and all suretyship defenses generally. Without limiting the generality of the foregoing, each Guarantor acknowledges the provisions of this Credit Agreement and each of the other Loan Documents and agrees that the obligations of such Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (i) the failure of the Administrative Agent or any Lender to assert any claim or demand or to enforce any right or remedy against the Borrower or any other entity or other person primarily or secondarily liable with respect to any of the Obligations; (ii) any extensions, compromise, refinancing, consolidation or renewals of any Obligation; (iii) any change in the time, place or manner of payment of any of the Obligations or any rescissions, waivers, compromise, refinancing, consolidation or other amendments or modifications of any of the terms or provisions of this Credit Agreement, the Revolving Credit Notes, the Term Notes, the other Loan Documents or any other agreement evidencing, securing or otherwise executed in connection with any of the Obligations, (iv) the addition, substitution or release of any entity or other person primarily or secondarily liable for any Obligation;
     (v) the adequacy of any rights which the Administrative Agent or any Lender may have against any collateral security or other means of obtaining repayment of any of the Obligations;

     (vi) the impairment of any collateral securing any of the Obligations, including without limitation the failure to perfect or preserve any rights which the Administrative Agent or any Lender might have in such collateral security or the substitution, exchange, surrender, release, loss or destruction of any such collateral security; or (vii) any other act or omission which might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a release or discharge of any Guarantor, all of which may be done without notice to any Guarantor. To the fullest extent permitted by law, each Guarantor hereby expressly waives any and all rights or defenses arising by reason of (A) any "one action" or "anti-deficiency" law which would otherwise prevent the Administrative Agent or any Lender from bringing any action, including any claim for a deficiency, or exercising any other right or remedy (including any right of set-off), against any Guarantor before or after the Administrative Agent's or such Lender's commencement or completion of any foreclosure action, whether judicially, by exercise of power of sale or otherwise, or (B) any other law which in any other way would otherwise require any election of remedies by the Administrative Agent or any Lender.

          7.2.4. UNENFORCEABILITY OF OBLIGATIONS AGAINST BORROWER. If for any reason the Borrower has no legal existence or is under no legal obligation to discharge any of the Borrower's Obligations, or if any of the Borrower's Obligations have become irrecoverable from the Borrower by reason of the Borrower's insolvency, bankruptcy or reorganization or by other operation of law or for any other reason, this Guaranty shall nevertheless be binding on each Guarantor to the same extent as if such Guarantor at all times had been the principal obligor on all such Obligations. In the event that acceleration of the time for payment of any of the Borrower's Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, or for any other reason, all such amounts otherwise subject to acceleration under the terms of this Credit Agreement, the Revolving Credit Notes, the Term Notes, the other Loan Documents or any other agreement evidencing, securing or otherwise executed in connection with any Obligation of the Borrower shall be immediately due and payable by each Guarantors.

            7.2.5. SUBROGATION; SUBORDINATION.

                   7.2.5.1. SUBROGATION. Until the indefeasible payment and
            performance in full of all of the Borrower's Obligations, no Guarantor shall exercise any rights against the Borrower arising as a result of payment by such Guarantor hereunder, by way of subrogation, reimbursement, restitution, contribution or otherwise, and will not prove any claim in competition with the Administrative Agent or any Lender in respect of any payment hereunder in any bankruptcy, insolvency or reorganization case or proceedings of any nature; no Guarantor will claim any setoff, recoupment or counterclaim against the Borrower in respect of any liability of such Guarantor to the Borrower; and each Guarantor waives any benefit of and any right to participate in any collateral security which may be held by the Administrative Agent or any Lender unless the same is released by the Administrative Agent or such Lender.

                   7.2.5.2. SUBORDINATION. The payment of any amounts due with respect to any indebtedness of the Borrower for money borrowed or credit received now or hereafter owed to each Guarantor is hereby subordinated to the prior payment in full of all of the Borrower's Obligations. Each Guarantor agrees that, during the continuance of any Default or Event of Default, no Guarantor will demand, sue for or otherwise attempt to collect any such indebtedness of the Borrower to such Guarantor until all of the Borrower's Obligations shall have been paid in full, provided, however, that ordinary course payments among the Borrower and the Guarantors shall be permitted. If, notwithstanding the foregoing sentence, any Guarantor shall collect, enforce or receive any amounts (other than ordinary course payments) in respect of such indebtedness in contravention of the foregoing while the Borrower's Obligations are still outstanding, such amounts shall be collected, enforced and received by such Guarantor as trustee for the Lenders, and the Administrative Agent and be paid over to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, on account of the Borrower's Obligations without affecting in any manner the liability of any Guarantor under the other provisions of this Guaranty.

                  7.2.5.3. PROVISIONS SUPPLEMENTAL. The provisions of this
            Section 7.2.5 shall be supplemental to and not in derogation of any rights and remedies of the Lenders and the Administrative Agent under any separate subordination agreement which the Administrative Agent may at any time and from time to time enter into with any Guarantor for the benefit of the Lenders and the Administrative Agent.

            7.2.6. SETOFF. Regardless of the adequacy of any collateral security or other means of obtaining payment of any of the Borrower's Obligations, during the continuance of any Event of Default, each of the Administrative Agent and the Lenders is hereby authorized at any time and from time to time, without notice to any Guarantor (any such notice being expressly waived by each Guarantor) and to the fullest extent permitted by law, to set off and apply any deposits and other sums credited by or due from the Administrative Agent or such Lender to any Guarantor or subject to withdrawal by such Guarantor against the obligations of any Guarantor under this Guaranty, whether or not the Administrative Agent or such Lender shall have made any demand under this Guaranty and although such obligations may be contingent or unmatured.

          7.2.7. NO RELIANCE. Each Guarantor acknowledges and confirms that such Guarantor itself has established its own adequate means of obtaining from the Borrower on a continuing basis all information desired by such Guarantor concerning the financial condition of the Borrower and that each Guarantor will look to the Borrower and not to the Administrative Agent or any Lender in order for such Guarantor to keep adequately informed of changes in the Borrower's financial condition.

          7.2.8. TERMINATION; REINSTATEMENT. This Guaranty shall remain in full force and effect until all of the Borrower's Obligations have been paid in full in cash and all commitments under this Credit Agreement have been terminated. This Guaranty shall continue to be effective or be reinstated, if at any time any payment made or value received with respect to any Borrower's Obligation is rescinded or must otherwise be returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy or reorganization of the Borrower, or otherwise, all as though such payment had not been made or value received. Notwithstanding the foregoing, in the event that any Guarantor is sold in accordance with the provisions of Section 10.5.2.1 hereof, such Guarantor shall be released from its guaranty obligations hereunder and the Administrative Agent shall, upon the request of the Borrower, terminate its security interests in all of such Guarantor's rights, title and interest in and to the Collateral.

            7.2.9. SUCCESSORS AND ASSIGNS. This Guaranty shall be binding upon each Guarantor, its successors and assigns, and shall inure to the benefit of the Administrative Agent or the Lenders and their respective successors, transferees and assigns. No Guarantor may assign any of its obligations hereunder.

                       8. REPRESENTATIONS AND WARRANTIES.

     The Borrower represents and warrants to the Lenders and the Administrative Agent as follows:

     8.1. CORPORATE AUTHORITY.

            8.1.1. INCORPORATION; GOOD STANDING. Each of the Borrower and its Subsidiaries (a) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, (b) has all requisite corporate (or the equivalent partnership or company) power to own its property and conduct its business as now conducted and as presently contemplated, and (c) is in good standing and duly authorized to do business as a foreign corporation, limited liability company or limited partnership in each jurisdiction where such qualification is necessary (except where a failure to be in good standing or to be so qualified would not have a Material Adverse Effect).

            8.1.2. AUTHORIZATION. The execution, delivery and performance by the Borrower or any of its Subsidiaries of the Loan Documents to which such Person is or is to become a party and the transactions contemplated thereby
     (a) are within the corporate (or the equivalent partnership or company) authority of such Person, (b) have been duly authorized by all necessary corporate (or the equivalent partnership or company) proceedings of such Person, (c) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Person is subject or any judgment, order, writ, injunction, license or permit applicable to such Person and (d) do not conflict with any provision of the Governing Documents of, or any agreement or other instrument binding upon, such Person (except in the case of clauses (c) and (d), where such conflict, breach or contravention would not have a Material Adverse Effect, and except as set forth on Schedule 8.1.2 hereof).

            8.1.3. ENFORCEABILITY. The execution and delivery by the Borrower or any of its Subsidiaries of the Loan Documents to which such Person is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions thereof, except as enforceability is limited by (a) bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and (b) equitable principles.

     8.2. GOVERNMENTAL APPROVALS. The execution, delivery and performance by the Borrower and any of its Subsidiaries of the Loan Documents to which such Person is or is to become a party and the transactions contemplated thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained (except where the failure to obtain such approval or consent or to make such filing would not have a Material Adverse Effect, except for any necessary filing or recordation of or with respect to any of the Security Documents, and except as set forth on Schedule
8.1.2 hereto).

     8.3. TITLE TO PROPERTIES; LEASES. Except as indicated on Schedule 8.3 hereto, the Borrower and its Subsidiaries own all of the assets reflected as owned in the consolidated balance sheet of the Borrower and its Subsidiaries as at the Interim Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no Liens or other rights of others, except Permitted Liens.

     8.4. FINANCIAL STATEMENTS AND PROJECTIONS.

            8.4.1. FISCAL YEAR. The Borrower and each of its Subsidiaries has a fiscal year which ends on the last Sunday in December of each calendar year, with fiscal month and fiscal quarter ends as set forth on Schedule
     8.4.1 through the later of the Revolving Credit Loan Maturity Date or the Term Loan Maturity Date.

            8.4.2. FINANCIAL STATEMENTS. There has been furnished to each of the Lenders a consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date and as at the Interim Balance Sheet Date, and a consolidated statement of income of the Borrower and its Subsidiaries for the fiscal period then ended, and in the case of the consolidated balance sheet and consolidated statements of income of the Borrower and its Subsidiaries as at the Balance Sheet Date, certified by Deloitte & Touche LLP. Such balance sheets and statements of income have been prepared in accordance with GAAP and fairly present, in all material respects, the financial condition of the Borrower and its Subsidiaries on a consolidated basis as at the close of business on the date thereof and the results of operations of the Borrower and its Subsidiaries on a consolidated basis for the fiscal periods then ended, provided, that the statements prepared (a) as at the Balance Sheet Date and for the fiscal periods then ended were on an audited basis, and (b) as at the Interim Balance Sheet Date and for the fiscal period then ended were on an unaudited basis, without footnotes and are subject to normal year-end adjustments. There are no contingent liabilities of the Borrower and its Subsidiaries as of the Balance Sheet Date involving material amounts, known to the officers of the Borrower, which were not disclosed in such balance sheet or the notes related thereto and which were required under GAAP to be so disclosed.

            8.4.3. PROJECTIONS. The projections of the annual operating budgets, balance sheets and cash flow statements of the Borrower and its Subsidiaries on a consolidated basis for the 2002 to 2007 fiscal years, copies of which have been delivered to each

     Lender, disclose all material assumptions made with respect to financial and market conditions used in formulating such projections. To the knowledge of the Borrower or any of its Subsidiaries, no facts exist as of the Closing Date that (individually or in the aggregate) would result in any material adverse change in any of such projections. The projections are based as of the date of this Credit Agreement upon reasonable estimates and assumptions, have been prepared on the basis of the assumptions stated therein and reflect as of the date of this Credit Agreement the reasonable estimates of the Borrower and its Subsidiaries of the results of operations and other information projected therein.

     8.5. NO MATERIAL ADVERSE CHANGES, ETC. Since the Interim Balance Sheet Date there has been no event or occurrence which has had a Material Adverse Effect. Since the Interim Balance Sheet Date, neither the Borrower nor any of its Subsidiaries has made any Restricted Payment other than Restricted Payments permitted under Section 10.4 hereof.

     8.6. FRANCHISES, PATENTS, COPYRIGHTS, ETC. Except as disclosed on Schedule
8.6 hereto, the Borrower and each of its Subsidiaries possesses or has the right to use all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others (except where the failure to possess or have the right to use any such franchises, patents, copyrights, trademarks, trade names, licenses, permits or rights, or the existence of any such conflict, is not reasonably expected to have a Material Adverse Effect.

     8.7. LITIGATION. Except as set forth on Schedule 8.7 hereto, there are no actions, suits, proceedings or investigations of any kind pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries before any Governmental Authority, that, (a) are reasonably likely to, either in any case or in the aggregate, (i) have a Material Adverse Effect or (ii) materially impair the right of the Borrower and its Subsidiaries, considered as a whole, to carry on business substantially as now conducted by them, or (b) which question the validity of this Credit Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

     8.8. NO MATERIALLY ADVERSE CONTRACTS, ETC. Except as set forth on Schedule
8.1.2 hereof, neither the Borrower nor any of its Subsidiaries is subject to any Governing Document or other legal restriction, or any judgment, decree, order, law, statute, rule or regulation that has or is expected, in the judgement of the Borrower's officers, in the future to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is a party to any contract or agreement that has or is expected, in the judgment of the Borrower's officers, to have any Material Adverse Effect.

     8.9. COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC. Except as set forth on
Schedule 8.9 hereto, neither the Borrower nor any of its Subsidiaries is in violation of any provision of its Governing Documents, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation applicable to it, in any of the foregoing cases in a manner that could reasonably be expected to have a Material Adverse Effect.

     8.10. TAX STATUS. Except as set forth on Schedule 8.10 hereto, the Borrower and its Subsidiaries (a) have made or filed all federal tax returns, reports and declarations and all material state and foreign income and all other tax returns, reports and declarations, in each case, required by such jurisdiction to which any of them is subject, (b) have paid all taxes and other governmental assessments and charges shown to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. Except as set forth on Schedule 8.10 hereto, there are no unpaid taxes in any material amount claimed to be delinquent by the taxing authority of any jurisdiction (except, in the case of claims arising after the date hereof, those being contested in good faith and by appropriate proceedings), and none of the officers of the Borrower know of any basis for any such claim.

     8.11. NO EVENT OF DEFAULT. No Default or Event of Default has occurred and is continuing.

     8.12. HOLDING COMPANY AND INVESTMENT COMPANY ACTS. Neither the Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

     8.13. ABSENCE OF FINANCING STATEMENTS, ETC. Except with respect to Permitted Liens, there is no financing statement (other than protective lease filings or filings made by Persons not authorized to do so, or otherwise required to be terminated, under the Uniform Commercial Code), security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future Lien on any assets or property of the Borrower or any of its Subsidiaries or any rights relating thereto.

     8.14. PERFECTION OF SECURITY INTEREST. All filings, assignments, pledges and deposits of documents or instruments have been made or arrangements to make such filings, assignments, pledges and deposits have been (or, in respect of Collateral of the nature described in Section 9.13 or Section 9.14, will be within the times proscribed thereby) made, and all other actions have been or will be taken that are necessary or advisable, under applicable law, to establish and perfect the Administrative Agent's security interest in substantially all of the Collateral. The Collateral and the Administrative Agent's rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses except for Permitted Liens and other setoffs, claims, withholdings or defenses not to exceed $100,000 in the aggregate at any one time. The Borrower or a Subsidiary of the Borrower party to one of the Security Agreements is the owner of the Collateral free from any Lien, except for Permitted Liens.

     8.15. CERTAIN TRANSACTIONS. Except as set forth on Schedule 8.15 hereto, and except for arm's length transactions pursuant to which the Borrower or any of its Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Borrower or such Subsidiary could obtain from third parties, neither the Borrower nor any of its Subsidiaries is presently a party to any transaction with any Affiliate of the Borrower or any of its Subsidiaries (other than the Borrower or any Guarantor, and other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Affiliate, or, to the knowledge of the Borrower, with any corporation, partnership, trust or other entity in which any such Affiliate has a substantial ownership interest or is an officer, director, trustee or partner.

     8.16. EMPLOYEE BENEFIT PLANS.

            8.16.1. IN GENERAL. Each Employee Benefit Plan and each Guaranteed Pension Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions and the bonding of fiduciaries and other persons handling plan funds as required by Section 412 of ERISA. The Borrower has heretofore delivered to the Administrative Agent the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under Section 103(d) of ERISA, with respect to each Guaranteed Pension Plan.

            8.16.2. TERMINABILITY OF WELFARE PLANS. No Employee Benefit Plan, which is an employee welfare benefit plan within the meaning of Section 3(1) or Section 3(2)(B) of ERISA, provides benefit coverage subsequent to termination of employment, except as required by Title I, Part 6 of ERISA or the applicable state insurance laws. The Borrower may terminate each such Employee Benefit Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of the Borrower without liability to any Person other than for claims arising prior to termination. The preceding sentence shall not apply to any employment agreement between the Borrower or any of its Subsidiaries, on the one hand, and an employee, on the other hand, which requires the Borrower or such Subsidiary to extend health or welfare benefits through termination of employment.

            8.16.3. GUARANTEED PENSION PLANS. Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of Section 302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan, and neither the Borrower nor any ERISA Affiliate is obligated to or has posted security in connection with an amendment to a Guaranteed Pension Plan pursuant to Section 307 of ERISA or Section 401(a)(29) of the Code. No unpaid liability to the PBGC (other than required insurance premiums, all of which have been paid) in excess of $100,000 has been incurred by the Borrower or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event (other than an ERISA Reportable Event as to which the requirement of thirty (30) days notice has been waived), or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of
     Section 4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans by more than $100,000, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities.

            8.16.4. MULTIEMPLOYER PLANS. Neither the Borrower nor any ERISA Affiliate has incurred any unpaid liability (including secondary liability) in excess of $100,000 to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under Section 4201 of ERISA or as a result of a sale of assets described in Section 4204 of ERISA. Neither the Borrower nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of Section 4241 or Section 4245 of ERISA or is at risk of entering reorganization or becoming insolvent, or that any Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA, in each case if the Borrower or any ERISA Affiliate could reasonably be expected to incur any liability in respect thereof in excess of $100,000.

     8.17. USE OF PROCEEDS.

            8.17.1. GENERAL. The proceeds of the Loans shall be used (a) to refinance the Indebtedness evidenced by the Existing Credit Agreement, (b) for Capital Expenditures, and (c) for working capital and general corporate purposes (including Permitted Acquisitions). The Borrower will obtain Letters of Credit solely for working capital and general corporate purposes.

            8.17.2. REGULATIONS U AND X. No portion of any Loan is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

            8.17.3. INELIGIBLE SECURITIES. No portion of the proceeds of any Loans is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of knowingly purchasing, or providing credit support for the purchase of, during the underwriting or placement period or within thirty (30) days thereafter, any Ineligible Securities underwritten or privately placed by a Financial Affiliate.

     8.18. ENVIRONMENTAL COMPLIANCE. The Borrower has taken all commercially reasonable steps to investigate the past and present condition and usage of the Real Estate and the operations conducted thereon and, based upon such investigation, has determined that:

            (a) except as set forth on Schedule 8.18 attached hereto, none of the Borrower, its Subsidiaries or any operator of the Real Estate or any operations thereon is in violation of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource

     Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state, local or foreign law, statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws"), which violation would have a Material Adverse Effect;

            (b) except as set forth on Schedule 8.18 attached hereto, neither the Borrower nor any of its Subsidiaries has received notice from any third party including, without limitation, any Governmental Authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R.
     Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C.
     Section 6903(5), any hazardous substances as defined by 42 U.S.C.
     Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C.
     Section 9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a Governmental Authority has conducted or has ordered that the Borrower or any of its Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances, in each case unless the matter referred to in such written notice would not have a Material Adverse Effect;

            (c) except as set forth on Schedule 8.18 attached hereto and except where any untruth or inaccuracy of the representations and warranties set forth in clauses (i) and (ii) of this paragraph would not constitute a Material Adverse Effect: (i) no portion of the Real Estate has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Real Estate except in accordance with applicable Environmental Laws; (ii) in the course of any activities conducted by the Borrower, its Subsidiaries or operators of its properties, no Hazardous Substances have been generated or are being used on the Real Estate except in accordance with applicable Environmental Laws;
     (iii) there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from the properties of the Borrower or its Subsidiaries, which releases would have a Material Adverse Effect;
     (iv) to the Borrower's knowledge, there have been no releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on, and which would have a Material Adverse Effect; and (v) in addition, any

     Hazardous Substances that have been generated on any of the Real Estate have been transported offsite only by carriers having an identification number issued by the EPA (or the equivalent thereof in any foreign jurisdiction), treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the Borrower's knowledge, operating in compliance with such permits and applicable Environmental Laws; and

            (d) none of the Borrower and its Subsidiaries, any Mortgaged Property or any of the other Real Estate is in violation of any applicable Environmental Law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any Governmental Authority or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the recording of any Mortgage or to the effectiveness of any other transactions contemplated hereby, which violation would have a Material Adverse Effect.

     8.19. SUBSIDIARIES, ETC. Schedule 8.19 hereto (as such Schedule 8.19 may be updated from time to time in accordance with the provisions of Section 9.15) sets forth all Subsidiaries of the Borrower, together with information on their jurisdiction of incorporation, the number and class of outstanding shares of Capital Stock and the owners of all outstanding shares of Capital Stock. Except as set forth on Schedule 8.19 hereto, neither the Borrower nor any Subsidiary of the Borrower is engaged in any joint venture or partnership with any other Person other than the Borrower or any Subsidiary of the Borrower.

     8.20. BANK ACCOUNTS. Schedule 8.20 hereto (as such Schedule 8.20 may be updated from time to time in accordance with the provisions of Section 9.5.5) sets forth the account numbers and location of all bank accounts of the Borrower or any of its Subsidiaries.

     8.21. STORES. Schedule 8.21 sets forth, as of the date hereof, the concept, any identifying name and address of each Store.

     8.22. LIQUOR LICENSE ENTITIES. Schedule 8.22 sets forth, as of the date hereof, a list of all Liquor License Entities, together with information on their jurisdictions of incorporation, the Stores at which such Liquor License Entities operate the bar or for which they hold the liquor license, the date of issuance of, and the entity issuing, such liquor license, and the outstanding principal amount of any loan made by the Borrower or any Subsidiary to such Liquor License Entity. As of the date hereof, (a) neither the Borrower nor any Subsidiary owns directly or indirectly the equity interests of any Liquor License Entity, (b) each Liquor License Entity operating the bar at a Store holds the liquor license for such Store, (c) each Liquor License Entity operating the bar at a Store operates such bar pursuant to a management agreement delivered to the Administrative Agent prior to the Closing Date, and
(d) the liquor laws of the state, county or municipality in which a Store, the bar of which is operated by a Liquor License Entity, is located, requires that a Liquor License Entity hold the liquor license for such Store and operate the bar at such Store if such Store is to serve liquor.

     8.23. DISCLOSURE. None of this Credit Agreement or any of the other Loan Documents contains any untrue statement of a material fact or omits to state a material fact (known to the Borrower or any of its Subsidiaries in the case of any document or information not furnished by it or any of its Subsidiaries) necessary in order to make the statements herein or therein not misleading. Except as otherwise disclosed herein or in the Schedules hereto and except as disclosed or reflected in the financial statements previously delivered to the Lenders, there is no fact known to the Borrower or any of its Subsidiaries which has a Material Adverse Effect, exclusive of effects resulting from changes in general economic conditions, legal standards or regulatory conditions.

                            9. AFFIRMATIVE COVENANTS.

     The Borrower covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Lender has any obligation to make any Loans or the Administrative Agent has any obligation to issue, extend or renew any Letters of Credit:

     9.1. PUNCTUAL PAYMENT. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans, all Reimbursement Obligations, the Fees, and all other amounts provided for in this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is a party, all in accordance with the terms of this Credit Agreement and such other Loan Documents.

     9.2. MAINTENANCE OF OFFICE. The Borrower will maintain its chief executive office in Minneapolis, Minnesota, or at such other place in the United States of America as the Borrower shall designate upon written notice to the Administrative Agent.

     9.3. RECORDS AND ACCOUNTS. The Borrower will (a) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP, (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves, and (c) at all times engage Deloitte & Touche LLP or another nationally recognized independent certified public accounting firm that is currently known as a "Big Four" accounting firm or another independent certified public accounting firm reasonably satisfactory to the Administrative Agent as the independent certified public accountants of the Borrower and its Subsidiaries and will not permit more than thirty (30) days to elapse between the cessation of such firm's (or any successor firm's) engagement as the independent certified public accountants of the Borrower and its Subsidiaries and the appointment in such capacity of a successor firm satisfying the above requirements.

     9.4. FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION. The Borrower will deliver to each of the Lenders:

            (a)  as soon as practicable, but in any event not later than ninety
     (90) days after the end of each fiscal year of the Borrower, (i) the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such year, and the related consolidated statement of income and consolidated statement of cash flow for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated statements to be in reasonable detail, prepared in accordance with GAAP, and certified, without qualification as to the scope of the audit and without an expression of uncertainty as to the ability of the Borrower or any of its Subsidiaries to continue as going concerns, by Deloitte & Touche LLP or by another nationally recognized independent certified public accounting firm that is currently known as a "Big Four" accounting firm or another independent certified public accounting firm reasonably satisfactory to the Administrative Agent, together with a written statement from such accountants to the effect that they have read a copy of this Credit Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any then existing Default or Event of Default, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default; provided that such accountants shall not be liable to the Lenders for failure to obtain knowledge of any Default or Event of Default and (ii) accountants' management letters, if any, furnished to the Borrower or its board of directors by such accountants in connection with such financial statements;

            (b) as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the fiscal quarters of the Borrower, copies of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarter, and the related unaudited consolidated statement of income and consolidated statement of cash flow for such quarter, and unaudited quarterly financial statements on a Store-by-Store basis for each Store operated by the Borrower and its Subsidiaries during such fiscal quarter, each setting forth in comparative form the figures for the corresponding fiscal quarter of the prior fiscal year and the budget for such fiscal quarter, all in reasonable detail and, in all cases other than the Store-by-Store financial statements, (which shall be prepared consistent with past practices and otherwise reasonably acceptable to the Administrative Agent), prepared in accordance with GAAP (except for the absence of footnote disclosure), together with a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents, in all material respects, the consolidated financial position of the Borrower and its Subsidiaries, or the financial position of the relevant Stores, as the case may be, on the date thereof (subject to year-end adjustments);

            (c) as soon as practicable, but in any event within thirty (35) days after the end of each fiscal month in each fiscal year of the Borrower, unaudited monthly consolidated financial statements of the Borrower and its Subsidiaries for such month and unaudited monthly financial statements on a Store-by-Store basis for each Store operated by the Borrower and its Subsidiaries during such month, each setting forth in comparative form the figures for the corresponding fiscal month of the prior fiscal year and the budget for such fiscal month, all in reasonable detail and, in all cases other than the Store-by-Store financial statements, (which shall be prepared consistent with past practices and otherwise reasonably acceptable to the Administrative Agent), prepared in accordance with GAAP (except for the absence of footnote disclosures), together with a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents, in all material respects, the consolidated financial condition of the Borrower and its Subsidiaries, or the financial position of the relevant Stores, as the case may be, on the date thereof (subject to year-end adjustments);

            (d) (i) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement certified by the principal financial or accounting officer of the Borrower on the Borrower's behalf, in substantially the form of Exhibit D hereto (a "Compliance Certificate") and setting forth in reasonable detail computations evidencing compliance with the covenants contained in
     Section 11 and (if applicable) reconciliations to reflect changes in GAAP since the Interim Balance Sheet Date, and (ii) simultaneously with the delivery of the financial statements referred to in subsection (a) above only, a summary of Restaurant Cash Flow for the fiscal year then ended for the twenty (20) most recently opened Stores that have been open for the entirety of such fiscal year, such summary to be in form reasonably satisfactory to the Administrative Agent;

            (e) simultaneously with the delivery of the financial statements referred to in subsection (b) for any fiscal quarter, and at any time promptly following the request of the Administrative Agent, a list of all new Stores for which leases have been executed during such quarter and all Stores listed on a prior report but not yet opened, copies of leases executed for new Stores during such quarter, anticipated Capital Expenditures for the build out of each such new Store, the amount of such Capital Expenditures not yet paid for each such new Store and the projected opening date for each such new Store;

            (f) promptly following the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the stockholders of the Borrower;

            (g) from time to time promptly following request of the Administrative Agent, projections of the Borrower and its Subsidiaries updating those projections delivered to the Lenders and referred to in
     Section 8.4.3 or, if applicable, updating any later such projections delivered in response to a request pursuant to this Section 9.4(g);

            (h) within thirty (30) days before the beginning of each fiscal year of the Borrower, the budget of the Borrower and its Subsidiaries for such fiscal year setting forth the budget on a quarterly basis; and

            (i) from time to time promptly following the request of the Administrative Agent or any Lender such other financial data and information as may reasonably be requested.

     9.5. NOTICES.

            9.5.1. DEFAULTS. The Borrower will promptly notify the Administrative Agent and each of the Lenders in writing of the occurrence of any Default or Event of Default, together with a reasonably detailed description thereof, and the actions the Borrower proposes to take with respect thereto. If any Person (other than the Administrative Agent or any Lender) shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Credit Agreement or any other note, evidence of indebtedness, indenture or other obligation exceeding $1,000,000 to which or with respect to which the Borrower or any of its Subsidiaries is a party or obligor, whether as principal, guarantor, surety or otherwise, the Borrower shall forthwith upon receipt of such notice or upon becoming aware of such other action promptly give written notice thereof to the Administrative Agent and each of the Lenders, describing the notice or action and the nature of the claimed default.

            9.5.2. ENVIRONMENTAL EVENTS. The Borrower will promptly give notice to the Administrative Agent and each of the Lenders (a) of any violation of any Environmental Law that could reasonably be expected to result in a Material Adverse Effect that the Borrower or any of its Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any Governmental Authority and (b) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any Governmental Authority that could reasonably be expected to have a Material Adverse Effect.

            9.5.3. NOTIFICATION OF CLAIM AGAINST COLLATERAL. The Borrower will, promptly upon becoming aware thereof, notify the Administrative Agent and each of the Lenders in writing of any setoff, claims (including, with respect to the Real Estate, environmental claims), withholdings or other defenses to which any of the Collateral, or the Administrative Agent's rights with respect to the Collateral, are subject, except for Permitted Liens and other setoffs, claims, withholdings or defenses against or in respect of the Collateral not to exceed $100,000 in the aggregate at any one time.

            9.5.4. NOTICE OF LITIGATION AND JUDGMENTS. The Borrower will, and will cause each of its Subsidiaries to, give notice to the Administrative Agent and each of the Lenders in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or pending against the Borrower or any of its Subsidiaries involving an uninsured claim against the Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect and stating the nature and status of such litigation or proceedings. The Borrower will, and will cause each of its Subsidiaries to, give notice to the Administrative Agent and each of the Lenders, in writing, in form and detail reasonably satisfactory to the Administrative Agent, within ten (10) days of any judgment not covered by insurance, final or otherwise, against the Borrower or any of its Subsidiaries in an amount in excess of $1,000,000.

            9.5.5. NOTICE OF BANK ACCOUNTS. The Borrower will, and will cause each of its Subsidiaries to, give notice to the Administrative Agent in writing of any such Person creating or opening any additional bank accounts during any fiscal month simultaneously with the delivery of the financial statements for such fiscal month referred to in Section 9.4(c). In such event, the Administrative Agent is hereby authorized by the parties hereto to (and hereby agrees to) amend
     Schedule 8.20 hereto to include each such new bank account.

            9.5.6. NOTICE OF REAL ESTATE. Without prejudice to Section 9.13, the Borrower will, and will cause each of its Subsidiaries to, give notice to the Administrative Agent in writing of any such Person acquiring any additional owned or leased Real Estate during any fiscal month simultaneously with the delivery of the financial statements for such fiscal month referred to in Section 9.4(c).

     9.6. LEGAL EXISTENCE; MAINTENANCE OF PROPERTIES. The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence, rights and franchises, and those of its Subsidiaries, except where the loss or termination of such rights or franchises would not reasonably be expected to have a Material Adverse Effect, and will not, and will not cause or permit any of its Subsidiaries to, convert to a limited liability company or a limited liability partnership unless, in the case of a Subsidiary, the Governing Documents of any such limited liability company permit the pledge of its membership interests to the Administrative Agent for the benefit of the Lenders and permit the Administrative Agent or its nominee, for the benefit of the Lenders, upon the occurrence of an Event of Default, to exercise voting and all other membership rights in respect of such pledge. It
(a) will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment, (b) will cause to be made all repairs, renewals, replacements, betterments and improvements thereof, as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (c) will, and will cause each of its Subsidiaries to, continue to engage primarily in the businesses now conducted by them and in related businesses; provided that nothing in this Section 9.6 shall prevent the Borrower from (i) discontinuing the operation and maintenance of any of its properties or any of those of its Subsidiaries if such discontinuance is, in the judgment of the Borrower, desirable in the conduct of its or their business and does not in the aggregate have a Material Adverse Effect, or (ii) terminating the legal existence of any Subsidiary in connection with any merger permitted by
Section 10.5.1.

     9.7. INSURANCE. (a) The Borrower will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent and in accordance with the terms of the Security Agreements. The Borrower will, and will cause each of its Subsidiaries to, maintain insurance on the Mortgaged Properties in accordance with the terms of the Mortgages.

     (b) Within ninety (90) days following the Closing Date, the Borrower shall deliver to the Administrative Agent, certified copies of all policies evidencing insurance (or certificates therefor signed by the insurer or an agent authorized to bind the insurer).

     9.8. TAXES. The Borrower will, and will cause each of its Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all material taxes, assessments and other governmental charges imposed upon it and its Real Estate, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all material claims for labor, materials, or supplies that if unpaid might by law become a Lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and provided further that the Borrower and each Subsidiary of the Borrower will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any Lien that may have attached as security therefor.

     9.9. INSPECTION OF PROPERTIES AND BOOKS, ETC.

            9.9.1. GENERAL. The Borrower shall permit the Lenders, through the Administrative Agent or any of the Lenders' other designated representatives, to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, to examine the books of account of the Borrower and its Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with, and to be advised as to the same by, its and their officers, and to conduct examinations and verifications (whether by internal commercial finance examiners or independent auditors) of the Collateral, all at such reasonable times and intervals as the Administrative Agent or any Lender may reasonably request and upon reasonable notice. Notwithstanding anything to the contrary stated in
     Section 17.2 hereof, so long as no Default or Event of Default has occurred and is continuing, no more than one such visit, inspection, examination or verification in any twelve month period shall be at the expense of the Borrower.

            9.9.2. APPRAISALS. No more frequently than once during the term of this Credit Agreement, or more frequently as determined by the Administrative Agent if an Event of Default shall have occurred and be continuing, upon the request of the Administrative Agent, the Borrower will obtain and deliver to the Administrative Agent appraisal reports in form and substance and from appraisers satisfactory to the Administrative Agent, stating (a) the then current fair market, orderly liquidation and forced liquidation values of all or any portion of the equipment or real estate owned by the Borrower or any of its Subsidiaries and (b) the then current business value of each of the Borrower and its Subsidiaries. All such appraisals shall be conducted and made at the expense of the Borrower.

            9.9.3. ENVIRONMENTAL ASSESSMENTS. No more frequently than once during the term of this Credit Agreement, or more frequently as determined by the Administrative Agent if an Event of Default shall have occurred and be continuing, the Administrative Agent may, from time to time, in its discretion for the purpose of assessing and ensuring the value of any Mortgaged Property, obtain one or more environmental assessments or audits of such Mortgaged Property prepared by a hydrogeologist, an independent engineer or other qualified consultant or expert approved by the Administrative Agent to evaluate or confirm (a) whether any Hazardous Substances are present in the soil or water at such Mortgaged Property and (b) whether the use and operation of such Mortgaged Property complies with all Environmental Laws. Environmental assessments may include without limitation detailed visual inspections of such Mortgaged Property including any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, surface water samples and ground water samples, as well as such other investigations or analyses as the Administrative Agent deems appropriate. All such environmental assessments shall be conducted and made at the expense of the Borrower.

            9.9.4. COMMUNICATIONS WITH ACCOUNTANTS. The Borrower authorizes the Administrative Agent and, if accompanied by the Administrative Agent, the Lenders to communicate directly with the Borrower's independent certified public accountants and authorizes such accountants to disclose to the Administrative Agent and the Lenders any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of the Borrower or any of its Subsidiaries. At the request of the Administrative Agent, the Borrower shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this
     Section 9.9.4.

     9.10. COMPLIANCE WITH LAWS, CONTRACTS, LICENSES, AND PERMITS. The Borrower will, and will cause each of its Subsidiaries to, comply with (a) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws, (b) the provisions of its Governing Documents, (c) all agreements and instruments by which it or any of its properties may be bound and
(d) all applicable decrees, orders, and judgments, in each case, to the extent that the failure to so comply could reasonably be expected to have a Material Adverse Effect. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower or any of its Subsidiaries may fulfill any of its obligations hereunder or any of the other Loan Documents to which the Borrower or such Subsidiary is a party, the Borrower will, or (as the case may be) will cause such Subsidiary to, promptly take or cause to be taken all reasonable steps within the power of the Borrower or such Subsidiary to obtain such authorization, consent, approval, permit or license and furnish the Administrative Agent and the Lenders with evidence thereof.

     9.11. EMPLOYEE BENEFIT PLANS. The Borrower will (a) promptly upon filing the same with the Department of Labor or Internal Revenue Service upon request of the Administrative Agent, furnish to the Administrative Agent a copy of the most recent actuarial statement required to be submitted under Section 103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan, and (b) promptly upon receipt or dispatch, furnish to the Administrative Agent any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under Sections 302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or in respect of a Multiemployer Plan, under Sections 4041A, 4202, 4219, 4242, or 4245 of ERISA.

     9.12. USE OF PROCEEDS. The Borrower will use the proceeds of the Loans and obtain Letters of Credit solely for the purposes set forth in Section 8.17.1.

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                                      -63-

     9.13. MORTGAGED PROPERTY; NOTICE OF LEASES.

            (a) The Borrower shall, or shall have caused its Subsidiaries, as applicable (i) to have delivered to the Administrative Agent as of the Closing Date a fully executed valid and enforceable first priority mortgage (subject to Permitted Liens having priority under applicable law) free and clear of all defects and encumbrances except for Permitted Liens for each parcel of owned Real Estate listed on Schedule 9.13(a) and (ii) to deliver within sixty (60) days after the Closing Date, an updated Survey, to the extent reasonably required by the Administrative Agent of each parcel of owned Real Estate listed on Schedule 9.13(a) together with a Surveyor Certificate relating thereto.

            (b) The Borrower shall, or shall have caused its Subsidiaries, as applicable, subject to receipt of any required landlord consent, deliver to the Administrative Agent within thirty (30) days after the Closing Date,
     (i) a fully executed valid and enforceable first priority leasehold mortgage (subject to Permitted Liens having priority under applicable law) free and clear of all defects and encumbrances except for Permitted Liens for each parcel of Real Estate which the Borrower occupies under a ground lease listed on Schedule 9.13(b) and (ii) a notice of lease (to the extent that a notice of lease is not already recorded in respect of any such ground lease) in form meeting all statutory and recording requirements of the jurisdiction in which the relevant ground leased property is located.

            (c) The Borrower shall, and shall have caused its Subsidiaries, as applicable, for each leased parcel of Real Estate, whether listed on
     Schedule 9.13(c) or acquired by the Borrower or Subsidiary after the Closing Date, use its commercially reasonable efforts to cause the relevant lessor to execute and deliver a landlord waiver.

            (d) If, after the Closing Date, the Borrower or any of its Subsidiaries acquires owned Real Estate (except for owned Real Estate acquired after the date hereof through the use of purchase money Liens, to the extent permitted pursuant to Section 10.2.1(vii)), the Borrower shall, or shall cause such Subsidiary to deliver, within thirty (30) days of such acquisition, to the Administrative Agent for the benefit of the Lenders and the Administrative Agent, a fully executed valid and enforceable first priority mortgage or deed of trust (subject to Permitted Liens having priority under applicable law) over such acquired Real Estate free and clear of all defects and encumbrances except for Permitted Liens.

            (e) If, after the Closing Date, the Borrower or any of its Subsidiaries leases any Real Estate under a ground lease, the Borrower shall, or shall cause such Subsidiary to use its commercially reasonable efforts to obtain any required landlord consent within thirty (30) days of such acquisition, and promptly upon receipt of any such required landlord consent (or, if no consent is required, within thirty (30) days after such acquisition), deliver to the Administrative Agent for the benefit of the Lenders and the Administrative Agent, a fully executed valid and enforceable first priority leasehold mortgage or deed of trust (subject to Permitted Liens having priority under applicable law) over such ground leased Real Estate free and clear of all defects and encumbrances except for Permitted Liens.

            (f) Each such mortgage, leasehold mortgage or deed of trust referred to in this Section 9.13 shall be in form and substance reasonably satisfactory to the Administrative Agent, together with title insurance policies, surveys (in the case of fee Mortgaged Properties), evidences of insurance with the Administrative Agent named as loss payee and additional insured (to the extent applicable and permitted under the lease), legal opinions and other documents and certificates with respect to such Real Estate (such items referred to in this Section 9.13 as "Real Estate Documentation") as was reasonably required for Real Estate of the Borrower and its Subsidiaries as of the Closing Date or as otherwise reasonably required by the Administrative Agent.

            (g) If, after the Closing Date, the Borrower or any of its Subsidiaries ground leases Real Estate or any ground lease of Real Estate is extended or otherwise modified in any respect, the Borrower shall, or shall cause the applicable Subsidiary to, use its commercially reasonable efforts to cause the relevant lessor to execute and deliver a notice of lease (to the extent that a notice of lease is not already recorded in respect of such lease) in form meeting all statutory and recording requirements of the jurisdiction in which the relevant real property is located.

     9.14. CASH MANAGEMENT.

     (a) Within sixty (60) days following the Closing Date or in the event the Borrower or such Subsidiary is unable to complete such arrangements in such period after exercising reasonable diligence to do so, subject to the consent of the Administrative Agent (which consent shall not be unreasonably withheld), within an additional ninety (90) days, the Borrower will, and will cause each of its Subsidiaries to, cause all cash receipts, checks and cash proceeds of accounts receivable and other Collateral of the Borrower and its Subsidiaries to be deposited only into (v) depository accounts with financial institutions that have entered into agency account agreements in a form reasonably acceptable to the Administrative Agent (such agency account agreements referred to herein as "Agency Account Agreements" and such depository accounts with financial institutions that have entered into such Agency Account Agreements referred to herein as "Agency Accounts"), (w) the Liquor Checkbook Accounts, (x) the Convenience Accounts or (y) the Concentration Accounts. The Agency Account Agreements shall provide that at any time following the occurrence of an Event of Default, the Administrative Agent shall be entitled to direct the financial institutions party thereto to cause all funds of the Borrower and its Subsidiaries held in the Agency Accounts at such financial institutions to be transferred immediately and at any time thereafter during the continuance of such Event of Default to the Administrative Agent to be applied to the Obligations or held as Collateral, as the Administrative Agent deems appropriate. The Borrower shall, and shall cause each of its Subsidiaries to, cause (a) all cash receipts and checks at each Store to be deposited into an Agency Account, a Convenience Account, a Liquor Checkbook Account, a Concentration Account or, during the sixty (60) day period or additional ninety
(90) day period, as applicable, following the Closing Date, an account identified on Schedule 8.20, on at least two (2) separate Business Days during each week (a "week," for the purposes of this Section 9.14, being deemed to begin at the beginning of each Monday and end at the end of the following Friday), (b) all funds in each Agency Account and Convenience Account of the Borrower and its Subsidiaries (other than payroll accounts) in excess of $10,000 to be deposited in the

Concentration Accounts on a weekly basis and (c) all funds in each Liquor Checkbook Account of the Borrower and its Subsidiaries in excess of $20,000 to be deposited in the Concentration Accounts on a weekly basis. The Borrower shall, and shall cause each of its Subsidiaries to, at all times maintain a Concentration Account. No later than sixty (60) days following the Closing Date or in the event the Borrower or such Subsidiary is unable to complete such arrangements within such period after exercising reasonable diligence to do so, subject to the consent of the Administrative Agent (which consent shall not be unreasonably withheld), within an additional ninety (90) days, the Borrower shall, and shall cause each of its Subsidiaries to, with respect to each account listed on Schedule 8.20 (exclusive of payroll accounts and Convenience Accounts), (i) cause such account to become an Agency Account, a Liquor Checkbook Account or a Concentration Account or (ii) terminate such account.

     (b) Within thirty (30) days following the Closing Date, or in the event the Borrower or such Subsidiary is unable to complete such arrangements within such period after exercising reasonable diligence to do so, subject to the consent of the Administrative Agent, within an additional ninety (90) days, the Borrower will, and will cause each of its Subsidiaries to enter into the Assignment and Agency Account Agreement.

     9.15. ADDITIONAL SUBSIDIARIES. If, after the Closing Date, the Borrower or any of its Subsidiaries creates or acquires, either directly or indirectly, any Subsidiary, it will immediately notify the Administrative Agent of such creation or acquisition, as the case may be, and provide the Administrative Agent with an updated Schedule 8.19 and take all other actions required by Section 10.12 hereof.

     9.16. LIQUOR LICENSE ENTITIES. The Borrower will, and will cause its Subsidiaries to, (a) give the Administrative Agent prior written notice of any proposed Liquor License Entity organized after the Closing Date, (b) provide the Administrative Agent with any additional information regarding such Liquor License Entity that the Administrative Agent may reasonably request, (c) if requested by the Administrative Agent, provide to the Administrative Agent, an opinion of counsel that the holding of the liquor license and operation of the bar by such Liquor License Entity is necessary to comply with applicable liquor laws if such Store is to serve liquor, and (d) enter into a management agreement with such Liquor License Entity, such management agreement to be in substantially the form delivered to the Administrative Agent prior to the Closing Date or otherwise in form and substance reasonably acceptable to the Administrative Agent, and the Borrower's or such Subsidiary's rights under such management agreement to be collaterally assigned to the Administrative Agent for the benefit of the Lenders and the Administrative Agent. For the avoidance of doubt, none of the equity interests of any Liquor License Entity shall be required to be pledged to the Administrative Agent hereunder.

     9.17. ENVIRONMENTAL REPORT. Within thirty (30) days following the
Closing Date, the Borrower shall deliver to the Administrative Agent a Phase I Environmental Site Assessment of the property located at 2728 Gannon Road, St. Paul, Minnesota.

     9.18. FURTHER ASSURANCES. The Borrower will, and will cause each of its Subsidiaries to, cooperate with the Lenders and the Administrative Agent and execute such further instruments and documents as the Lenders or the Administrative Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents.

                         10. CERTAIN NEGATIVE COVENANTS.

     The Borrower covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Lender has any obligation to make any Loans or the Administrative Agent has any obligations to issue, extend or renew any Letters of Credit:

     10.1. RESTRICTIONS ON INDEBTEDNESS. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

            (a) Indebtedness to the Lenders and the Administrative Agent arising under any of the Loan Documents;

            (b) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

            (c) Indebtedness incurred (i) in connection with the refinancing of Mortgaged Properties or real property acquired after the date hereof under clause (ii) hereof, (ii) in connection with the acquisition after the date hereof of any real or personal property by the Borrower or such Subsidiary or (iii) under any Capitalized Lease, provided that the aggregate principal amount of all such Indebtedness of the Borrower and its Subsidiaries permitted pursuant to this clause (c) shall not exceed the aggregate amount of $10,000,000 outstanding at any one time;

            (d) Indebtedness in respect of Interest Rate Agreements entered into in order to hedge interest rate fluctuations on Indebtedness for borrowed money of the Borrower or its Subsidiaries and not for speculative purposes;

            (e) Indebtedness existing on the date hereof and listed and described on Schedule 10.1 hereto;

            (f) Indebtedness of a Subsidiary of the Borrower to the Borrower or another Subsidiary of the Borrower, so long as such Subsidiary has guaranteed the Obligations pursuant to a Guaranty and has granted to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, a security interest in substantially all of its assets (other than Excluded Collateral); and Indebtedness of the Borrower to any Subsidiary of the Borrower, so long as such Subsidiary is a Guarantor and has granted the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, a security interest in substantially all of its assets (other than Excluded Collateral);

            (g) Indebtedness of (i) a foreign Subsidiary of the Borrower to the Borrower or another Subsidiary of the Borrower or (ii) the Borrower or another Subsidiary of the Borrower to such foreign Subsidiary, so long as such Indebtedness is subordinate to the

     Obligations hereunder, provided that such Indebtedness shall not exceed the aggregate amount of $1,000,000 at any time;

            (h) Indebtedness in respect of Existing Letters of Credit (but not the extension, renewal or replacement thereof); and

            (i) other unsecured Indebtedness in an aggregate amount not to exceed $1,000,000 outstanding at any one time; provided, that no Default or Event of Default shall exist (i) immediately prior to the incurrence of any such Indebtedness or (ii) as a result of the incurrence of any such Indebtedness.

     10.2. RESTRICTIONS ON LIENS.

            10.2.1. PERMITTED LIENS. The Borrower will not, and will not permit any of its Subsidiaries to, (a) create or incur or suffer to be created or incurred or to exist any Lien upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or (e) sell, assign, pledge or otherwise transfer any "receivables" as defined in clause (g) of the definition of the term "Indebtedness," with or without recourse, except in a way that would exclude the same from the definition of "Indebtedness" pursuant to such clause (g); provided that the Borrower or any of its Subsidiaries may create or incur or suffer to be created or incurred or to exist:

            (i) Liens to secure taxes, assessments and other government charges in respect of obligations not overdue or (so long as, in the case of any such liens securing obligations in excess of $100,000 which could have priority (including priority over any future advances) over the Liens in favor of the Administrative Agent under the Loan Documents, such liens have not been filed of record) obligations being contested in good faith in a manner complying with Section 9.8 hereof or Liens on properties to secure claims for labor, material or supplies in respect of obligations not overdue or (so long as, in the case of any such liens securing obligations in excess of $500,000 which could have priority (including priority over any future advances) over the Liens in favor of the Administrative Agent under the Loan Documents, such liens have not been filed of record) obligations being contested in good faith in a manner complying with
     Section 9.8 hereof;

            (ii) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

            (iii) Liens on properties in respect of judgments or awards (including appeal bonds) that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower or such Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

            (iv) Liens of carriers, warehousemen, mechanics and materialmen, and other like Liens on properties in existence less than 120 days from the date of creation thereof in respect of obligations not overdue or (so long as, in the case of any such liens securing Obligations in excess of $500,000 which have priority (including priority over any future advances) over the Liens in favor of the Administrative Agent under the Loan Documents, such liens have not been filed of record) obligations being contested in good faith in a manner complying with Section 9.8 hereof;

            (v) encumbrances on Real Estate (and, in the case of statutory landlord's liens, personal property physically located on the applicable Real Estate to the extent mandated by applicable law) consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens and other minor Liens, provided that none of such Liens (A) interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower and its Subsidiaries, and (B) individually or in the aggregate have a Material Adverse Effect;

            (vi)    Liens existing on the date hereof and listed on Schedule
     10.2 hereto;

            (vii) security interests in or mortgages on real or personal property acquired or refinanced after the date hereof to secure Indebtedness of the type and amount permitted by Section 10.1(c), incurred in connection with the acquisition or refinancing of such property, which security interests or mortgages cover only the real or personal property so acquired or refinanced, and Liens securing Capitalized Leases permitted by
     Section 10.1(c);

            (viii) Liens on each Mortgaged Property as and to the extent permitted by the Mortgage applicable thereto;

            (ix) Liens in favor of the Administrative Agent for the benefit of the Lenders and the Administrative Agent under the Loan Documents;.

            (x) Liens securing rents and other obligations under real property leases, and obligations to vendors, provided that, in the aggregate, such obligations shall not be secured by cash in an aggregate amount in excess of $3,000,000 at any time;

            (xi) rights of participants under the Key Employee Stock Ownership Plan or options granted pursuant thereto;

            (xii) Liens securing Indebtedness permitted by Section 10.1(h) on cash held in accounts, provided that the principal amount of the cash deposited in such accounts shall not exceed one hundred and five percent (105%) of the maximum drawing amount of such Existing Letters of Credit; and

            (xiii) Liens consisting solely of statutory or common law rights of set off or bankers' liens or similar rights as to deposit accounts which have not been pledged or assigned to, and are not under the control of pursuant to a control agreement, but are maintained with, a creditor depository institution.

            10.2.2. RESTRICTIONS ON NEGATIVE PLEDGES AND UPSTREAM LIMITATIONS. The Borrower will not, nor will it permit any of its Subsidiaries to (a) enter into or permit to exist any arrangement or agreement (excluding the Credit Agreement and the other Loan Documents) which directly or indirectly prohibits the Borrower or any of its Subsidiaries from creating, assuming or incurring any Lien upon its properties, revenues or assets or those of any of its Subsidiaries whether now owned or hereafter acquired, or (b) enter into any agreement, contract or arrangement (excluding the Credit Agreement and the other Loan Documents) restricting the ability of any Subsidiary of the Borrower to pay or make dividends or distributions in cash or kind to the Borrower, to make loans, advances or other payments of whatsoever nature to the Borrower, or to make transfers or distributions of all or any part of its assets to the Borrower; in each case other than (i) restrictions on specific assets which assets are the subject of security interests or mortgages to the extent permitted under Section 10.2.1 (vii), and (ii) customary anti-assignment provisions contained in agreements entered into by the Borrower or such Subsidiary.

     10.3. RESTRICTIONS ON INVESTMENTS. The Borrower will not, and will not permit any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

            (a)  Cash Equivalents;

            (b)  Investments existing on the date hereof and listed on Schedule
     10.3 hereto;

            (c) guaranties permitted under Section 10.1, other guaranties by the Borrower of obligations of Guarantors not prohibited by the terms of this Credit Agreement, and guaranties by Subsidiaries of obligations of the Borrower or of Guarantors not prohibited by the terms of this Credit Agreement;

            (d)  Investments with respect to Indebtedness permitted by
     Section 10.1(f);

            (e) capital contributions by the Borrower or any Subsidiary of the Borrower to any foreign Subsidiary of the Borrower, provided, that the aggregate amount of such capital contributions shall not exceed $1,000,000;

            (f) Investments consisting of the Guaranty or Investments by the Borrower or any Subsidiary of the Borrower in any other Subsidiary of the Borrower so long as such other Subsidiary has guaranteed the Obligations pursuant to a Guaranty and has granted to the Administrative Agent, for the benefit of itself and the Lenders, a security interest in substantially all of its assets (other than Excluded Collateral);

            (g) Investments consisting of promissory notes received as proceeds of asset dispositions permitted by Section 10.5.2.1;

            (h) Investments consisting of loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business not to exceed $250,000 in the aggregate at any time outstanding;

            (i) Investments made by the Borrower to hedge its obligations under the Key Employee Stock Ownership Plan or any options granted pursuant thereto, in an amount not to exceed $3,000,000 outstanding at any time prior to December 31, 2002; $4,000,000 outstanding at any time from January 1, 2003 through December 31, 2003; $5,000,000 outstanding at any time from January 1, 2004 through December 31, 2004; $6,000,000 outstanding at any time from January 1, 2005 through December 31, 2005; and $7,000,000 outstanding at any time thereafter.

            (j) Investments in entities that operate restaurants if (i) the aggregate cost of such Investments to the Borrower or any Subsidiary of the Borrower originally acquiring or making such Investments does not exceed $1,000,000 for the term of the Credit Agreement, or such Investments are acquired or made solely with the proceeds of the sale of any other Investments permitted by this Section 10.3(k);

            (k) Loans to Liquor License Entities in the aggregate outstanding principal amount of no more than $500,000 at any time prior to December 31, 2003; $750,000 from January 1, 2004 through December 31, 2004; $1,000,000 from January 1, 2005 through December 31, 2005; $1,250,000 from January 1, 2006 through December 31, 2006 and $1,500,000 thereafter;

            (l) Loans to restaurant managers under the Paisano Partner Program in an aggregate principal amount not to exceed $2,000,000 at any time prior to December 31, 2003; $2,500,000 from January 1, 2004 through December 31, 2004; $3,000,000 from January 1, 2005 through December 31, 2005; $3,500,000 from January 1, 2006 through December 31, 2006 and $4,000,000 thereafter;

            (m) Investments by the Borrower or any of its Subsidiaries not otherwise permitted hereunder, provided that the aggregate amount of all such outstanding Investments does not exceed $1,000,000 at any time; and

            (n)  Investments in respect of acquisitions permitted by
     Section 10.5.1.

     10.4. RESTRICTED PAYMENTS. The Borrower will not, nor will it permit any Subsidiary to, make any Restricted Payments other than,

            (a) Distributions payable by any Subsidiary of the Borrower to the Borrower or another Subsidiary of the Borrower or by the Borrower to any Subsidiary of the

     Borrower, so long as, in the case of any Subsidiary receiving such Distributions, such Subsidiary has guaranteed the Obligations pursuant to a Guaranty and has granted to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, a security interest in substantially all of its assets (other than Excluded Collateral);

            (b) payments by the Borrower to make dividends, distributions, payments, redemptions or purchases payable solely in, or in exchange for, Capital Stock of the Borrower; and

            (c) so long as no Default or Event of Default is continuing or would result therefrom, payments by the Borrower to effect the repurchase of common stock issued pursuant to options or awards granted to the directors, officers, employees or consultants under any Stock-Based Incentive Plan or upon the exercise of any purchase rights under any Paisano Partner Program Stock Purchase Agreements;

     10.5. MERGER, CONSOLIDATION AND DISPOSITION OF ASSETS.

            10.5.1. MERGERS AND ACQUISITIONS. The Borrower will not, and will not permit any of its Subsidiaries to, become a party to any merger, amalgamation or consolidation, or agree to or effect any asset acquisition or stock acquisition (other than the acquisition of assets in the ordinary course of business consistent with past practices, or of Investments permitted under Section 11.3, and other than transfers of assets among the Borrower and the Guarantors) except, so long as no Default or Event of Default has occurred and is continuing or would result after giving effect thereto,

            (a) the merger or consolidation of one or more of the Subsidiaries of the Borrower with and into the Borrower, or the merger or consolidation of two or more Subsidiaries of the Borrower,

            (b)   acquisitions and development of new Stores in compliance with
     Section 11.5, and

            (c) other asset or stock acquisitions of Persons in the same or a similar line of business as the Borrower (the "Permitted Acquisition") where (i) the Borrower has provided the Administrative Agent with five (5) Business Days prior written notice of such Permitted Acquisition, which notice shall include a reasonably detailed description of such Permitted Acquisition; (ii) the business to be acquired would not subject the Administrative Agent or the Lenders to regulatory or third party approvals in connection with the exercise of its rights and remedies under this Credit Agreement or any other Loan Document (other than approvals of the type described in Schedule 8.1.2 hereof); (iii) the business and assets so acquired in such Permitted Acquisition shall be acquired by the Borrower or a Guarantor free and clear of all liens (other than Permitted Liens) and all Indebtedness (other than Indebtedness permitted by Section 10.1 hereof in an aggregate amount not to exceed, except in the case of Indebtedness permitted by Section 10.1(b), (f) and (g), $1,000,000); (iv) the Borrower shall have provided evidence that the business to be so acquired has positive Consolidated EBITDA for the period of twelve months most recently ended (for the purposes of which, all references to the Borrower and its Subsidiaries used in the applicable definitions set forth in Section 1.1 shall be deemed to be references to the acquired business), (v) no contingent obligations or liabilities will be incurred or assumed in connection with such Permitted Acquisition which could be expected to have a Material Adverse Effect; (vi) the Borrower has provided the Administrative Agent with such other information regarding such Permitted Acquisition or the business to be acquired as was reasonably requested by the Administrative Agent; (vii) the Borrower has taken or caused to be taken all necessary actions to grant to the Administrative Agent a first priority perfected lien (subject only to Permitted Liens having priority under applicable law) in substantially all of the assets and stock to be acquired in connection with such Permitted Acquisition (other than Excluded Collateral); (viii) the Borrower has delivered to the Administrative Agent, a pro forma Compliance Certificate, evidencing compliance with the financial covenants set forth in Section 11 on a pro forma basis as of the end of the most recent fiscal quarter of the Borrower for which a Compliance Certificate has been provided by the Borrower prior to such Permitted Acquisition and after giving effect to such Permitted Acquisition; (ix) such Permitted Acquisition will be made solely with Capital Stock of the Borrower (except for payments of cash in respect of fractional shares or shares held by shareholders exercising dissenters rights or in connection with the mandatory cash-out of options, provided that all such amounts paid in cash shall not exceed $1,000,000 in the aggregate) or with the proceeds of an Equity Issuance of the Capital Stock of the Borrower, provided that the purchase price for any single Permitted Acquisition does not exceed $10,000,000, and the aggregate purchase price for all Permitted Acquisitions does not exceed $30,000,000 during the term of this Credit Agreement (with the value of any Capital Stock of the Borrower constituting a portion of such purchase price being determined for purposes hereof based on the average closing sales price of such Capital Stock for the period of five (5) Business Days immediately prior to such Permitted Acquisition), (x) the Borrower and the Guarantors shall own one hundred percent (100%) of the Capital Stock of each Person acquired or formed in connection with a Permitted Acquisition, and (xi) the Borrower has delivered to the Administrative Agent a certificate signed by the chief financial officer of the Borrower, on behalf of the Borrower, to the effect that (1) the Borrower and its Subsidiaries taken as a whole will be Solvent upon the consummation of the Permitted Acquisition; and (2) no Default or Event of Default then exists or would result after giving effect to the Permitted Acquisition.

            10.5.2. DISPOSITION OF ASSETS AND RELEASE OF LIENS.

                    10.5.2.1. DISPOSITION OF ASSETS. The Borrower will not, and will not permit any of its Subsidiaries to, become a party to or agree to or effect any Asset Sales, other than

                    (a) the sale of inventory, the licensing of intellectual property and the disposition of obsolete or surplus assets, in each case in the ordinary course of business consistent with past practices;

                    (b)  dispositions of Investments permitted under
            Section 10.3(i) upon the exercise of options granted under the Key Employee Stock Ownership Plan, and dispositions of Cash Equivalents in the ordinary course of business;

                    (c) any Sale/Leaseback Transaction, so long as (i) no Event of Default is continuing or would result after giving effect thereto, (ii) the Borrower shall have delivered to the Administrative Agent a pro forma Compliance Certificate evidencing compliance, after giving effect to such Sale/Leaseback Transaction, with the financial covenants set forth in Section 11 as of the end of the most recent fiscal quarter of the Borrower for which a Compliance Certificate has been provided pursuant to Section 9.4(d) and (iii) the aggregate proceeds from assets sold in such Sale/Leaseback Transactions does not exceed in any fiscal year the sum of $4,000,000 plus the proceeds of assets sold by the Borrower and its Subsidiaries in a Sale/Leaseback Transaction during such fiscal year within 30 days after the purchase by the Borrower or any of its Subsidiaries of the assets sold in such Sale/Leaseback Transaction; and

                    (d) other dispositions of assets in arms-length transactions for fair value, so long as (i) no Default or Event of Default then exists or would result therefrom, (ii) the aggregate proceeds from assets sold or otherwise disposed of pursuant to this clause (d) in any fiscal year does not exceed one percent (1.0%) of the book value of the total assets of the Borrower and its Subsidiaries on a consolidated basis as reflected on the audited financial statements most recently delivered to the Administrative Agent and (iii) the proceeds thereof are applied in accordance with
            Section 4.3.4 (to the extent required thereby).

                    10.5.2.2. RELEASE OF LIENS. Upon the closing of any Asset
            Sale permitted by Section 10.5.2.1 or of any refinancing of any Mortgaged Property permitted by Section 10.1(c), the Administrative Agent shall, upon the request of the Borrower, terminate its Liens on the properties, business or assets disposed of in such Asset Sale or such Mortgaged Property, as the case may be.

     10.6. SALE AND LEASEBACK. Except for Sale/Leaseback Transactions permitted by Section 10.5.2.1(c), the Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby the Borrower or any Subsidiary of the Borrower shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that the Borrower or any Subsidiary of the Borrower intends to use for substantially the same purpose as the property being sold or transferred.

     10.7. COMPLIANCE WITH ENVIRONMENTAL LAWS. The Borrower will not, and will not permit any of its Subsidiaries to, except in accordance with applicable Environmental Laws, (a) use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances, (c) generate any Hazardous Substances on any of the Real Estate, (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a release (i.e. releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous Substances on, upon or into the Real Estate or (e) otherwise conduct any activity at any Real Estate or use any Real Estate in any manner that would violate any Environmental Law or bring such Real Estate in violation of any Environmental Law, except in each case to the extent that the foregoing would not reasonably be expected to result in a Material Adverse Effect.

     10.8. EMPLOYEE BENEFIT PLANS. Neither the Borrower nor any ERISA Affiliate will:

            (a)  engage in any "prohibited transaction" within the meaning of
     Section 406 of ERISA or Section 4975 of the Code which could result in a liability for the Borrower or any of its Subsidiaries in excess of $100,000; or

            (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in Section 302 of ERISA, whether or not such deficiency is or may be waived; or

            (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of the Borrower or any of its Subsidiaries pursuant to Section 302(f) or
     Section 4068 of ERISA; or

            (d) amend any Guaranteed Pension Plan in circumstances requiring the posting of security pursuant to Section 307 of ERISA or
     Section 401(a)(29) of the Code; or

            (e) permit or take any action which would result in the aggregate benefit liabilities (with the meaning of Section 4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Guaranteed Pension Plans by more than $100,000, disregarding for this purpose the benefit liabilities and assets of any such Guaranteed Pension Plan with assets in excess of benefit liabilities.

     10.9. FISCAL YEAR. The Borrower will not, and will not permit any of it Subsidiaries to, change the date of the end of its fiscal year or any of its fiscal quarters from that set forth in Section 8.4.1.

     10.10. TRANSACTIONS WITH AFFILIATES. Except as set forth on Schedule 8.15, the Borrower will not, and will not permit any of its Subsidiaries to, engage in any transaction with any Affiliate (other than the Borrower or any Guarantor, and other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Affiliate, or, to the knowledge of the Borrower, with any corporation, partnership, trust or other entity in which any such Affiliate has a substantial ownership interest or is an officer, director, trustee or partner, on terms more favorable to such Person than would have been obtainable on an arm's-length basis in the ordinary course of business.

     10.11. BANK ACCOUNTS. The Borrower will not, nor will it permit any of its Subsidiaries to, (a) establish any bank accounts after the Closing Date other than the Agency Accounts, the Concentration Accounts, the Liquor Checkbook Accounts, and the Convenience Accounts, without the Administrative Agent's prior written consent; (b) violate directly or indirectly the Assignment and Agency Account Agreement, any Agency Account Agreement or other bank agency or lock box agreement in favor of the Administrative Agent for the benefit of the Lenders and the Administrative Agent with respect to such account; or (c) deposit into any of the payroll accounts listed on Schedule 8.20 any amounts in excess of amounts necessary to pay current payroll obligations from such accounts.

     10.12. CREATION OR ACQUISITION OF SUBSIDIARIES. The Borrower shall not, nor shall it permit any of its Subsidiaries to, create or acquire any Subsidiary (other than Subsidiaries existing on the Closing Date and disclosed pursuant to Section 8.19 hereto) unless (a) one hundred percent (100%) of the Capital Stock of such Subsidiary is owned by the Borrower or a Guarantor, (b) prior to the formation or acquisition of such Subsidiary, the Borrower shall notify the Administrative Agent thereof, and (c) within ten (10) days of the formation or acquisition of such Subsidiary, the Borrower or such Guarantor shall (i) take all steps as may be necessary or advisable in the reasonable opinion of the Administrative Agent to pledge to the Administrative Agent, for the benefit of the Lenders, on a perfected, first-priority basis (subject only to Permitted Liens entitled to priority under applicable law) all of the Capital Stock of such Subsidiary pursuant to a Pledge Agreement or other pledge agreement in form and substance reasonably satisfactory to the Administrative Agent, which such Pledge Agreement or other pledge agreement shall be a Security Document hereunder (provided, however, that the Borrower or such Guarantor shall in no event be required to pledge more than sixty-five percent (65%) of the Voting Stock of any Subsidiary organized under the laws of a jurisdiction other than the United States of America or a state or other subdivision of the United States of America or any Capital Stock constituting Excluded Collateral), and
(ii) cause such Subsidiary (unless such Subsidiary is organized under the laws of a jurisdiction other than the United States of America or a state or other subdivision of the United States of America) to guaranty all of the Obligations hereunder pursuant to a Guaranty, which such Guaranty shall be a Security Document hereunder, and take all steps as may be necessary or advisable in the reasonable opinion of the Administrative Agent to grant to the Administrative Agent, for the benefit of the Lenders, a first priority, perfected security interest (subject only to Permitted Liens entitled to priority under applicable law) in substantially all of its assets (other than Excluded Collateral) as collateral security for such Guaranty, pursuant to a Security Agreement and such other security documents, mortgages, pledges and other documents in form and substance reasonably satisfactory to the Administrative Agent, each of which documents shall be Security Documents hereunder.

                            11. FINANCIAL COVENANTS.

     The Borrower covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Lender has any obligation to make any Loans or the Administrative Agent has any obligation to issue, extend or renew any Letters of Credit:

     11.1. LEVERAGE RATIO. The Borrower will not permit the Leverage Ratio as at the end of any fiscal quarter of the Borrower ending during any period described in the table set forth below to exceed the ratio set forth opposite such period in such table:

                 Period                                        Ratio
                 ------                                        -----

      Closing Date and thereafter                            1.75:1.00

     11.2. INTEREST COVERAGE RATIO. The Borrower will not permit the Interest Coverage Ratio as at the end of any fiscal quarter of the Borrower ending during any period described in the table set forth below to be less than the ratio set forth opposite such period in such table:

                 Period                                        Ratio
                 ------                                        -----
     Closing Date through FQ2 2003                           4.00:1.00
               Thereafter                                    5.00:1.00

     11.3. FIXED CHARGE RATIO. The Borrower will not permit the Fixed Charge Ratio as at the end of any fiscal quarter of the Borrower ending during any period described in the table set forth below to be less than the ratio set forth opposite such period in such table:

                 Period                                        Ratio
                 ------                                        -----
     Closing Date through FQ2 2003                           1.50:1.00
       FQ3 2003 through FQ2 2004                             1.55:1.00
               Thereafter                                    1.60:1.00

     11.4. CONSOLIDATED NET WORTH. The Borrower will not permit Consolidated Net Worth as at the end of any fiscal quarter of the Borrower to be less than the sum of $135,000,000 plus, on a cumulative basis, (a) fifty percent (50%) of positive quarterly Consolidated Net Income, commencing with FY 2002, with no deduction for any quarter in which there is a net loss and (b) seventy-five percent (75%) of Net Cash Equity Issuance Proceeds from Equity Issuances consummated after the Closing Date.

     11.5. CAPITAL EXPENDITURES.

            11.5.1. CAPITAL EXPENDITURES. The Borrower will not make, or permit any Subsidiary of the Borrower to make, aggregate Capital Expenditures for the Borrower and its Subsidiaries (a) in excess of $45,000,000 in FY 2002, and (b) in each fiscal year thereafter, in excess of an amount equal to the sum of (i) $30,000,000 plus (ii) thirty percent (30%) of Consolidated EBITDA for the prior fiscal year, provided, that if, during any fiscal year, the amount of Capital Expenditures permitted for such fiscal year is not so utilized, the unused amount not in excess of $10,000,000 may be used in the next succeeding fiscal year but not in any subsequent fiscal year, such carried over amounts to be deemed used last.

            11.5.2. GROWTH CAPITAL EXPENDITURES. The Borrower will not make, or permit any Subsidiary of the Borrower to make, any Growth Capital Expenditures (including the signing of new leases) if the Pro Forma Leverage Ratio as of the time the Borrower or any Subsidiary of the Borrower commits to incur such Growth Capital Expenditures is greater than 1.75:1.00.

                             12. CLOSING CONDITIONS.

     The obligations of the Lenders to make the initial Revolving Credit Loans and the Term Loan and of the Administrative Agent to issue any initial Letters of Credit shall be subject to the satisfaction of the following conditions precedent on or prior to the Closing Date:

     12.1. LOAN DOCUMENTS. Each of the Loan Documents contemplated to be executed on the Closing Date shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance reasonably satisfactory to each of the Lenders. The Administrative Agent shall have received a fully executed copy of each such document.

     12.2. CERTIFIED COPIES OF GOVERNING DOCUMENTS. Each of the Lenders shall have received from the Borrower and each of its Subsidiaries a copy, certified by a duly authorized officer of such Person to be true and complete on the Closing Date, of each of its Governing Documents as in effect on such date of certification.

     12.3. CORPORATE OR OTHER ACTION. All corporate (or other partnership or company) action necessary for the valid execution, delivery and performance by the Borrower and each of its Subsidiaries of the Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof reasonably satisfactory to the Administrative Agent shall have been provided to the Lenders.

     12.4. INCUMBENCY CERTIFICATE. Each of the Lenders shall have received from the Borrower and each of its Subsidiaries an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of the Borrower or such Subsidiary, and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of each of the Borrower or such Subsidiary, each of the Loan Documents to which the Borrower or such Subsidiary is or is to become a party; (b) in the case of the Borrower, to make Loan Requests and Conversion Requests and to apply for Letters of Credit; and (c) to give notices and to take other action on its behalf under the Loan Documents.

     12.5. VALIDITY OF LIENS. The Security Documents shall be effective to create in favor of the Administrative Agent a legal, valid and enforceable first (except for Permitted Liens entitled to priority under applicable law) security interest in and Lien upon the Collateral. Except as expressly contemplated by this Credit Agreement, all filings, recordings, deliveries of instruments and other actions necessary or desirable in the reasonable opinion of the Administrative Agent to perfect such security interests shall have been duly effected or provisions satisfactory to the Administrative Agent for such filings, recordings and other actions shall have been made. The Administrative Agent shall have received evidence thereof in form and substance reasonably satisfactory to the Administrative Agent.

     12.6. PERFECTION CERTIFICATES AND UCC SEARCH RESULTS. The Administrative Agent shall have received from each of the Borrower and its Subsidiaries a completed and fully executed Perfection Certificate and the results of UCC searches (and the equivalent thereof in all applicable foreign jurisdictions) with respect to the Collateral, indicating no Liens other than Permitted Liens and otherwise in form and substance reasonably satisfactory to the Administrative Agent.

     12.7. TAXES. The Administrative Agent shall have received evidence of payment of real estate taxes and municipal charges on all Real Estate except for such taxes and charges that, as of the Closing Date, are not delinquent or are being contested in the manner provided in Section 9.8 hereof.

     12.8. TITLE INSURANCE. The Administrative Agent shall have received a Title Policy covering each Mortgaged Property (or commitments to issue such policies, with all conditions to issuance of the Title Policy deleted by an authorized agent of the Title Insurance Company) together with proof of payment of all fees and premiums for such policies, from the Title Insurance Company and in amounts reasonably satisfactory to the Administrative Agent, insuring the interest of the Administrative Agent and each of the Lenders as mortgagee under the Mortgages.

     12.9. LANDLORD CONSENTS. The Borrower and its Subsidiaries shall use their commercially reasonable efforts to deliver to the Administrative Agent all consents required for the Administrative Agent to receive, as part of the Security Documents, a mortgage of each ground leasehold of real property listed on Schedule 9.13(b), together in each case with such estoppel certificates as the Administrative Agent may reasonably request.

     12.10. CERTIFICATES OF INSURANCE. The Administrative Agent shall have received a certificate of insurance from an independent insurance broker dated within twenty (20) days prior to the Closing Date, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of the Security Agreements.

     12.11. ENVIRONMENTAL DUE DILIGENCE. The Administrative Agent shall have received the environmental transaction screening report performed by Goldman Environmental Consultants, Inc. in accordance with ASTM standards, covering all owned Real Estate and all ground leases which constitute Real Estate, all as more fully described in the proposal letter dated as of October 2, 2002 and accepted by the Administrative Agent, such report to be in form and substance satisfactory to the Administrative Agent.

     12.12. SOLVENCY CERTIFICATE. Each of the Lenders shall have received a certificate of the Borrower dated as of the Closing Date certifying as to the Borrower and its Subsidiaries, taken as a whole being Solvent, following the consummation of the transactions contemplated herein and in form and substance reasonably satisfactory to the Administrative Agent.

     12.13. OPINION OF COUNSEL. Each of the Lenders and the Administrative Agent shall have received a favorable legal opinion addressed to the Lenders and the Administrative Agent, dated as of the Closing Date, in form and substance reasonably satisfactory to the Administrative Agent, from Faegre & Benson, counsel to the Borrower and its Subsidiaries.

     12.14. NO MATERIAL ADVERSE CHANGE. The Administrative Agent shall be reasonably satisfied that there shall have occurred no material adverse change in the business, assets, management, financial condition or income of the Borrower and its Subsidiaries taken as a whole since the Interim Balance Sheet Date.

     12.15. NO LITIGATION. No litigation, inquiry, injunction or restraining order shall be pending, entered or threatened that, in the reasonable opinion of the Administrative Agent, could reasonably be expected to have a material adverse effect on (i) the transactions contemplated hereby, (ii) the business, assets, liabilities (actual or contingent), operation or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, (iii) the ability of the Borrower or any of its Subsidiaries to perform its obligations under the Loan Documents, (iv) the rights and remedies of the Administrative Agent and the Lenders under the Loan Documents, or (v) the perfection or priority of any security interests granted to the Administrative Agent under the Loan Documents.

     12.16. CONSENTS AND APPROVALS. The Administrative Agent shall have received evidence that all material governmental and third-party approvals (including landlords' consents to the extent reasonably obtainable, but excluding approvals listed on Schedule 12.16 attached hereto) necessary or advisable in connection with the credit facilities contemplated hereby and the continuing operations of the Borrower shall have been obtained and shall be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose materially adverse conditions on the Borrower and its Subsidiaries taken as a whole, or the credit facilities contemplated hereby.

     12.17. FINANCIAL STATEMENTS AND PROJECTIONS. The Administrative Agent shall have received copies of the financial statements and projections described in Section 8.4, and the Administrative Agent shall be reasonably satisfied that such financial statements fairly present, in all material respects, the consolidated financial condition of the Borrower and its Subsidiaries as at the close of business on the date thereof.

     12.18. PRO FORMA BALANCE SHEET; SOURCES AND USES. The Administrative
Agent shall have received (a) a reasonably satisfactory balance sheet of the Borrower and its Subsidiaries dated as of the last day of the most recently completed fiscal month occurring at least two (2) weeks prior to the Closing Date, but proformed to give effect to the transactions contemplated hereby to be consummated on the Closing Date, together with a Compliance Certificate evidencing pro forma compliance with the financial covenants set forth in Section 11, and (b) a statement of sources and uses of the Loans to be advanced on the Closing Date reasonably satisfactory in all material respects to the Administrative Agent.

     12.19. CLOSING DATE BALANCES; AVAILABILITY; CLOSING DATE CONSOLIDATED
EBITDA.

     (a) On the Closing Date, after giving effect to all Loans to be advanced on the Closing Date, the outstanding amount of Revolving Credit Loans shall not exceed $6,000,000 in the aggregate.

     (b) the Administrative Agent shall have received evidence, reasonably satisfactory to it, that the Consolidated EBITDA of the Borrower and its Subsidiaries for the twelve (12) consecutive months ended on the last day of the most recently completed fiscal month occurring at least two (2) weeks prior to the Closing Date was at least $27,000,000.

     12.20. PAYMENT OF FEES. The Borrower shall have paid to the Lenders or the Administrative Agent, as appropriate, the Fees due and payable on the Closing Date.

     12.21. PAYOFF LETTER. The Administrative Agent shall have received a payoff letter from Bank of America, N.A., as Agent indicating the amount of the loan obligations of the Borrower owing under the Existing Credit Agreement to be discharged on the Closing Date and an acknowledgment by Bank of America, N.A., as Agent that upon receipt of such funds it will forthwith execute and deliver to the Administrative Agent for filing all termination statements and take such other actions as may be necessary to discharge all mortgages, deeds of trust and security interests granted by the Borrower or any of its Subsidiaries in favor of Bank of America, N.A., as Agent.

     12.22. DISBURSEMENT INSTRUCTIONS. The Administrative Agent shall have received disbursement instructions from the Borrower, indicating that a portion of the proceeds of the Term Loan and/or Revolving Credit Loan, in an amount equal to the aggregate loan obligations of the Borrower owing under the Existing Credit Agreement are to be paid to Bank of America, N.A., as Agent (or directly to the lenders under the Existing Credit Agreement).

     12.23. PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the transactions contemplated by this Credit Agreement, the other Loan Documents and all other documents incident thereto shall be reasonably satisfactory in substance and in form to the Administrative Agent and the Administrative Agent's Special Counsel, and the Lenders, the Administrative Agent and such counsel shall have received all information and such counterpart originals or certified or other copies of all documents in respect thereof as the Administrative Agent may reasonably request.

                        13. CONDITIONS TO ALL BORROWINGS.

     The obligations of the Lenders to make any Loan, including the Revolving Credit Loan and the Term Loan, and of the Administrative Agent to issue, extend or renew any Letter of

Credit, in each case whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

     13.1. REPRESENTATIONS TRUE; NO EVENT OF DEFAULT. Each of the representations and warranties of any of the Borrower and its Subsidiaries contained in this Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan or the issuance, extension or renewal of such Letter of Credit, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse to the Borrower and its Subsidiaries, taken as a whole, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.

     13.2. NO LEGAL IMPEDIMENT. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Lender would make it illegal for such Lender to make such Loan or to participate in the issuance, extension or renewal of such Letter of Credit or in the reasonable opinion of the Administrative Agent would make it illegal for the Administrative Agent to issue, extend or renew such Letter of Credit.

                    14. EVENTS OF DEFAULT; ACCELERATION; ETC.

     14.1. EVENTS OF DEFAULT AND ACCELERATION. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

            (a) the Borrower shall fail to pay any principal of the Loans or any Reimbursement Obligation when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

            (b) the Borrower or any of its Subsidiaries shall fail to pay any interest on the Loans, any Fees, or other sums due hereunder or under any of the other Loan Documents, within two (2) Business Days after the date on which the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

            (c) the Borrower shall fail to comply with any of its covenants contained in Sections 9.4, 9.5, the first sentence of 9.6, 9.7, 9.9, 9.12, 10 or 11;

            (d) the Borrower or any of its Subsidiaries shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this Section 14.1) for thirty (30) days after written notice of such failure has been given to the Borrower by the Administrative Agent;

            (e) any representation or warranty of the Borrower or any of its Subsidiaries in this Credit Agreement or any of the other Loan Documents or in any other document or instrument delivered by the Borrower or any of its Subsidiaries pursuant to this Credit Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

            (f) the Borrower or any of its Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or in respect of any Capitalized Leases in an aggregate amount in excess of $1,500,000, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received or in respect of any Capitalized Leases in an aggregate amount in excess of $1,500,000, for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof, or any such holder or holders shall rescind or shall have an immediate right to rescind the purchase of any such obligations;

            (g) the Borrower or any of its Subsidiaries shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower or any of its Subsidiaries or of any substantial part of the assets of the Borrower or any of its Subsidiaries or shall commence any case or other proceeding relating to the Borrower or any of its Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against the Borrower or any of its Subsidiaries and the Borrower or any of its Subsidiaries shall indicate its approval thereof, consent thereto or acquiescence therein or such petition or application shall not have been dismissed within sixty (60) days following the filing thereof;

            (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Borrower or any of its Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Borrower or any Subsidiary of the Borrower in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

            (i) there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty (30) days, whether or not consecutive, any final judgment against the Borrower or any of its Subsidiaries that, with other outstanding final judgments, undischarged, unsatisfied or unstayed, against the Borrower or any of its Subsidiaries, exceeds insurance coverage applicable thereto for which the relevant insurance carrier has accepted liability by $1,000,000 or more, in the aggregate;

            (j) if any of the Loan Documents shall be cancelled, terminated, revoked or rescinded or the Administrative Agent's security interests, mortgages or liens in a substantial portion of the Collateral shall cease to be perfected, or shall cease to have the priority contemplated by the Security Documents, in each case otherwise than in accordance with the terms hereof or thereof or with the express prior written agreement, consent or approval of the Required Lenders, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower or any of its Subsidiaries party thereto, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in any material respect against the Borrower or any of its Subsidiaries in accordance with the terms thereof (other than as a result of the application of general principals of equity);

            (k) the Borrower or any ERISA Affiliate incurs any liability to the PBGC or a Guaranteed Pension Plan pursuant to Title IV of ERISA in an aggregate amount exceeding $1,000,000, or the Borrower or any ERISA Affiliate is assessed withdrawal liability pursuant to Title IV of ERISA by a Multiemployer Plan requiring aggregate annual payments exceeding $1,000,000, or any of the following occurs with respect to a Guaranteed Pension Plan: (i) an ERISA Reportable Event, or a failure to make a required installment or other payment (within the meaning of Section 302(f)(1) of ERISA), provided that such event (A) is reasonably likely to result in liability of the Borrower or any of its Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $1,000,000 and (B) is reasonably likely to constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC, for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan or for the imposition of a lien in favor of such Guaranteed Pension Plan; or (ii) the appointment by a United States District Court of a trustee to administer such Guaranteed Pension Plan; or (iii) the institution by the PBGC of proceedings to terminate such Guaranteed Pension Plan;

            (l) the Borrower or any of its Subsidiaries shall be enjoined, restrained or in any way prevented by the order of any Governmental Authority from conducting any material part of its business and such order shall continue in effect for more than fifteen (15) days;

            (m) there shall occur any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty, which in any such case causes, for more than fifteen
     (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Borrower or any of its Subsidiaries if such event or circumstance is not covered by business interruption insurance and would have a Material Adverse Effect;

            (n) there shall occur the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by the Borrower or any of its Subsidiaries if such loss, suspension, revocation or failure to renew would have a Material Adverse Effect;

            (o)  a Change of Control shall occur; or

            (p) Joseph Micatrotto shall cease to be the President and Chief Executive Officer of the Borrower, and a successor President and Chief Executive Officer approved by a majority of the Board of Directors of the Borrower shall not have been appointed within 60 days.

then, and in any such event, so long as the same may be continuing, the Administrative Agent may, and upon the request of the Required Lenders shall, by notice in writing to the Borrower declare all amounts owing with respect to this Credit Agreement, the Notes and the other Loan Documents and all Reimbursement Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in Sections 14.1(g) or 14.1(h), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Administrative Agent or any Lender.

     14.2. TERMINATION OF COMMITMENTS. If any one or more of the Events of Default specified in Section 14.1(g) or Section 14.1(h) shall occur, any unused portion of the credit hereunder shall forthwith terminate and each of the Lenders shall be relieved of all further obligations to make Loans to the Borrower and the Administrative Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit. If any other Event of Default shall have occurred and be continuing, the Administrative Agent may and, upon the request of the Required Lenders, shall, by notice to the Borrower, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and each of the Lenders shall be relieved of all further obligations to make Loans and the Administrative Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit. No termination of the credit hereunder shall relieve the Borrower or any of its Subsidiaries of any of the Obligations.

     14.3. REMEDIES. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Lenders shall have accelerated the maturity of the Loans pursuant to Section 14.1, each Lender, if owed any amount with respect to the Loans or the Reimbursement Obligations, may , with the consent of the Required Lenders but not otherwise, proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Lender are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Lender. No remedy herein conferred upon any Lender or the Administrative Agent or the holder of any Note or purchaser of any Letter of Credit Participation is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

     14.4. DISTRIBUTION OF COLLATERAL PROCEEDS. In the event that following the occurrence or during the continuance of any Event of Default, the Administrative Agent or any Lender, as the case may be, receives any monies in connection with the enforcement of any of the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

            (a) First, to the payment of, or (as the case may be) the reimbursement of the Administrative Agent for or in respect of all reasonable out-of-pocket costs, expenses, disbursements and losses which shall have been incurred or sustained by the Administrative Agent in connection with the collection of such monies by the Administrative Agent, for the exercise, protection or enforcement by the Administrative Agent of all or any of the rights, remedies, powers and privileges of the Administrative Agent under this Credit Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Administrative Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Administrative Agent to such monies;

            (b) Second, to all other Obligations in such order or preference as the Required Lenders may determine; provided, however, that (i) distributions shall be made (A) pari passu among Obligations with respect to the Administrative Agent's fee described in the Fee Letter and all other Obligations and (B) with respect to each type of Obligation owing to the Lenders, such as interest, principal, fees and expenses, among the Lenders pro rata, and (ii) the Administrative Agent may in its discretion make proper allowance to take into account any Obligations not then due and payable;

            (c) Third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Lenders and the Administrative Agent of all of the Obligations, to the payment of any obligations required to be paid pursuant to Section 9-608(a)(1)(C) or 9-615(a)(3) of the Uniform Commercial Code of the Commonwealth of Massachusetts; and

            (d) Fourth, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

                          15. THE ADMINISTRATIVE AGENT.

     15.1. AUTHORIZATION.

            (a) The Administrative Agent is authorized to take such action on behalf of each of the Lenders and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Administrative Agent, together with such powers as are reasonably incident thereto, including the authority, without the necessity of any notice to or further consent of the Lenders, from time to time to take any action with respect to any Collateral or the Security Documents which may be necessary to perfect, maintain perfected or insure the priority of the security interest in and liens upon the Collateral granted pursuant to the Security

     Documents, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Administrative Agent.

            (b) The relationship between the Administrative Agent and each of the Lenders is that of an independent contractor. The use of the term "Administrative Agent" is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between the Administrative Agent and each of the Lenders. Nothing contained in this Credit Agreement nor the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between the Administrative Agent and any of the Lenders. The Syndication Agent shall have no duties or responsibilities as such under this Credit Agreement.

            (c) As an independent contractor empowered by the Lenders to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, the Administrative Agent is nevertheless a "representative" of the Lenders, as that term is defined in
     Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Lenders and the Administrative Agent with respect to all collateral security and guaranties contemplated by the Loan Documents. Such actions include the designation of the Administrative Agent as "secured party", "mortgagee" or the like on all financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages or deeds of trust in collateral security intended to secure the payment or performance of any of the Obligations, all for the benefit of the Lenders and the Administrative Agent.

     15.2. EMPLOYEES AND AGENTS. The Administrative Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Credit Agreement and the other Loan Documents. The Administrative Agent may, in connection with its administration of this Credit Agreement, utilize the services of such Persons as the Administrative Agent in its sole discretion may reasonably determine, and all reasonable fees and out-of-pocket expenses of any such Persons shall be paid by the Borrower.

     15.3. NO LIABILITY. Neither the Administrative Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Administrative Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence or its failure to comply with its express obligations under this Agreement.

     15.4. NO REPRESENTATIONS.

            15.4.1. GENERAL. The Administrative Agent shall not be responsible for the execution or validity or enforceability (other than by or in respect of the Administrative

     Agent) of this Credit Agreement, the Notes, the Letters of Credit, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents (other than by or in respect of the Administrative Agent) or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower or any of its Subsidiaries, or be bound to ascertain or inquire as to the performance or observance (other than by or in respect of the Administrative Agent) of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes or to inspect any of the properties, books or records of the Borrower or any of its Subsidiaries. The Administrative Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower or any other holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Administrative Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Lenders, with respect to the credit worthiness or financial conditions of the Borrower or any of its Subsidiaries. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement.

            15.4.2. CLOSING DOCUMENTATION, ETC. For purposes of determining compliance with the conditions set forth in Section 12, each Lender that has executed this Credit Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document and matter either sent, or made available, by the Administrative Agent or the Arranger to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consent to or approved by or acceptable or satisfactory to such Lender, unless an officer of the Administrative Agent or the Arranger active upon the Borrower's account shall have received notice from such Lender prior to the Closing Date specifying such Lender's objection thereto and such objection shall not have been withdrawn by notice to the Administrative Agent to such effect on or prior to the Closing Date.

     15.5. PAYMENTS.

            15.5.1. PAYMENTS TO ADMINISTRATIVE AGENT. A payment by the Borrower to the Administrative Agent hereunder or any of the other Loan Documents for the account of any Lender shall constitute a payment to such Lender. The Administrative Agent agrees promptly to distribute to each Lender such Lender's pro rata share of payments received by the Administrative Agent for the account of the Lenders except as otherwise expressly provided herein or in any of the other Loan Documents.

            15.5.2. DISTRIBUTION BY ADMINISTRATIVE AGENT. If in the opinion of the Administrative Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Administrative Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Administrative Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

            15.5.3. DELINQUENT LENDERS. Notwithstanding anything to the contrary contained in this Credit Agreement or any of the other Loan Documents, any Lender that fails (a) to make available to the Administrative Agent its pro rata share of any Loan or to purchase any Letter of Credit Participation or
     (b) to comply with the provisions of Section 17.1 with respect to making dispositions and arrangements with the other Lenders, where such Lender's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Lenders, in each case as, when and to the full extent required by the provisions of this Credit Agreement, shall be deemed delinquent (a "Delinquent Lender") and shall be deemed a Delinquent Lender until such time as such delinquency is satisfied. A Delinquent Lender shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Loans, Unpaid Reimbursement Obligations, interest, fees or otherwise, to the remaining nondelinquent Lenders for application to, and reduction of, their respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations. The Delinquent Lender hereby authorizes the Administrative Agent to distribute such payments to the nondelinquent Lenders in proportion to their respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations. A Delinquent Lender shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans and Unpaid Reimbursement Obligations of the nondelinquent Lenders, the Lenders' respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

     15.6. HOLDERS OF NOTES. The Administrative Agent may deem and treat the payee of any Note or the purchaser of any Letter of Credit Participation as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

     15.7. INDEMNITY. The Lenders ratably agree hereby to indemnify and hold harmless the Administrative Agent and its affiliates from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, reasonable expenses (including any expenses for which the Administrative Agent or such affiliate has not been reimbursed by the Borrower as required by Section 17.2), and liabilities of every nature and character arising out of or related to this Credit Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Administrative Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Administrative Agent's willful misconduct or gross negligence.

     15.8. ADMINISTRATIVE AGENT AS LENDER. In its individual capacity, Fleet (or any successor Administrative Agent) shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes and as the purchaser of any Letter of Credit Participations, as it would have were it not also the Administrative Agent.

     15.9. RESIGNATION. The Administrative Agent may resign at any time by giving sixty (60) days prior written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. Unless a Default or Event of Default shall have occurred and be continuing, such successor Administrative Agent (and any successor Administrative Agent appointed by the retiring Administrative Agent as provided below) shall be reasonably acceptable to the Borrower. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a financial institution having a rating of not less than A or its equivalent by S&P. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, as such, and the retiring Administrative Agent shall be discharged from its duties and obligations, as such, hereunder (other than those duties and obligations accrued prior to such acceptance). After any retiring Administrative Agent's resignation, the provisions of this Credit Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

     15.10. NOTIFICATION OF DEFAULTS AND EVENTS OF DEFAULT. Each Lender hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Administrative Agent thereof. The Administrative Agent hereby agrees that upon receipt of any notice under this Section 15.10 it shall promptly notify the other Lenders of the existence of such Default or Event of Default.

     15.11. DUTIES IN THE CASE OF ENFORCEMENT. In case one of more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Administrative Agent shall, if (a) so requested by the Required Lenders and (b) the Lenders have provided to the Administrative Agent such additional indemnities and assurances against expenses and liabilities as the Administrative Agent may reasonably request, proceed to enforce the provisions of the Security Documents authorizing the sale or other disposition of all or any part of the Collateral and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Collateral. The Required Lenders may direct the Administrative Agent in writing as to the method and the extent of any such sale or other disposition, the Lenders hereby agreeing to indemnify and hold the Administrative Agent, harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Administrative Agent need not comply with any such direction to the extent that the Administrative Agent reasonably believes the Administrative Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

                          16. SUCCESSORS AND ASSIGNS.

     16.1. GENERAL CONDITIONS. The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (a) to an Eligible Assignee in accordance with the provisions of Section 16.2, (b) by way of participation in accordance with the provisions of Section 16.4 or (c) by way of pledge or assignment of a security interest subject to the restrictions of
Section 16.6 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 16.4 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement or any of the other Loan Documents.

     16.2. ASSIGNMENT AND ACCESSIONS.

            16.2.1. ASSIGNMENTS. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (a) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or, in the case of an assignment to a Lender or a Lender Affiliate, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loan of the assigning Lender subject to each such assignment (determined as of the date on which the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $2,500,000 unless each of the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrower otherwise consent (each such consent not to be unreasonably withheld or delayed); (b) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Credit Agreement with respect to the Loan or the Commitment assigned, provided, however, that nothing contained herein shall restrict any Lender from making a non pro-rata assignment of its Loans; (c) any assignment of a Commitment must be approved by the Administrative Agent unless the Person that is the proposed assignee is itself a Lender with a Commitment (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and (d) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 16.3, from

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                                      -91-

     and after the effective date specified in each Assignment and Acceptance, the Eligible Assignee thereunder shall be a party to this Credit Agreement and, to the extent of the interest assigned by such Assignment and Acceptance have the rights and obligations of a Lender under this Credit Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto), provided that the assigning Lender shall continue to be entitled to the benefits of Sections 6.2.2, 6.6, 6.8, 6.9 and 17.3 with respect to facts and circumstances occurring prior to the effective date of such assignment and shall continue to be liable for obligations accrued prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Credit Agreement that does not comply with this paragraph shall be treated for purposes of this Credit Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 16.4.

            16.2.2. ACCESSION BY LENDERS. Subject to the limitations contained herein, any one or more Lenders, or if the Lenders are unwilling to increase their Commitments by the amount requested by the Borrower, any other lender which would qualify as an Eligible Assignee but for any requirement in the definition thereof that such other lender be approved by the Administrative Agent (each such lender, an "Acceding Bank") may, at the request of the Borrower and with the consent of the Administrative Agent (which consent shall not be unreasonably withheld), become party to this Credit Agreement (in connection with an assignment pursuant to Section 16.2.1 or otherwise) or increase its Commitment hereunder, by entering into an Instrument of Accession in substantially the form of Exhibit F hereto (an "Instrument of Accession") with the Borrower and the Administrative Agent and assuming thereunder a Commitment, in an amount to be agreed upon by the Borrower, such Acceding Bank and the Administrative Agent (whose agreement shall not be unreasonably withheld), to make Revolving Credit Loans and participate in the risk relating to Letters of Credit pursuant to the terms hereof, and the Total Commitment shall thereupon be increased by the amount of such Acceding Bank's commitment (or increase in Commitment); provided, however, that (a) prior to the accession by any Acceding Bank, the Administrative Agent shall have received the audited financial statements of the Borrower and its Subsidiaries for the fiscal year ended on or nearest to December 31, 2002, (b) no Default or Event of Default has occurred and is continuing at the time of such accession, and (c) in no event shall the Total Commitment be increased under any one or more of such Instruments of Accession so as to exceed in the aggregate $35,000,000. On the effective date specified in any Instrument of Accession, Schedule 1 hereto shall be deemed to be amended to reflect (a) the name, address, Commitment and Commitment Percentage of such Acceding Bank, (b) the Total Commitment as increased by such Acceding Bank's Commitment, and (c) the changes to the other Lenders' respective Commitments (in the event a Lender is also the Acceding Bank) and Commitment Percentages resulting from such assumption and such increased Total Commitment.

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                                      -92-

     16.3. REGISTER. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

     16.4. PARTICIPATIONS. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Credit Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (a) such Lender's obligations under this Credit Agreement shall remain unchanged, (b) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (c) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement and (d) except in the case the amount of the participation is of the entire remaining amount of such Lender's Commitment and the Loans at the time owing to it or, in the case the Participant is a Lender or a Lender Affiliate, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loan of the selling Lender subject to each such participation (determined as of the date of the agreement or instrument pursuant to which the Lender sells such a participation) shall not be less than $2,500,000 unless each of the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrower otherwise consent (each such consent not to be unreasonably withheld or delayed). Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Credit Agreement and to approve any amendment, modification or waiver of any provision of this Credit Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Commitment of such Lender as it relates to such Participant, reduce the amount of any Commitment Fee or Letter of Credit Fees to which such Participant is entitled or extend any regularly scheduled payment date for principal or interest. Subject to Section 16.5, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 6.2.2, 6.6,
6.7 and 6.9 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 16.2. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 17.1 as though it were a Lender, provided such Participant agrees to be subject to
Section 17.1 as though it were a Lender.

     16.5. PAYMENTS TO PARTICIPANTS. A Participant shall not be entitled to receive any greater payment under Sections 6.2.2, 6.6 and 6.7 than the applicable Lender would have been entitled to

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                                      -93-

receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Non-U.S. Lender if it were a Lender shall not be entitled to the benefits of Section 6.2.2 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section
6.2.2 as though it were a Lender.

     16.6. MISCELLANEOUS ASSIGNMENT PROVISIONS. A Lender may at any time grant a security interest in all or any portion of its rights under this Credit Agreement to secure obligations of such Lender, including without limitation (a) any pledge or assignment to secure obligations to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C.
Section 341 and (b) with respect to any Lender that is a Fund, to any lender or any trustee for, or any other representative of, holders of obligations owed or securities issued by such Fund as security for such obligations or securities or any institutional custodian for such Fund or for such lender; provided that no such grant shall release such Lender from any of its obligations hereunder, provide any voting rights hereunder to the secured party thereof, substitute any such secured party for such Lender as a party hereto or affect any rights or obligations of the Borrower or Administrative Agent hereunder. If the Reference Lender transfers all of its interest, rights and obligations under this Credit Agreement, the Administrative Agent shall, in consultation with the Borrower and with the consent of the Borrower and the Required Lenders, appoint another Lender to act as a Reference Lender hereunder.

     16.7. ASSIGNEE OR PARTICIPANT AFFILIATED WITH THE BORROWER. If any assignee Lender is an Affiliate of the Borrower, then any such assignee Lender shall have no right to vote as a Lender hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Administrative Agent pursuant to
Section 14.1 or Section 14.2, and the determination of the Required Lenders shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to such assignee Lender's interest in any of the Loans or Reimbursement Obligations. If any Lender sells a participating interest in any of the Loans or Reimbursement Obligations to a Participant, and such Participant is the Borrower or an Affiliate of the Borrower, then such transferor Lender shall promptly notify the Administrative Agent of the sale of such participation. A transferor Lender shall have no right to vote as a Lender hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Administrative Agent pursuant to Section 14.1 or Section 14.2 to the extent that such participation is beneficially owned by the Borrower or any Affiliate of the Borrower, and the determination of the Required Lenders shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to the interest of such transferor Lender in the Loans or Reimbursement Obligations to the extent of such participation. The provisions of this Section 16.7 shall not apply to an assignee Lender or participant which is also a Lender on the Closing Date or to an assignee Lender or participant which has disclosed to the other Lenders that it is an Affiliate of the Borrower and which, following such disclosure, has been excepted from the provisions of this Section 16.7 in a writing signed by the Required Lenders determined without regard to the interest of such assignee Lender or transferor Lender, to the extent of such participation, in Loans or Reimbursement Obligations.

     16.8. NEW NOTES. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Administrative Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrower and the Lenders (other than the assigning Lender). Within five (5) Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent, in exchange for each surrendered Note, a new Note to the order of such assignee Lender in an amount equal to the amount assumed by such assignee Lender pursuant to such Assignment and Acceptance and, if the assigning Lender has retained some portion of its obligations hereunder, a new Note to the order of the assigning Lender in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes. The surrendered Notes shall be cancelled and returned to the Borrower.

                     17. PROVISIONS OF GENERAL APPLICATIONS.

     17.1. SETOFF. The Borrower hereby grants to the Administrative Agent and each of the Lenders a continuing lien, security interest and right of setoff as security for all Obligations, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Administrative Agent or such Lender or any Lender Affiliate and their successors and assigns or in transit to any of them. Regardless of the adequacy of any collateral, if any of the Obligations are due and payable and have not been paid or any Event of Default shall have occurred and be continuing, any deposits or other sums credited by or due from any of the Lenders to the Borrower and any securities or other property of the Borrower in the possession of such Lender may be applied to or set off by such Lender against the payment of Obligations. ANY AND ALL RIGHTS TO REQUIRE ANY LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED. Each of the Lenders agrees with each other Lender that if such Lender shall receive from the Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by, or constituting Reimbursement Obligations owed to, such Lender by proceedings against the Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by, or Reimbursement Obligations owed to, such Lender any amount in excess of its ratable portion of the payments received by all of the Lenders with respect to the Notes held by, and Reimbursement Obligations owed to, all of the Lenders, such Lender will make such disposition and arrangements with the other Lenders with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Lender receiving in respect of the Notes held by it or Reimbursement Obligations owed it, its proportionate payment as contemplated by this Credit Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Lender, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

     17.2. EXPENSES. The Borrower agrees to pay (a) the reasonable out-of-pocket costs of producing and reproducing this Credit Agreement, the other Loan Documents and the other agreements and instruments mentioned herein,
(b) the reasonable fees, expenses and disbursements of the Administrative Agent's Special Counsel and any local counsel to the Administrative Agent incurred in connection with the preparation, syndication, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, any amendments, modifications, approvals, consents or waivers hereto or hereunder, or the cancellation of any Loan Document upon payment in full in cash of all of the Obligations or pursuant to any terms of such Loan Document providing for such cancellation, (c) the other reasonable out-of-pocket expenses and disbursements of the Administrative Agent or any of its affiliates incurred by the Administrative Agent or such affiliate in connection with the preparation, syndication, administration or interpretation of the Loan Documents and other instruments mentioned herein, including all title insurance premiums and surveyor, engineering, appraisal and examination charges, (d) any customary fees and bank charges, including bank charges for returned checks, and reasonable out-of-pocket costs and expenses incurred by the Administrative Agent in establishing, maintaining or handling agency accounts, lock box accounts and other accounts for the collection of any of the Collateral, (e) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, which attorneys may be employees of any Lender or the Administrative Agent, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by any Lender or the Administrative Agent in connection with
(i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or any of its Subsidiaries or the administration thereof after the occurrence of a Default or Event of Default and (ii) subject to the last sentence of Section 17.3 hereof, any litigation, proceeding or dispute whether arising hereunder or otherwise in any way related to any Lender's or the Administrative Agent's relationship with the Borrower or any of its Subsidiaries and (f) all reasonable expenses and disbursements of the Administrative Agent incurred in connection with UCC searches, UCC filings, intellectual property searches, intellectual property filings or mortgage recordings (including any taxes associated therewith). The covenants contained in this Section 17.2 shall survive payment or satisfaction in full of all other Obligations.

     17.3. INDEMNIFICATION. The Borrower agrees to indemnify and hold harmless the Administrative Agent, its affiliates and the Lenders from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages, reasonable settlement costs and other reasonable out-of-pocket expenses of every nature and character arising out of this Credit Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation, (a) any actual or proposed use by the Borrower or any of its Subsidiaries of the proceeds of any of the Loans or Letters of Credit, (b) the reversal or withdrawal of any provisional credits granted by the Administrative Agent upon the transfer of funds from lock box, bank agency, concentration

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                                      -96-

accounts or otherwise under any cash management arrangements with the Borrower or any Subsidiary or in connection with the provisional honoring of funds transfers, checks or other items, (c) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of the Borrower or any of its Subsidiaries comprised in the Collateral, (d) the Borrower or any of its Subsidiaries entering into or performing this Credit Agreement or any of the other Loan Documents or (e) with respect to the Borrower and its Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding. In litigation, or the preparation therefor, the Lenders and the Administrative Agent and its affiliates shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower under this Section 17.3 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The covenants contained in this Section 17.3 shall survive payment or satisfaction in full of all other Obligations. Notwithstanding anything to the contrary stated in this Section
17.3 or in Section 17.2(e)(ii), the Borrower shall not be liable to the Administrative Agent, any of its affiliates or any Lender for any claims, actions, suits, liabilities, losses, damages, settlement costs, fees, disbursements or expenses to the extent resulting from such Person's gross negligence or willful misconduct or such Person's failure to comply with its express obligations under this Agreement.

     17.4. TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION.

            17.4.1. CONFIDENTIALITY. Each of the Lenders and the Administrative Agent agrees, on behalf of itself and each of its affiliates, directors, officers, employees and representatives, to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Borrower or any of its Subsidiaries pursuant to or in connection with this Credit Agreement or any of the other Loan Documents, provided that nothing herein shall limit the disclosure of any such information (a) after such information shall have become public other than through a violation of this Section 17.4, or becomes available to any of the Lenders or the Administrative Agent on a nonconfidential basis from a source other than the Borrower or any of its Subsidiaries, (b) to the extent required by statute, rule, regulation or judicial process, (c) to counsel for any of the Lenders or the Administrative Agent, (d) to bank examiners or any other regulatory authority having jurisdiction over any Lender or the Administrative Agent, or to their auditors or accountants, (e) to the Administrative Agent, any Lender or any Financial Affiliate, (f) in connection with any litigation to which any one or more of the Lenders, the Administrative Agent or any Financial Affiliate is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Loan Document, (g) to

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                                      -97-

     a Lender Affiliate or a Subsidiary or affiliate of the Administrative Agent, (h) to any actual or prospective assignee or participant or any actual or prospective counterparty (or its advisors) to any swap or derivative transactions referenced to credit or other risks or events arising under this Credit Agreement or any other Loan Document so long as such assignee, participant or counterparty, as the case may be, agrees to be bound by the provisions of Section 17.4 or (i) with the consent of the Borrower. Moreover, each of the Administrative Agent, the Lenders and any Financial Affiliate is hereby expressly permitted by the Borrower to refer to any of the Borrower and its Subsidiaries in connection with any advertising, promotion or marketing undertaken by the Administrative Agent, such Lender or such Financial Affiliate and, for such purpose, the Administrative Agent, such Lender or such Financial Affiliate may utilize any trade name, trademark, logo or other distinctive symbol associated with the Borrower or any of its Subsidiaries or any of their businesses.

            17.4.2. PRIOR NOTIFICATION. Unless specifically prohibited by applicable law or court order, each of the Lenders and the Administrative Agent shall, prior to disclosure thereof, notify the Borrower of any request for disclosure of any such non-public information by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) or pursuant to legal process.

            17.4.3. OTHER. In no event shall any Lender or the Administrative Agent be obligated or required to return any materials furnished to it or any Financial Affiliate by the Borrower or any of its Subsidiaries. The obligations of each Lender under this Section 17.4 shall supersede and replace the obligations of such Lender under any confidentiality letter in respect of this financing signed and delivered by such Lender to the Borrower prior to the date hereof and shall be binding upon any assignee of, or purchaser of any participation in, any interest in any of the Loans or Reimbursement Obligations from any Lender.

     17.5. SURVIVAL OF COVENANTS, ETC. All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto shall be deemed to have been relied upon by the Lenders and the Administrative Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Lenders of any of the Loans and the issuance, extension or renewal of any Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any Letter of Credit or any amount due under this Credit Agreement or the Notes or any of the other Loan Documents remains outstanding or any Lender has any obligation to make any Loans or the Administrative Agent has any obligation to issue, extend or renew any Letter of Credit, and for such further time as may be otherwise expressly specified in this Credit Agreement. All statements contained in any certificate or other paper delivered to any Lender or the Administrative Agent at any time by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto shall constitute representations and warranties by the Borrower or such Subsidiary hereunder.

     17.6. NOTICES. Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the Notes or any Letter of Credit Applications shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by facsimile and confirmed by delivery via courier or postal service, addressed as follows:

            (a) if to the Borrower or any Guarantor, at 1300 Nicollet Mall, Suite 5003, Minneapolis, Minnesota 55403, Attention: Greg A. Gadel, Executive Vice President and Chief Financial Officer, or at such other address for notice as the Borrower shall last have furnished in writing to the Person giving the notice;

            (b) if to the Administrative Agent, at 100 Federal Street, Boston, Massachusetts 02110, USA, Attention: Lori H. Jou, Vice President, or such other address for notice as the Administrative Agent shall last have furnished in writing to the Person giving the notice; and

            (c)  if to any Lender, at such Lender's address set forth on
     Schedule 1 hereto, or such other address for notice as such Lender shall have last furnished in writing to the Person giving the notice.

     Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and
(ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof. Any notice or other communication to be made hereunder or under the Notes or any Letter of Credit Applications, even if otherwise required to be in writing under other provisions of this Credit Agreement, the Notes or any Letter of Credit Applications, may alternatively be made in an electronic record transmitted electronically under such authentication and other procedures as the parties hereto may from time to time agree in writing (but not an electronic record), and such electronic transmission shall be effective at the time set forth in such procedures. Unless otherwise expressly provided in such procedures, such an electronic record shall be equivalent to a writing under the other provisions of this Credit Agreement, the Notes or any Letter of Credit Applications, and such authentication, if made in compliance with the procedures so agreed by the parties hereto in writing (but not an electronic record), shall be equivalent to a signature under the other provisions of this Credit Agreement, the Notes or any Letter of Credit Applications.

     17.7. GOVERNING LAW. THIS CREDIT AGREEMENT AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN

DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN Section 17.6. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT IN ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

     17.8. HEADINGS. The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

     17.9. COUNTERPARTS. This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought. Delivery by facsimile by any of the parties hereto of an executed counterpart hereof or of any amendment or waiver hereto shall be as effective as an original executed counterpart hereof or of such amendment or waiver and shall be considered a representation that an original executed counterpart hereof or such amendment or waiver, as the case may be, will be delivered.

     17.10. ENTIRE AGREEMENT, ETC. The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in Section 17.12.

     17.11. WAIVER OF JURY TRIAL. EACH OF THE ADMINISTRATIVE AGENT, THE LENDERS AND THE BORROWER HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS CREDIT AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY RELATING TO THIS CREDIT AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, INCLUDING ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER RELATING TO THE ADMINISTRATION OF THE LOANS OR ENFORCEMENT OF THE LOAN DOCUMENTS AND AGREES THAT IT WILL NOT SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. Except as prohibited by law, the Borrower hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Borrower (a) certifies that no representative, agent or attorney of any Lender or the Administrative Agent has represented, expressly or otherwise, that such Lender or the Administrative Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that each of the Administrative Agent and the Lenders has been induced to enter into this Credit Agreement and the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.

     17.12. CONSENTS, AMENDMENTS, WAIVERS, ETC. Any consent or approval required or permitted by this Credit Agreement to be given by the Lenders may be given, and any term of this Credit Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower or any of its Subsidiaries of any terms of this Credit Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrower and the written consent of the Required Lenders. Notwithstanding the foregoing, no amendment, modification or waiver shall:

            (a) without the written consent of the Borrower and each Lender directly affected thereby:

                    (i) reduce or forgive the principal amount of any Loans or Reimbursement Obligations, or reduce the rate of interest on the Notes or the amount of the Commitment Fee or Letter of Credit Fees (other than as a result of (A) the waiver of the application of the default rate of interest pursuant to Section 6.10 which shall require only the approval of the Required Lenders or (B) a change in the definition of Leverage Ratio or any of the components thereof or the method of calculation thereof);

                    (ii) increase the amount of such Lender's Commitment or extend the expiration date of such Lender's Commitment;

                    (iii) postpone or extend the Revolving Credit Loan Maturity Date or the Term Loan Maturity Date or any other regularly scheduled dates for payments of principal of, or interest on, the Loans or Reimbursement Obligations or any Fees or other amounts payable to such Lender (it being understood that any change to the fiscal quarter ends of the Borrower which would have the effect of postponing or extending the date for any payment shall require the consent of each Lender affected thereby, and it being understood further that (A) a waiver of the application of the default rate of interest pursuant to Section 6.10, (B) any vote to rescind any acceleration made pursuant to Section 14.1 of amounts owing with respect to the Loans and other Obligations and (C) any modifications of the provisions relating to amounts, timing or application of prepayments of Loans and other Obligations, including under Sections 4.3.2, 4.3.3 and 4.3.4, shall require only the approval of the Required Lenders); and

                    (iv) other than pursuant to a transaction permitted by the terms of this Credit Agreement (including but not limited to Sale/Leaseback Transactions and other Asset Sales permitted under
            Section 10.5.2.1) and as otherwise required by the terms of any of the Loan Documents, release all or substantially all of the

            Collateral or release all or substantially all of the Guarantors from their guaranty obligations under the Guaranties (excluding, if the Borrower or any Subsidiary of a Borrower becomes a debtor under the federal Bankruptcy Code, the release of "cash collateral", as defined in Section 363(a) of the federal Bankruptcy Code pursuant to a cash collateral stipulation with the debtor approved by the Required Lenders);

            (b) without the written consent of all of the Lenders, amend or waive this Section 17.12 or the definition of Required Lenders;

            (c) without the written consent of the Administrative Agent, amend or waive Section 15, the amount or time of payment of the Administrative Agent's Fee or any Letter of Credit Fees payable for the Administrative Agent's account or any other provision applicable to the Administrative Agent, as such.

No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Administrative Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

     17.13. SEVERABILITY. The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

     IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement as a sealed instrument as of the date first set forth above.

                         BUCA, INC., as the Borrower


                         By:    /s/ Greg A. Gadel
                            -------------------------------------
                            Name: Greg A. Gadel
                            Title: Executive Vice President and
                                    Chief Financial Officer


                         BUCA RESTAURANTS, INC., as a Guarantor


                         By:    /s/ Greg A. Gadel
                            -------------------------------------
                            Name: Greg A. Gadel
                            Title: Executive Vice President and
                                    Chief Financial Officer


                         BUCA RESTAURANTS 2, INC., as a Guarantor


                         By:    /s/ Greg A. Gadel
                            -------------------------------------
                            Name: Greg A. Gadel
                            Title: Executive Vice President and
                                    Chief Financial Officer


                         BUCA RESTAURANTS 3, INC., as a Guarantor


                         By:    /s/ Greg A. Gadel
                            -------------------------------------
                            Name: Greg A. Gadel
                            Title: Executive Vice President and
                                    Chief Financial Officer

                         BUCA INVESTMENTS, INC., as a Guarantor


                         By:    /s/ Greg A. Gadel
                            -------------------------------------
                            Name: Greg A. Gadel
                            Title: Executive Vice President and
                                    Chief Financial Officer

                         BUCA (NEVADA), INC., as a Guarantor


                         By:    /s/ Greg A. Gadel
                            -------------------------------------
                            Name: Greg A. Gadel
                            Title: Executive Vice President and
                                    Chief Financial Officer

                         BUCA (KANSAS), INC., as a Guarantor


                         By:    /s/ Greg A. Gadel
                            -------------------------------------
                            Name: Greg A. Gadel
                            Title: Executive Vice President and
                                    Chief Financial Officer

                         BUCA TEXAS RESTAURANTS, L.P., as a Guarantor
                         By: BUCA Restaurants, Inc.
                              Its General Partner


                         By:    /s/ Greg A. Gadel
                            -------------------------------------
                            Name: Greg A. Gadel
                            Title: Executive Vice President and
                                    Chief Financial Officer

                         BUCA TEXAS BEVERAGE, INC., as a Guarantor


                         By:    /s/ John James Morrison, Jr.
                            -------------------------------------
                            Name: John James Morrison, Jr.
                            Title: President and Secretary

                         FLEET NATIONAL BANK, individually and as Administrative Agent


                         By:    /s/ Lori H. Jou
                            -------------------------------------
                            Name: Lori H. Jou
                            Title: Vice President

                         SUNTRUST BANK, individually and as
                         Syndication Agent


                         By:    /s/ Charles J. Johnson
                            -------------------------------------
                            Name: CHARLES J. JOHNSON
                            Title: MANAGING DIRECTOR

                         WELLS FARGO BANK, N.A.


                         By:    /s/ Jeffrey H. Morsman
                            -------------------------------------
                            Name: Jeffrey H. Morsman
                            Title: Assistant Vice President

                         US BANK NATIONAL ASSOCIATION


                         By:    /s/ Joshua R. Pirozzolo
                            --------------------------------------
                            Name: Joshua R. Pirozzolo
                            Title: Assistant Vice President